EXECUTION VERSION [[6107342]] TENTH AMENDMENT TENTH AMENDMENT TO CREDIT AGREEMENT, dated as of July 27, 2023 (this “Amendment”), among BOOZ ALLEN HAMILTON INC., a Delaware corporation (the “Borrower”), the Administrative Agent (as defined below) and the Lenders party hereto. Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement (as amended hereby). W I T N E S S E T H: WHEREAS, the Borrower, the Lenders from time to time party thereto, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and Issuing Lender, are parties to a Credit Agreement, dated as of July 31, 2012 (as amended by the First Amendment to Credit Agreement, dated as of August 16, 2013, the Second Amendment to Credit Agreement, dated as of May 7, 2014, the Third Amendment to Credit Agreement, dated as of July 13, 2016, the Fourth Amendment to Credit Agreement, dated as of February 6, 2017, the Fifth Amendment to Credit Agreement, dated as of March 7, 2018, the Sixth Amendment to Credit Agreement, dated as of July 23, 2018, the Seventh Amendment to Credit Agreement, dated as of November 26, 2019, the Eighth Amendment to Credit Agreement, dated as of June 24, 2021, the Ninth Amendment to Credit Agreement, dated as of September 7, 2022, and as otherwise heretofore amended, the “Credit Agreement”); WHEREAS, pursuant to Section 10.1 of the Credit Agreement, the Borrower and the Lenders party hereto, constituting each of the Lenders party to the Credit Agreement on the Tenth Amendment Effective Date (after giving effect to the assignments of the Term Loans of the Non-Consenting Term Lenders contemplated by Section 2), agree to amend the Credit Agreement as set forth in Section 1 hereof; NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows: SECTION ONE – CREDIT AGREEMENT AMENDMENTS. Effective as of the Tenth Amendment Effective Date (as defined below) (a) the Credit Agreement (including the Exhibits thereto), is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text or stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double underlined text or double-underlined text) as set forth in the Credit Agreement (and Exhibits) attached as Annex A hereto and (b) Schedule 7.3(f) to the Credit Agreement is hereby amended and restated in its entirety as set forth on Schedule 7.3(f) in Annex A attached hereto. SECTION TWO – CONCERNING THE NON-CONSENTING LENDERS: Pursuant to Section 2.24 and Section 10.6 of the Credit Agreement, immediately prior to the Tenth Amendment Effective Time on the Tenth Amendment Effective Date, each Non-Consenting Term Lender (as defined below) shall be deemed to have assigned and delegated its Term Loans, together with all its interests, rights and obligations under the Credit Agreement as a holder of such Term Loans, to the Increasing Term Lenders (as defined below),

[[6107342]] on a ratable basis, and each Increasing Term Lender shall be deemed to have assumed and accepted, a portion of the Term Loans of the Non-Consenting Term Lenders, on a ratable basis, in an aggregate principal amount equal to its Increasing Term Commitment (as defined below). Upon payment to a Non-Consenting Term Lender (a) by the Increasing Term Lenders of the outstanding principal amount of such Non-Consenting Term Lender’s Term Loans and (b) by the Borrower of accrued and unpaid interest thereon through but excluding the Tenth Amendment Effective Date and all other amounts payable to such Non-Consenting Term Lender as of the Tenth Amendment Effective Date under the Credit Agreement in respect of its Term Loans and other interests assigned by it under this Section 2 (including any amounts due under Section 2.21 of the Credit Agreement that are payable to it as of the Tenth Amendment Effective Date), (i) each Increasing Term Lender shall have acquired Term Loans in an aggregate principal amount equal to its Increasing Term Commitment, and shall have all the interests, rights and obligations under the Credit Agreement in respect thereof, and (ii) such Non-Consenting Term Lender shall cease to be a party to the Credit Agreement with respect to its Term Loans and its interests, rights and obligations in respect thereof shall be deemed assigned by it under this Section 2, it being understood and agreed that such assignment, delegation and assumption (x) shall be deemed to satisfy the requirements of Section 10.6 of the Credit Agreement with respect thereto (and this Amendment shall be deemed to be an Assignment and Assumption with respect to such assignment), (y) shall automatically be effective on the Tenth Amendment Effective Date (subject to the payment referred to in clauses (a) and (b) above), and in any event shall not require any further action on the part of such Non-Consenting Term Lender, and (z) the Administrative Agent is hereby authorized to record such assignment, delegation and assumption in the Register. For purposes hereof, “Non-Consenting Term Lender” means any Term Lender that shall not have executed and delivered a signature page to this Amendment, “Increasing Term Lender” means any Person identified on Schedule I hereto and “Increasing Term Commitment” means, with respect to any Increasing Term Lender, the amount set forth opposite its name on Schedule I hereto. SECTION THREE – CONDITIONS TO EFFECTIVENESS: This Amendment shall become effective on the date (the “Tenth Amendment Effective Date”) and as of the time (the “Tenth Amendment Effective Time”) when each of the following conditions shall have been satisfied: (a) Consents; Counterparts. The Borrower and each Lender party to the Credit Agreement immediately prior to the Tenth Amendment Effective Time shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to the Administrative Agent (or its counsel); (b) No Default; Representations and Warranties. No Default or Event of Default shall exist on the Tenth Amendment Effective Date immediately before and immediately after giving effect to this Amendment and all of the representations and warranties of the Borrower contained in the Loan Documents shall be true and correct in all material respects on the Tenth Amendment Effective Date as if made on and as of such date (unless such representation or warranty relates to a specific date, in which case such representation or warranty shall have been true and correct in all material respects as of such specific date);

[[6107342]] (c) Fees. The Borrower shall have paid, or caused to be paid to the Administrative Agent all fees and other amounts due and payable under or in connection with this Amendment, including, without limitation, the fees payable pursuant to Section 9 hereof and all fees and other amounts agreed to between the Borrower and the joint lead arrangers of this Amendment, and, to the extent invoiced in reasonable detail at least three Business Days prior to the Tenth Amendment Effective Date, all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document; (d) Guarantee. The Administrative Agent shall have received from Parent a duly executed counterpart of the Guarantee Agreement; (e) Legal Opinions; Certificates. The Administrative Agent shall have received legal opinions and closing certificates (consistent with those delivered on the Closing Date pursuant to clauses (f) and (g), respectively, of Section 5.1 of the Credit Agreement, taking into account any changes to such counsel’s form of opinion on account of developments in opinion practice), together with appropriate insertions and attachments (including true and complete copies of resolutions of the board of directors or a duly authorized committee thereof for each of the Borrower and Parent approving and authorizing the execution, delivery and performance of this Amendment and the performance of the Credit Agreement (as amended hereby) and the Guarantee, respectively, and a good standing certificate (or the equivalent thereof) for the Borrower and Parent from their respective jurisdictions of formation); (f) USA PATRIOT Act. The Lenders shall have received from the Borrower and Parent documentation and other information reasonably requested by any Lender no less than 5 Business Days prior to the Tenth Amendment Effective Date that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act; and (g) The Borrower shall have paid to the Administrative Agent, for the account of the Term Lenders, all accrued and unpaid interest on the Term Loans through but excluding the Tenth Amendment Effective Date. SECTION FOUR – REPRESENTATIONS AND WARRANTIES; NO DEFAULTS. In order to induce the Lenders to enter into this Amendment, the Borrower represents and warrants, on the Tenth Amendment Effective Date, to each of the Lenders and the Administrative Agent that: (a) the execution, delivery and performance by the Borrower of this Amendment is within the Borrower’s corporate or other powers, has been authorized by all necessary corporate or other organizational action, except (other than with respect to the Borrower), to the extent such failure to do so would not reasonably be expected to have a Material Adverse Effect, and has been duly executed and delivered on behalf of the Borrower; (a) this Amendment and the Credit Agreement (as amended hereby) each constitute a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable

[[6107342]] bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and the implied covenants of good faith and fair dealing; (b) all of the representations and warranties contained in the Credit Agreement (as amended hereby) and in the other Loan Documents are true and correct in all material respects on the Tenth Amendment Effective Date as if made on and as of such date (unless such representation or warranty relates to a specific date, in which case such representation or warranty were true and correct in all material respects as of such specific date); and (c) no Default or Event of Default exists as of the Tenth Amendment Effective Date both before and after giving effect to this Amendment. The Administrative Agent shall give prompt notice in writing to the Borrower of the occurrence of the Tenth Amendment Effective Date and the Tenth Amendment Effective Time. It is understood that such writing may be delivered or furnished by electronic communication, including but not limited to e-mail. SECTION FIVE – RELEASE OF GUARANTORS. Effective as of the Tenth Amendment Effective Date, each of Investor and the Subsidiaries of the Borrower party to the Guarantee and Collateral Agreement (as defined in the Credit Agreement as in effect immediately prior to the Tenth Amendment Effective Date) are released from their guarantee of the Obligations thereunder and none of Investor, the Borrower and such Subsidiaries will have any further liability or obligation thereunder, and the Guarantee and Collateral Agreement is terminated and of no further force or effect. Each of the Lenders party hereto hereby consents to such release and termination. SECTION SIX – SEVERABILITY. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. SECTION SEVEN – CONTINUING EFFECT; NO OTHER WAIVERS OR AMENDMENTS. Except as expressly set forth herein, this Amendment shall not (a) constitute a substitution or novation, or a payment and reborrowing, or a termination, of the Obligations outstanding under the Credit Agreement, which shall remain in full force and effect, or (b) by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Borrower under the Credit Agreement (as amended hereby) or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement (as amended hereby) or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement (as amended hereby) or any other Loan Document in similar or different

[[6107342]] circumstances. After the Tenth Amendment Effective Date, any reference in any Loan Document to the Credit Agreement shall mean the Credit Agreement (as amended hereby). This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement (as amended hereby) and the other Loan Documents. SECTION EIGHT – COUNTERPARTS. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or electronic (e.g., a “pdf”) transmission shall be effective as delivery of a manually executed counterpart hereof. Any signature to this Amendment may be delivered by any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. SECTION NINE – PAYMENT OF FEES AND EXPENSES. The Borrower agrees (a) to pay to each Lender party hereto a consent fee (the “Consent Fee”) in an amount equal to $20,000 (with (i) any Lender that is both a Revolving Lender and a Tranche A Term Lender and (ii) any Lenders that are Affiliates being treated as a single Lender for purposes of this clause (a), and with such Consent Fee to be allocated ratably among each such applicable Lender in any such case) and (b) to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Amendment including, without limitation, the reasonable fees and disbursements and other charges of Cravath, Swaine & Moore LLP, counsel to the Administrative Agent. SECTION TEN – GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. The provisions of Sections 10.12 and 10.17 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written. BOOZ ALLEN HAMILTON INC. By: /s/ Matthew A. Calderone _ Name: Matthew A. Calderone Title: Executive Vice President and Chief Financial Officer

[Signature Page to Tenth Amendment to Credit Agreement - Booz Allen Hamilton Inc.] BANK OF AMERICA, N.A., as Administrative Agent By: /s/ Erik Truette _ Name: Erik Truette Title: Vice President

BANK OF AMERICA, N.A., as a Lender By: /s/ Erhlich Bautista _ Name: Erhlich Bautista Title: Director

LENDER SIGNATURE PAGE TO THE TENTH AMENDMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE BOOZ ALLEN HAMILTON INC. CREDIT AGREEMENT Name of Institution: FIFTH THIRD BANK, NATIONAL ASSOCIATION by /s/ Lindsay Bossong Name: Lindsay Bossong Title: Director

LENDER SIGNATURE PAGE TO THE TENTH AMENDMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE BOOZ ALLEN HAMILTON INC. CREDIT AGREEMENT Name of Institution: JPMORGAN CHASE BANK, N.A. by /s/ Michael Mastronikolas Name: Michael Mastronikolas Title: Vice President

LENDER SIGNATURE PAGE TO THE TENTH AMENDMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE BOOZ ALLEN HAMILTON INC. CREDIT AGREEMENT PNC Bank, National Association by /s/ Eric H. Williams Name: Eric H. Williams Title: Senior Vice President

LENDER SIGNATURE PAGE TO THE TENTH AMENDMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE BOOZ ALLEN HAMILTON INC. CREDIT AGREEMENT Name of Institution: SUMITOMO MITSUI BANKING CORPORATION by /s/ Minxiao Tian Name: Minxiao Tian Title: Director

LENDER SIGNATURE PAGE TO THE TENTH AMENDMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE BOOZ ALLEN HAMILTON INC. CREDIT AGREEMENT Name of Institution: TRUIST BANK by /s/ Christian Jacobsen Name: Christian Jacobsen Title: Director

LENDER SIGNATURE PAGE TO THE TENTH AMENDMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE BOOZ ALLEN HAMILTON INC. CREDIT AGREEMENT Name of Institution: Wells Fargo Bank, National Association by /s/ Greg Strauss Name: Greg Strauss Title: Managing Director

LENDER SIGNATURE PAGE TO THE TENTH AMENDMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE BOOZ ALLEN HAMILTON INC. CREDIT AGREEMENT Name of Institution: TD Bank, N.A. by /s/ Bernadette Collins Name: Bernadette Collins Title: Senior Vice President

LENDER SIGNATURE PAGE TO THE TENTH AMENDMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE BOOZ ALLEN HAMILTON INC. CREDIT AGREEMENT Name of Institution: Capital One, National Association by /s/ Peter Nguyen Name: Peter Nguyen Title: Vice President For any institution requiring a second signature line: by Name: Title:

LENDER SIGNATURE PAGE TO THE TENTH AMENDMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE BOOZ ALLEN HAMILTON INC. CREDIT AGREEMENT Name of Institution: Industrial and Commercial Bank of China Limited, New York Branch by /s/ Tony Huang Name: Tony Huang Title: Director For any institution requiring a second signature line: by /s/ Yuanyuan Peng Name: Yuanyuan Peng Title: Executive Director

LENDER SIGNATURE PAGE TO THE TENTH AMENDMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE BOOZ ALLEN HAMILTON INC. CREDIT AGREEMENT Name of Institution: U.S. Bank National Association by /s/ Ken Gorski Name: Ken Gorski Title: Vice President

LENDER SIGNATURE PAGE TO THE TENTH AMENDMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE BOOZ ALLEN HAMILTON INC. CREDIT AGREEMENT Name of Institution: THE HUNTINGTON NATIONAL BANK by /s/ Phil Andresen Name: Phil Andresen Title: Vice President

LENDER SIGNATURE PAGE TO THE TENTH AMENDMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE BOOZ ALLEN HAMILTON INC. CREDIT AGREEMENT Name of Institution: M&T Bank by /s/ Donna J. Emhart Name: Donna J. Emhart Title: Senior Vice President

LENDER SIGNATURE PAGE TO THE TENTH AMENDMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE BOOZ ALLEN HAMILTON INC. CREDIT AGREEMENT Name of Institution: MUFG BANK, LTD. by /s/ George Stoecklein Name: George Stoecklein Title: Managing Director

LENDER SIGNATURE PAGE TO THE TENTH AMENDMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE BOOZ ALLEN HAMILTON INC. CREDIT AGREEMENT Name of Institution: Atlantic Union Bank by /s/ J. Scott Edmonds Name: J. Scott Edmonds Title: Senior Vice President For any institution requiring a second signature line: by Name: Title:

LENDER SIGNATURE PAGE TO THE TENTH AMENDMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE BOOZ ALLEN HAMILTON INC. CREDIT AGREEMENT Name of Institution: First Horizon Bank by /s/ John Malloy Name: John Malloy Title: Senior Vice President For any institution requiring a second signature line: by Name: Title:

LENDER SIGNATURE PAGE TO THE TENTH AMENDMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE BOOZ ALLEN HAMILTON INC. CREDIT AGREEMENT Name of Institution: Hua Nan Commercial Bank, Ltd. New York Agency by /s/ I-Chin Fang Name: I-Chin Fang Title: Vice President and General Manager

LENDER SIGNATURE PAGE TO THE TENTH AMENDMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE BOOZ ALLEN HAMILTON INC. CREDIT AGREEMENT Name of Institution: Stifel Bank & Trust by /s/ Matthew L. Diehl Name: Matthew L. Diehl Title: Senior Vice President

LENDER SIGNATURE PAGE TO THE TENTH AMENDMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE BOOZ ALLEN HAMILTON INC. CREDIT AGREEMENT Name of Institution: First National Bank of Pennsylvania by /s/ Crissola Kennedy Name: Crissola Kennedy Title: Senior Vice President

LENDER SIGNATURE PAGE TO THE TENTH AMENDMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE BOOZ ALLEN HAMILTON INC. CREDIT AGREEMENT Chang Hwa Commercial Bank, Ltd., Los Angeles Branch by /s/ Wan-Chin Chang Name: Wan-Chin Chang Title: V.P. & General Manager

LENDER SIGNATURE PAGE TO THE TENTH AMENDMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE BOOZ ALLEN HAMILTON INC. CREDIT AGREEMENT Name of Institution: Crédit Industriel et Commercial, New York Branch as Lender by /s/ Clifford Abramsky Name: Clifford Abramsky Title: Managing Director by /s/ Garry Weiss Name: Garry Weiss Title: Managing Director

LENDER SIGNATURE PAGE TO THE TENTH AMENDMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE BOOZ ALLEN HAMILTON INC. CREDIT AGREEMENT Name of Institution: Taiwan Cooperative Bank, Los Angeles Branch by /s/ Ping-Yu Wang Name: Ping-Yu Wang Title: V.P. & General Manager For any institution requiring a second signature line: by Name: Title:

LENDER SIGNATURE PAGE TO THE TENTH AMENDMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE BOOZ ALLEN HAMILTON INC. CREDIT AGREEMENT Name of Institution: United Bank by /s/ Edward J. Goedecke Name: Edward J. Goedecke Title: Senior Vice President For any institution requiring a second signature line: by Name: Title:

LENDER SIGNATURE PAGE TO THE TENTH AMENDMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE BOOZ ALLEN HAMILTON INC. CREDIT AGREEMENT Name of Institution: Citizens First Bank by /s/ Josh Biller Name: Josh Biller Title: Senior Vice President For any institution requiring a second signature line: by Name: Title:

LENDER SIGNATURE PAGE TO THE TENTH AMENDMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE BOOZ ALLEN HAMILTON INC. CREDIT AGREEMENT Name of Institution: First Commercial Bank, Ltd., Los Angeles Branch by /s/ Shih-Pin Hsu Name: Shih-Pin Hsu Title: V.P. & General Manager For any institution requiring a second signature line: by Name: Title:

LENDER SIGNATURE PAGE TO THE TENTH AMENDMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE BOOZ ALLEN HAMILTON INC. CREDIT AGREEMENT Name of Institution: MEGA INTERNATIONAL COMMERCIAL BANK CO., LTD., CHICAGO BRANCH by /s/ Hhung-Tse Chen Name: Hung-Tse Chen Title: VP & GM

LENDER SIGNATURE PAGE TO THE TENTH AMENDMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE BOOZ ALLEN HAMILTON INC. CREDIT AGREEMENT Name of Institution: Goldman Sachs Bank USA by /s/ Keshia Leday Name: Keshia Leday Title: Authorized Signatory

SCHEDULE I [[6107342]] Increasing Term Lender Increasing Term Commitment Industrial and Commercial Bank of China Limited, New York Branch $24,882,855.00 TD Bank, N.A. $20,254,645.00

[[6107342]] Annex A CREDIT AGREEMENT AMENDMENTS

ANNEX A (REFLECTS FIRST AMENDMENT DATED AS OF AUGUST 16, 2013, SECOND AMENDMENT DATED AS OF MAY 7, 2014, THIRD AMENDMENT DATED AS OF JULY 13, 2016, FOURTH AMENDMENT DATED AS OF FEBRUARY 6, 2017, FIFTH AMENDMENT DATED AS OF MARCH 7, 2018, SIXTH AMENDMENT DATED AS OF JULY 23, 2018, SEVENTH AMENDMENT DATED AS OF NOVEMBER 26, 2019, EIGHTH AMENDMENT DATED AS OF JUNE 24, 2021 AND, NINTH AMENDMENT DATED AS OF SEPTEMBER 7, 2022 AND TENTH AMENDMENT DATED AS OF JULY 27, 2023) $2,250,000,000 CREDIT AGREEMENT among BOOZ ALLEN HAMILTON INC. as the Borrower, The Several Lenders from Time to Time Parties Hereto, BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent and Issuing Lender, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, and CREDIT SUISSE SECURITIES (USA) LLC, as Joint Lead Arrangers, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, CREDIT SUISSE SECURITIES (USA) LLC, BARCLAYS BANK PLC, CITIGROUP GLOBAL MARKETS INC., HSBC SECURITIES (USA) INC., J.P. MORGAN SECURITIES LLC, MORGAN STANLEY SENIOR FUNDING, INC. and SUMITOMO MITSUI BANKING CORPORATION as Joint Bookrunners, CREDIT SUISSE SECURITIES (USA) LLC, as Syndication Agent and BARCLAYS BANK PLC, CITIGROUP GLOBAL MARKETS INC., HSBC SECURITIES (USA) INC., J.P. MORGAN SECURITIES LLC, MORGAN STANLEY SENIOR FUNDING, INC., SUMITOMO MITSUI BANKING CORPORATION and THE BANK OF TOKYO-MITSUBISHI UFJ LTD (NEW YORK), as Co-Documentation Agents Dated as of July 31, 2012 [[6103614]]

TABLE OF CONTENTS Page SECTION 1. DEFINITIONS 1 1.1 Defined Terms 1 1.2 Other Definitional Provisions 4831 1.3 Pro Forma Calculations 4831 1.4 Exchange Rates; Currency Equivalents 5033 1.5 Letter of Credit Amounts 5133 SECTION 2. AMOUNT AND TERMS OF COMMITMENTS 5133 2.1 Term Commitments 5133 2.2 Procedure for Initial Term Loan Borrowing 5133 2.3 Repayment of Term Loans 5134 2.4 Revolving Commitments 5234 2.5 Procedure for Revolving Loan Borrowing 5235 2.6 [Reserved] 53 35 2.7 Defaulting Lenders 5335 2.8 Repayment of Loans 5437 2.9 Commitment Fees, etc 5537 2.10 Termination or Reduction of Revolving Commitments 5638 2.11 Optional Prepayments 5638 2.12 Mandatory Prepayments 5739 2.13 Conversion and Continuation Options 5939 2.14 Minimum Amounts and Maximum Number of Term SOFR Tranches 6141 2.15 Interest Rates and Payment Dates 6141 2.16 Computation of Interest and Fees 6141 2.17 Inability to Determine Interest Rate 6242 2.18 Pro Rata Treatment and Payments 6444 2.19 Requirements of Law 6646 2.20 Taxes 6747 2.21 Indemnity 7050 2.22 Illegality 7050 2.23 Change of Lending Office 7150 2.24 Replacement of Lenders 7151 2.25 Incremental Loans 7252 2.26 Extension of Term Loans and Revolving Commitments 7453 2.27 Permitted Debt Exchanges 77 SECTION 3. LETTERS OF CREDIT 7956 3.1 L/C Commitment 7956 3.2 Procedure for Issuance of Letter of Credit 7956 3.3 Fees and Other Charges 8057 3.4 L/C Participations 8058 3.5 Reimbursement Obligation of the Borrower 8259 3.6 Obligations Absolute 8260 i [[6103614]]

3.7 Letter of Credit Payments 8360 3.8 Applications 8360 3.9 Applicability of ISP and UCP 8360 SECTION 4. REPRESENTATIONS AND WARRANTIES 8360 4.1 Financial Condition 8361 4.2 No Change 8461 4.3 Existence; Compliance with Law 8461 4.4 Corporate Power; Authorization; Enforceable Obligations 8461 4.5 No Legal Bar 8562 4.6 No Material Litigation 8562 4.7 No Default 8562 4.8 Ownership of Property; Liens 8562 4.9 Intellectual Property 8562 4.10 Taxes 8662 4.11 Federal Regulations 8663 4.12 ERISA 8663 4.13 Investment Company Act 8663 4.14 Subsidiaries 8764 4.15 Environmental Matters 8764 4.16 Accuracy of Information, etc 8764 4.17 Security Documents 87[Reserved] 64 4.18 Solvency 8864 4.19 Anti-Terrorism 8864 SECTION 5. CONDITIONS PRECEDENT 8865 5.1 Conditions to Initial Extension of Credit 88[Reserved] 65 5.2 Conditions to Each Revolving Loan Extension of Credit After Closing Date 9065 5.3 Conditions to Each Extension of Credit Under the 2018 Delayed Draw Tranche A Term Commitments After the Sixth Amendment Effective Date 90 SECTION 6. AFFIRMATIVE COVENANTS 9165 6.1 Financial Statements 9165 6.2 Certificates; Other Information 9266 6.3 Payment of Taxes 9367 6.4 Conduct of Business and Maintenance of Existence, etc.; Compliance 9367 6.5 Maintenance of Property; Insurance 9468 6.6 Inspection of Property; Books and Records; Discussions 9468 6.7 Notices 9569 6.8 Additional Collateral, etc 95[Reserved] 69 6.9 Use of Proceeds 9869 6.10 Post Closing 98 6.11 Changes in Jurisdictions of Organization; Name 98 SECTION 7. NEGATIVE COVENANTS 9869 7.1 Financial Covenant 9869 7.2 Indebtedness 9969 7.3 Liens 10372 ii [[6103614]]

7.4	Fundamental Changes	10675
7.5	Dispositions of Property	107[Reserved] 75
7.6	Restricted Payments	10975
7.7	Investments	112[Reserved] 77
7.8	[RESERVEDReserved]	11577
7.9	Transactions with Affiliates	115[Reserved] 77
7.10	[RESERVEDReserved]	11577
7.11	Changes in Fiscal Periods	115[Reserved] 77
7.12	Negative Pledge Clauses	116[Reserved] 77
7.13	Clauses Restricting Subsidiary Distributions	117
7.14		
7.13	Lines of Business	11878
7.157.14	Limitation on Hedge Agreements	11878
SECTION 8.	EVENTS OF DEFAULT	11878
8.1	Events of Default	11878
SECTION 9.	THE AGENTS	121AGENT 81
9.1	Appointment	12181
9.2	Delegation of Duties	12181
9.3	Exculpatory Provisions	12281
9.4	Reliance by the Agents	122Agent 82
9.5	Notice of Default	12382
9.6	Non-Reliance on Agents and Other Lenders	12382
9.7	Indemnification	12383
9.8	Agent in Its Individual Capacity	12483
9.9	Successor Agents	12483
9.10	Authorization to Release Liens and Guarantees	12584
9.11	AgentsAgent May File Proofs of Claim	12584
9.12	Specified Hedge Agreements, Specified Foreign Currency L/C Agreements and Cash Management Obligations	125[Reserved] 85
9.13	Joint Bookrunners and Co-Documentation Agents	12685
9.14	Certain ERISA Matters	12685
9.15	Recovery of Erroneous Payments	12786
SECTION 10.	MISCELLANEOUS	12786
10.1	Amendments and Waivers	12786
10.2	Notices; Electronic Communications	12989
10.3	No Waiver; Cumulative Remedies	13292
10.4	Survival of Representations and Warranties	13292
10.5	Payment of Expenses; Indemnification	13292
10.6	Successors and Assigns; Participations and Assignments	13493
10.7	Adjustments; Set off	13797
10.8	Counterparts	13898
10.9	Severability	13898
10.10	Integration	13898
10.11	GOVERNING LAW	13898

iii

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10.12 Submission to Jurisdiction; Waivers 13898 10.13 Acknowledgments 13999 10.14 Confidentiality 140100 10.15 Release of Collateral and Guarantee Obligations; Subordination of Liens141Guaranty Matters 101 10.16 Accounting Changes 142102 10.17 WAIVERS OF JURY TRIAL 143103 10.18 USA PATRIOT ACT 143103 10.19 Effect of Certain Inaccuracies 143103 10.20 Interest Rate Limitation 143103 10.21 Payments Set Aside 144103 10.22 Electronic Execution of Assignments and Certain Other Documents 144104 10.23 Acknowledgement and Consent to Bail-In of Affected Financial Institutions 144104 10.24 Acknowledgement Regarding Any Supported QFCs 145105 SCHEDULES: 1.1A Excluded Subsidiaries[Reserved] 1.1B Specified Foreign Currency L/C Agreements[Reserved] 1.1C Specified Hedge Agreements[Reserved] 1.1D Existing Letters of Credit[Reserved] 2.1 Commitments 4.3 Existence; Compliance with Law 4.4 Consents, Authorizations, Filings and Notices 4.6 Litigation 4.8A Excepted Property 4.8B Owned Real Property 4.14 Subsidiaries 4.17 UCC Filing Jurisdictions 6.10 Post Closing 7.2(d) Existing Indebtedness 7.3(f) Existing Liens 7.7 Existing Investments 7.12 Existing Negative Pledge Clauses EXHIBITS: A Form of Guarantee and Collateral Agreement B Form of Compliance Certificate C Form of Closing Certificate[Reserved] D Form of Assignment and Assumption E Form of Intercreditor Agreement[Reserved] F Form of Exemption Certificate G Form of Solvency Certificate[Reserved] H Form of Joinder Agreement I Form of Prepayment Option Notice[Reserved] iv [[6103614]]

J-1 Form of Tranche A Term Loan Note J-2 Form of Tranche B Term Loan Note[Reserved] J-3 Form of Revolving Note K Form of Consolidating Schedule L-1 Form of Increase Supplement L-2 Form of Lender Joinder Agreement M Form of Borrowing Notice v [[6103614]]

CREDIT AGREEMENT, dated as of July 31, 2012, among BOOZ ALLEN HAMILTON INC., a Delaware corporation (the “Company” or the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent and Issuing Lender, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and CREDIT SUISSE SECURITIES (USA) LLC, as joint lead arrangers, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, CREDIT SUISSE SECURITIES (USA) LLC, BARCLAYS BANK PLC, CITIGROUP GLOBAL MARKETS INC., HSBC SECURITIES (USA) INC., J.P. MORGAN SECURITIES LLC, MORGAN STANLEY SENIOR FUNDING, INC. and SUMITOMO MITSUI BANKING CORPORATION, as joint bookrunners, CREDIT SUISSE SECURITIES (USA) LLC, as syndication agent and BARCLAYS BANK PLC, CITIGROUP GLOBAL MARKETS INC., HSBC SECURITIES (USA) INC., J.P. MORGAN SECURITIES LLC, MORGAN STANLEY SENIOR FUNDING, INC., SUMITOMO MITSUI BANKING CORPORATION and THE BANK OF TOKYO-MITSUBISHI UFJ LTD (NEW YORK), as co-documentation agents. The parties hereto hereby agree as follows: SECTION 1. DEFINITIONS 1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1. “2008 Transaction Documents”: the Merger Documents and the “Loan Documents” (as defined in the Existing Credit Agreement). “2008 Transactions”: the “2008 Transactions” (as defined in the Existing Credit Agreement). “2012 Transactions”: (a) the transactions to occur pursuant to this Agreement and the other Loan Documents, including the making of the Revolving Commitments and the borrowing of the Initial Term Loans, (b) the Refinancing (as defined in this Agreement as in effect on the Closing Date) and (c) the Dividend (as defined in this Agreement as in effect on the Closing Date). “2014 Supplemental Term Loans”: has the meaning assigned to such term in the Second Amendment. “2016 Supplemental Tranche A Term Loans”: has the meaning assigned to such term in the Third Amendment. “2016 Transactions”: the transactions to occur pursuant to the Third Amendment. “2018 Delayed Draw Tranche A Commitment Percentage”: as to any 2018 Delayed Draw Tranche A Term Lender at any time, in respect of 2018 Delayed Draw Tranche A Term Commitments, the percentage which such Lender’s unused 2018 Delayed Draw Tranche A Term Commitments (if any) then outstanding constitute of the aggregate unused Delayed Draw Tranche A Term Commitments (if any) of all 2018 Delayed Draw Tranche A Term Lenders then outstanding. “2018 Delayed Draw Tranche A Term Commitments”: as to any 2018 Delayed Draw Tranche A Term Lender, the obligations of such 2018 Delayed Draw Tranche A Term Lender to make 2018 Delayed Draw Tranche A Term Loans to the Borrower in an aggregate principal amount not to exceed the amount set forth opposite such 2018 Delayed Draw Tranche A Term Lender’s name on 1 [[6103614]]

Schedule III to the Sixth Amendment, as the same may be changed from time to time pursuant to the terms hereof (including, without limitation, pursuant to the terms of the Sixth Amendment). The aggregate principal amount of the 2018 Delayed Draw Tranche A Term Commitments as of the Sixth Amendment Effective Date is $400,000,000. Unless the context shall otherwise require, the 2018 Delayed Draw Tranche A Term Commitments shall constitute “Supplemental Term Loan Commitments”, “New Loan Commitments” and “Commitments” for all purposes of this Agreement. “2018 Delayed Draw Tranche A Term Lender”: as defined in the Sixth Amendment. “2018 Delayed Draw Tranche A Term Loans”: as defined in the Sixth Amendment. “2018 Delayed Draw Tranche A Term Loan Availability Period”: the period from and including the Sixth Amendment Effective Date to and including April 23, 2019 or such earlier date as the 2018 Delayed Draw Tranche A Term Commitments shall be terminated by the Borrower or be reduced to $0. “2022 Supplemental Tranche A Term Loans”: as defined in the Ninth Amendment. “ABR”: for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Term SOFR for a three-month interest period beginning on such day (or if such day is not a Business Day, on the immediately preceding Business Day) plus 1%; provided that, for the avoidance of doubt, the Term SOFR for any day shall be based on the Term SOFR Screen Rate, as the Term SOFR for deposits denominated with a three month interest-period; provided, further that if such rate shall be less than zero, such rate shall be deemed to be zero. For purposes hereof: “Prime Rate” means the prime commercial lending rate of the Administrative Agent as established from time to time in its principal U.S. office, as in effect from time to time. Any change in the ABR due to a change in the Term SOFR, the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Term SOFR, the Prime Rate or the Federal Funds Effective Rate, respectively. “ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR. “Accounting Changes”: as defined in Section 10.16. “Acquisition”: as defined in the definition of “Permitted Acquisition.” “Additional Obligations”: senior or subordinated Indebtedness (which Indebtedness may be (x) secured by the Collateral on a junior basis, (y) unsecured or (z) in the case of customary bridge financings or debt securities, secured by the Collateral on a pari passu basis), including customary bridge financings, in each case issued or incurred by the Borrower or a Guarantor, the terms of which Indebtedness do not provide for a maturity date or weighted average life to maturity earlier than the Latest Maturity Date or shorter than the weighted average life to maturity of the Latest Maturing Tranche A Term Loans (other than an earlier maturity date and/or shorter weighted average life to maturity for customary bridge financings, which, subject to customary conditions, would either be automatically converted into or required to be exchanged for permanent financing which does not provide for an earlier maturity date or a shorter weighted average life to maturity than the Latest Maturity Date or the weighted average life to maturity of the Latest Maturing Tranche A Term Loans, as applicable); provided that (a) such Indebtedness shall not be secured by any Lien on any asset of any Loan Party that does not also 2 [[6103614]]

secure the Obligations, or be guaranteed by any Person other than the Guarantors, and (b) if secured by Collateral, such Indebtedness (and all related Obligations) shall be subject to the terms of an Intercreditor Agreement or an Other Intercreditor Agreementany acquisition of a majority controlling interest in the Capital Stock, or all or substantially all of the assets, of any Person, or of all or substantially all of the assets constituting a division, product line or business line of any Person. “Administrative Agent”: Bank of America, N.A., as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors and permitted assigns in such capacity in accordance with Section 9.9. “Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, in either case whether by contract or otherwise. “AgentsAgent”: the collective reference to the Collateral Agent and the Administrative Agent, and solely for purposes of Sections 10.13 and 10.14, each of the Lead Arrangers, Joint Bookrunners, Co-Syndication Agents and Co-Documentation Agents. “Aggregate Exposure”: with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender’s Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender’s Term Loans and unused Commitments in respect thereof, if any, then in effect and (ii) the aggregate amount of such Lender’s Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding. “Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the total Aggregate Exposures of all Lenders at such time. “Agreed Purposes”: as defined in Section 10.14. “Agreement”: this Credit Agreement, as amended, supplemented, waived or otherwise modified from time to time. “Annual Operating Budget”: as defined in Section 6.2(c). “Applicable Margin” or “Applicable Commitment Fee Rate”: for any day, with respect to (a) the Loans under the Revolving Facility and the Tranche A Term Loan Facility, and the commitment fee payable hereunder, the lower of (i) the applicable rate per annum determined pursuant to the Leverage-Based Pricing Grid and (ii) the applicable rate per annum determined pursuant to the Ratings-Based Pricing Grid and (b) the Loans under the Tranche B Term Facility, in the case of the Applicable Margin, 0.75% with respect to Initial Tranche B Term Loans that are ABR Loans and 1.75% with respect to Initial Tranche B Term Loans that are Term SOFR Loans; provided that from the Ninth Amendment Effective Date until the delivery of financial statements pursuant to Section 6.1 with respect to the first full fiscal quarter ending after the Ninth Amendment Effective Date (a) the Applicable Margin shall be 0.25% with respect to Initial Tranche A Term Loans and Revolving Loans that are ABR Loans 3 [[6103614]]

and 1.25% with respect to Initial Tranche A Term Loans and Revolving Loans that are Term SOFR Loans and (b) the Applicable Commitment Fee Rate shall be 0.20%, and, thereafter, the Applicable Margin and Applicable Commitment Fee Rate with respect to Initial Tranche A Term Loans, Revolving Loans and Revolving Commitments shall be the lower of (i) the applicable rate per annum determined pursuant to the Leverage-Based Pricing Grid based on the most recently delivered financial statements delivered pursuant to Section 6.1 and (ii) the applicable rate per annum determined pursuant to the Ratings-Based Pricing Grid based on the Applicable Ratings as of such date. “Applicable Period”: as defined in Section 10.19. “Applicable Rating”: for each Rating Agency, (a) the Borrower’s long term senior unsecured non-credit enhanced debt rating or (b) if and only if such Rating Agency does not have in effect a rating described in clause (a) above, the Borrower’s “company” or “corporate credit” rating (or its equivalent) assigned by such Rating Agency. “Application”: an application, in such form as the relevant Issuing Lender may specify from time to time, requesting such Issuing Lender to open a Letter of Credit. “Approved Fund”: as defined in Section 10.6(b). “Asset Sale”: any Disposition of Property or series of related Dispositions of Property by the Borrower or any of its Restricted Subsidiaries not in the ordinary course of business (a) under Section 7.5(e) or (p) or (b) not otherwise permitted under Section 7.5, in each case, which yields Net Cash Proceeds (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at Fair Market Value in the case of other non-cash proceeds) in excess of $81,000,000. “Assignee”: as defined in Section 10.6(b). “Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit D. “Available Amount”: as at any date, the sum of, without duplication: (a) $125,000,000; (b) the aggregate cumulative amount, not less than zero, of 100% of Excess Cash Flow minus the Excess Cash Flow Application Amount for each fiscal year beginning with the fiscal year ending March 31, 2014; (c) the Net Cash Proceeds received after the Closing Date and on or prior to such date from any Equity Issuance by, or capital contribution to, the Borrower (which is not Disqualified Capital Stock); (d) the aggregate amount of proceeds received after the Closing Date and on or prior to such date that (i) would have constituted Net Cash Proceeds pursuant to clause (a) of the definition of “Net Cash Proceeds” except for the operation of any of (A) the Dollar threshold set forth in the definition of “Asset Sale” and (B) the Dollar threshold set forth in the definition of “Recovery Event” or (ii) constitutes Declined Proceeds; 4 [[6103614]]

(e) the aggregate principal amount of any Indebtedness of the Borrower or any Restricted Subsidiary issued after the Closing Date (other than Indebtedness issued to a Restricted Subsidiary), which has been extinguished after being converted into or exchanged for Capital Stock in Investor or any Parent Company; (f) the amount received by the Borrower or any Restricted Subsidiary in cash (and the Fair Market Value of Property other than cash received by the Borrower or any Restricted Subsidiary) after the Closing Date from any dividend or other distribution by an Unrestricted Subsidiary; (g) in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or any Restricted Subsidiary, the Fair Market Value of the Investments of the Borrower or any Restricted Subsidiary in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable); (h) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in cash, Cash Equivalents and Permitted Liquid Investments by the Borrower or any Restricted Subsidiary in respect of any Investments made pursuant to Section 7.7(f)(ii)(B), Section 7.7(h)(B) or Section 7.7(v)(ii); and (i) the aggregate amount actually received in cash, Cash Equivalents or Permitted Liquid Investments by the Borrower or any Restricted Subsidiary in connection with the sale, transfer or other disposition of its ownership interest in any joint venture that is not a Subsidiary or in any Unrestricted Subsidiary, in each case, to the extent of the Investment in such joint venture or Unrestricted Subsidiary; minus, the sum of: (a) the amount of Restricted Payments made after the Closing Date pursuant to Section 7.6(b)(i); and (b) the amount of any Investments made after the Closing Date pursuant to Section 7.7(f)(ii)(B), Section 7.7(h)(B) or Section 7.7(v)(ii); excluding, in the case of the immediately preceding clause (a) and clause (b), Restricted Payments and Investments made prior to the Second Amendment Effective Date in an aggregate amount not exceeding $100,000,000. “Available Revolving Commitment”: as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect (including any New Loan Commitments which are Revolving Commitments) over (b) such Lender’s Revolving Extensions of Credit then outstanding. “Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation”: with (a) respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms 5 [[6103614]]

or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Benefited Lender”: as defined in Section 10.7(a). “BHC Act Affiliate”: as to any party, an “affiliate’” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor). “Board of Directors”: (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (b) with respect to a partnership, the Board of Directors of the general partner of the partnership, or any committee thereof duly authorized to act on behalf of such board or the board or committee of any Person serving a similar function; (c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof or any Person or Persons serving a similar function; and (d) with respect to any other Person, the board or committee of such Person serving a similar function. “Borrower”: as defined in the preamble hereto. “Borrower Consolidated Group”: as defined in Section 7.6(c). “Borrower Materials”: as defined in Section 10.2(c). “Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder. “Borrowing Notice”: a notice of borrowing delivered pursuant to Section 2.5 or the Sixth Amendment, as applicable, substantially in the form of Exhibit M or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower. “Business”: the business activities and operations of the Borrower and/or its Subsidiaries on the Closing Date. “Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close. “Calculation Date”: as defined in Section 1.3(a). “Capital Expenditures”: for any period, with respect to any Person, the aggregate of all cash expenditures by such Person for the acquisition or leasing (pursuant to a lease under which obligations are Capital Lease Obligations but excluding any amount representing capitalized interest) of fixed or capital assets, computer software or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a balance sheet of such Person; provided that in any event the term “Capital Expenditures” shall exclude: (i) any Permitted Acquisition and any other Investment permitted hereunder; (ii) any expenditures to the 6 [[6103614]]

extent financed with any Reinvestment Deferred Amount; (iii) expenditures for leasehold improvements for which such Person is reimbursed in cash or receives a credit; and (iv) capital expenditures to the extent they are made with the proceeds of equity contributions (other than in respect of Disqualified Capital Stock) made to the Borrower after the Closing Date. “Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal Property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP. “Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, and any and all equivalent ownership interests in a Person (other than a corporation). “Carlyle Fund”: Carlyle Partners US V, L.P., and no other Person or entity. “Cash Equivalents”: (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within eighteen months from the date of acquisition thereof; (b) investments in commercial paper maturing within 270 days from the date of issuance thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s; (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 and that issues (or the parent of which issues) commercial paper rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P; (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above; (e) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above; and (f) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing. “Cash Management Obligations”: obligations owed by the Borrower or any Subsidiary Guarantor to any Lender or any Affiliate of a Lender or any Person that was a Lender or an Affiliate of a Lender at the time the relevant cash management arrangements were entered into in respect of any 7 [[6103614]]

overdraft and related liabilities arising from treasury, depository and cash management services, credit or debit card, or any automated clearing house transfers of funds. “Certificated Security”: as defined in the Guarantee and Collateral Agreement. “Change in Law”: (a) the adoption of any law, rule or regulation, or (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority. “Change of Control”: as defined in Section 8.1(j). “Charges”: as defined in Section 10.20. “Chattel Paper”: as defined in the Guarantee and Collateral Agreement. “Closing Date”: July 31, 2012. “CME”: CME Group Benchmark Administration Limited. “Code”: the Internal Revenue Code of 1986, as amended from time to time. “Co-Documentation Agents”: TD Bank, N.A., Capital One National Association and U.S. Bank National Association, each in its capacity as co-documentation agent. “Collateral”: the meaning assigned to such term in the Guarantee and Collateral Agreement. “Collateral Agent”: Bank of America, N.A., in its capacity as collateral agent for the Secured Parties under the Security Documents and any of its successors and permitted assigns in such capacity in accordance with Section 9.9. “Commitment”: as to any Lender, the sum of the Revolving Commitments, the Extended Revolving Commitments and the New Loan Commitments (in each case, if any) of such Lender. “Committed Reinvestment Amount”: as defined in the definition of “Reinvestment Prepayment Amount.” “Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code. “Commonly Controlled Plan”: as defined in Section 4.12(b). “Company”: as defined in the preamble hereto. “Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B. “Confidential Information”: as defined in Section 10.14. 8 [[6103614]]

“Conforming Changes”: with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “ABR”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines, in consultation with the Borrower, is reasonably necessary in connection with the administration of this Agreement and any other Loan Document). “Consolidated Current Assets”: at any date, all amounts (other than (a) cash, Cash Equivalents and Permitted Liquid Investments, (b) deferred financing fees and (c) payments for deferred taxes so long as such items described in clauses (b) and (c) are not cash items) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date. “Consolidated Current Liabilities”: at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date, but excluding (a) the current portion of any Indebtedness of the Borrower and its Restricted Subsidiaries, (b) without duplication, all Indebtedness consisting of Revolving Loans or L/C Obligations, to the extent otherwise included therein, (c) amounts for deferred taxes and non-cash tax reserves accounted for pursuant to FASB Interpretation No. 48, (d) any equity compensation related liability and (e) any liabilities in respect of adjustments to the outstanding stock options in connection with the Recapitalization Transactions (as defined in the Existing Credit Agreement) or the 2012 Transactions. “Consolidated EBITDA”: of any Person for any period, Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus, without duplication and, if applicable, except with respect to clauses (i) and (j) of this definition, to the extent reflected as a charge in the statement of such Consolidated Net Income (regardless of classification) for such period, the sum of: (a) provisions for taxes based on income (or similar taxes in lieu of income taxes), profits, capital (or equivalents), including federal, foreign, state, local, franchise, excise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period; (b) Consolidated Net Interest Expense and, to the extent not reflected in such Consolidated Net Interest Expense, any net losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, amortization or write-off of debt discount and debt issuance costs and commissions, premiums, discounts and other fees and charges associated with Indebtedness (including commitment, letter of credit and administrative fees and charges with respect to the Facilities); (c) depreciation and amortization expense and impairment charges (including deferred financing fees, capitalized software expenditures, intangibles (including goodwill), organization costs and 9 [[6103614]]

amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits); (d) any extraordinary, unusual or non-recurring expenses or losses (including (x) losses on sales of assets outside of the ordinary course of business and restructuring and integration costs or reserves, including any severance costs, costs associated with office and facility openings, closings and consolidations, relocation costs and other non recurring business optimization expenses, (y) any expenses in connection with the Recapitalization Transactions (as defined in the Existing Credit Agreement) (including expenses in respect of adjustments to the outstanding stock options in connection with the Recapitalization Transactions) and (z) any expenses in connection with the 2012 Transactions (including expenses in respect of adjustments to the outstanding stock options in connection with the 2012 Transactions)); (e) any other non-cash charges, expenses or losses (except to the extent such charges, expenses or losses represent an accrual of or reserve for cash expenses in any future period or an amortization of a prepaid cash expense paid in a prior period); (f) stock-option based and other equity-based compensation expenses (including any make-whole payments to option holders in connection with dividends paid prior to the Closing Date); (g) transaction costs, fees, losses and expenses (in each case whether or not any transaction is actually consummated) (including those relating to the transactions contemplated hereby (including any amendments or waivers of the Loan Documents), and those payable in connection with the sale of Capital Stock, the incurrence of Indebtedness permitted by Section 7.2, transactions permitted by Section 7.4, Dispositions permitted by Section 7.5, or any Permitted Acquisition or other Investment permitted by Section 7.7); (h) all fees and expenses paid pursuant to the Management Agreement[reserved]; (i) proceeds from any business interruption insurance (to the extent not reflected as revenue or income in such statement of such Consolidated Net Income); (j) the amount of cost savings and other operating improvements and synergies projected by the Borrower in good faith and certified in writing to the Administrative Agent in accordance with the proviso to this clause (j) below to be realized as a result of any acquisition or Disposition (including the termination or discontinuance of activities constituting such business) of business entities or properties or assets, constituting a division or line of business of any business entity, division or line of business that is the subject of any such acquisition or Disposition, or from any operational change taken or committed to be taken during such period (in each case calculated on a pro forma basis as though such cost savings and other operating improvements and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions to the extent already included in the Consolidated Net Income for such period, provided that (i) (A) such cost savings, operating improvements and synergies are reasonably anticipated to result from such actions, (B) such actions have been taken, or have been committed to be taken and the benefits resulting therefrom are anticipated by the Borrower to be realized within 24 months, (ii) no cost savings shall be added pursuant to this clause (j) to the extent already included in clause (d) above with respect to such period and (iii) the aggregate amount added back pursuant to this clause (j), together with the aggregate amount added back pursuant to the proviso at the end of this definition, shall not exceed 20% of Consolidated EBITDA for such period (prior to giving effect to such addbacks); 10 [[6103614]]

(k) cash expenses relating to earn outs and similar obligations; (l) charges, losses, lost profits, expenses or write-offs to the extent indemnified or insured by a third party, including expenses covered by indemnification provisions in any agreement in connection with the Merger Transactions, a Permitted AcquisitionAcquisitions or any other acquisition permitted by Section 7.7; (m) losses recognized and expenses incurred in connection with the effect of currency and exchange rate fluctuations on intercompany balances and other balance sheet items; (n) costs of surety bonds in connection with financing activities of such Person and its Restricted Subsidiaries; and (o) costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and Public Company Costs; minus, to the extent reflected as income or a gain in the statement of such Consolidated Net Income for such period, the sum of: (a) any extraordinary, unusual or non-recurring income or gains (including gains on the sales of assets outside of the ordinary course of business); (b) any other non cash income or gains (other than the accrual of revenue in the ordinary course), but excluding any such items (i) in respect of which cash was received in a prior period or will be received in a future period or (ii) which represent the reversal in such period of any accrual of, or reserve for, anticipated cash charges in any prior period where such accrual or reserve is no longer required, all as determined on a consolidated basis; and (c) gains realized and income accrued in connection with the effect of currency and exchange rate fluctuations on intercompany balances and other balance sheet items; provided that for purposes of calculating Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for any period, (A) the Consolidated EBITDA of any Person or Properties constituting a division or line of business of any business entity, division or line of business, in each case, acquired by the Borrower or any of the Restricted Subsidiaries during such period and assuming any synergies, cost savings and other operating improvements to the extent certified by the Borrower as having been determined in good faith to be reasonably anticipated to be realizable within 24 months following such acquisition, or of any Subsidiary designated as a Restricted Subsidiary during such period, shall be included on a pro forma basis for such period (but assuming the consummation of such acquisition or such designation, as the case may be, occurred on the first day of such period) (provided that the aggregate amount added back pursuant to this proviso, together with the aggregate amount added back pursuant to clause (j) of this definition, shall not exceed 20% of Consolidated EBITDA for such period (prior to giving effect to such addbacks)) and (B) the Consolidated EBITDA of any Person or Properties constituting a division or line of business of any business entity, division or line of business, in each case, Disposed of by the Borrower or any of the Restricted Subsidiaries during such period, or of any Subsidiary designated as an Unrestricted Subsidiary during such period, shall be excluded for such period (assuming the consummation of such Disposition or such designation, as the case may be, occurred on the first day of such period). With respect to each Subsidiary or joint venture of which the Borrower’s direct and/or indirect percentage ownership is less than 90%, for purposes of calculating Consolidated 11 [[6103614]]

EBITDA, the amount of income attributable to such Subsidiary or joint venture, as applicable, that shall be counted for such purposes shall equal the product of (x) the Borrower’s direct and/or indirect percentage ownership of such Subsidiary or joint venture and (y) the aggregate amount of the applicable item of such Subsidiary or joint venture, as applicable, except to the extent the application of GAAP already takes into account the non-wholly owned subsidiary relationship. Notwithstanding the foregoing, Consolidated EBITDA shall be calculated without giving effect to the effects of purchase accounting or similar adjustments required or permitted by GAAP in connection with any Investment (including any Permitted Acquisition) and any other acquisition or Investment. Unless otherwise qualified, all references to “Consolidated EBITDA” in this Agreement shall refer to Consolidated EBITDA of the Borrower. “Consolidated Net Income”: of any Person for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that in calculating Consolidated Net Income of the Borrower and its consolidated Restricted Subsidiaries for any period, there shall be excluded (a) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or loss) of any Person (other than a Restricted Subsidiary) in which the Borrower or any of its Restricted Subsidiaries has an ownership interest (including any joint venture), except to the extent that any such income is actually received by the Borrower or such Restricted Subsidiary in the form of dividends or similar distributions (which dividends and distributions shall be included in the calculation of Consolidated Net Income), (c) any income (loss) for such period attributable to the early extinguishment of Indebtedness or Hedge Agreements and (d) the cumulative effect of a change in accounting principles. Notwithstanding the foregoing, for purposes of calculating Excess Cash Flow, Consolidated Net Income (x) shall not include: (i) extraordinary gains for such period and (ii) [reserved], and (y) shall be reduced by any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, recapitalization, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction undertaken but not completed) and any charges or non-recurring costs incurred during such period as a result of any such transaction. Unless otherwise qualified, all references to “Consolidated Net Income” in this Agreement shall refer to Consolidated Net Income of the Borrower. There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments to inventory, Property and equipment, software and other intangible assets and deferred revenue required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries), as a result of any consummated acquisition whether consummated before or after the Closing Date, or the amortization or write-off of any amounts thereof. “Consolidated Net Interest Expense”: of any Person for any period, (a) total cash interest expense (including that attributable to Capital Lease Obligations) of such Person and its Restricted Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, minus (b) the sum of (i) total cash interest income of such Person and its Restricted Subsidiaries for such period (excluding any interest income earned on receivables due from clients), in each case determined in accordance with GAAP plus (ii) any one time financing fees (to the extent included in such Person’s consolidated interest expense for such period), including, with respect to the Borrower, those paid in connection with the Loan Documents or in connection with any amendment thereof. Unless otherwise qualified, all references to “Consolidated Net Interest Expense” in this Agreement shall refer to Consolidated Net Interest Expense of the Borrower. “Consolidated Net Senior SecuredTotal Leverage”: at any date, (a) the aggregate principal amount of all senior secured Funded Debt of the Borrower and its Restricted Subsidiaries on 12 [[6103614]]

such date, minus (b) the lesser of (x) $500,000,000 and (y) Unrestricted Cash on such date, in each case determined on a consolidated basis in accordance with GAAP. “Consolidated Net Senior Secured Leverage Ratio”: as of any date of determination, the ratio of (a) Consolidated Net Senior Secured Leverage on such day to (b) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended Test Period. “Consolidated Net Total Leverage”: at any date, (a) the aggregate principal amount of all Funded Debt of the Borrower and its Restricted Subsidiaries on such date, minus (b) Unrestricted Cash on such date, in each case determined on a consolidated basis in accordance with GAAP. “Consolidated Net Total Leverage Ratio”: as of any date of determination, the ratio of (a) Consolidated Net Total Leverage on such day to (b) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended Test Period. “Consolidated Total Assets”: the total assets of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the consolidated balance sheet of the Borrower for the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 6.1(a) or (b). “Consolidated Working Capital”: at any date, the difference of (a) Consolidated Current Assets on such date minus (b) Consolidated Current Liabilities on such date, provided that, for purposes of calculating Excess Cash Flow, increases or decreases in Consolidated Working Capital shall be calculated without regard to changes in the working capital balance as a result of non-cash increases or decreases thereof that will not result in future cash payments or receipts or cash payments or receipts in any previous period, in each case, including any changes in Consolidated Current Assets or Consolidated Current Liabilities as a result of (i) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent, (ii) the effects of purchase accounting and (iii) the effect of fluctuations in the amount of accrued or contingent obligations, assets or liabilities under Hedge Agreements. “Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any written or recorded agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound. “Co-Syndication Agents”: BofA Securities, Inc., JPMorgan Chase Bank, N.A., Fifth Third Bank, Sumitomo Mitsui Banking Corporation, PNC Bank, National Association. Wells Fargo Bank, National Association and Truist Bank, each in its capacity as co-syndication agent. “Covered Entity”: any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Covered Liabilities”: as defined in Section 10.23. 13 [[6103614]]

“Credit Party” has the meaning : as defined in Section 2.18(f). “Daily Simple SOFR”: with respect to any applicable determination date, the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source). “Debtor Relief Laws”: means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect. “Declined Amount”: if at the time a Tranche B Prepayment Option Notice is given any Tranche A Term Loans are outstanding, the Declined Tranche A Amount, otherwise, the Declined Tranche B Amount. “Declined Proceeds”: the amount of any prepayment declined by the Required Prepayment Lenders plus any Declined Amounts. “Declined Tranche A Amount”: as defined in Section 2.12(e). “Declined Tranche B Amount”: as defined in Section 2.12(e). “Default”: any of the events specified in Section 8.1, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied. “Defaulting Lender”: means, subject to Section 2.7(a), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder, or (ii) pay to the Administrative Agent, any Issuing Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Issuing Lender in writing that it does not intend to comply with its funding obligations hereunder, (c) has failed, within seven Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (d) has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (e) has become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs or attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. “Default Right”: as defined in, and to be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. 14 [[6103614]]

“Designation Date”: as defined in Section 2.26(f). “Disinterested Director”: as defined in Section 7.9. “Disposition”: with respect to any Property, any sale, sale and leaseback, assignment, conveyance, transfer or other effectively complete disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings. “Disqualified Capital Stock”: Capital Stock that (a) requires the payment of any dividends (other than dividends payable solely in shares of Qualified Capital Stock), (b) matures or is mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof (other than solely for Qualified Capital Stock), in each case in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation on a fixed date or otherwise (including as the result of a failure to maintain or achieve any financial performance standards) or (c) are convertible or exchangeable, automatically or at the option of any holder thereof, into any Indebtedness, Capital Stock or other assets other than Qualified Capital Stock, in the case of clauses (a), (b) and (c), prior to the date that is 91 days after the Latest Maturity Date (other than (i) upon payment in full of the Obligations (other than (i) indemnification and other contingent obligations not yet due and owing and (ii) Obligations in respect of Specified Hedge Agreements, Specified Foreign Currency L/C Agreements or Cash Management Obligations) or (ii) upon a “change in control”; provided that any payment required pursuant to this clause (ii) is subject to the prior repayment in full of the Obligations (other than (i) indemnification and other contingent obligations not yet due and owing and (ii) Obligations in respect of Specified Hedge Agreements, Specified Foreign Currency L/C Agreements or Cash Management Obligations) that are accrued and payable and the termination of the Commitments); provided further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Borrower or the Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability. “Disqualified Institution”: (i) those institutions identified by the Borrower in writing to the Administrative Agent on or prior to the Closing Date, or, with the consent of the Administrative Agent (not to be unreasonably withheld or delayed) from time to time thereafter, and any Affiliate of any such institution that is (x) clearly identifiable as an Affiliate of such institution solely on the basis of its name or (y) identified by the Borrower in writing to the Administrative Agent from time to time (provided that no such update to the list of Disqualified Institutions after the Closing Date shall apply to retroactively disqualify any institution that has acquired an assignment, participation or other interest in any Loan or Commitment after the Closing Date and prior to the date such update is posted on the Platform and such update shall be not effective until three Business Days after it has been posted on the Platform) and (ii) business competitors of the Borrower and its Subsidiaries identified by the Borrower in writing to the Administrative Agent from time to time and any Affiliate of any such competitor that is (x) clearly identifiable as an Affiliate of such competitor solely on the basis of its name or (y) identified by the Borrower in writing to the Administrative Agent from time to time. A list of the Disqualified Institutions, as in effect from time to time, will be posted by the Administrative Agent on the Platform and available for inspection by all Lenders. “Dividend”: the payment of a dividend or other distribution (including payments in respect of stock options) by the Borrower to holders of Capital Stock of the Borrower, Investor or any Parent Company, in an amount not to exceed $1,000,000,000 on or within 60 days following the Closing 15 [[6103614]]

Date, or, with respect to payments in respect of stock options, at or around the time of vesting or exercise of the option. “Dollar Equivalent”: at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Permitted Foreign Currency, the equivalent amount thereof in Dollars at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Permitted Foreign Currency. “Dollars” and “$”: dollars in lawful currency of the United States. “Domestic Subsidiary”: any direct or indirect Restricted Subsidiary organized under the laws of any jurisdiction within the United States. “EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition and is subject to the supervision of an EEA Resolution Authority, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision of an EEA Resolution Authority with its parent. “EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority”: any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Eighth Amendment Effective Date”: June 24, 2021. “Eighth Amendment”: the Eighth Amendment to the Credit Agreement, dated as of the Eighth Amendment Effective Date, among the Loan Parties, the Administrative Agent, the Collateral Agent and the Lenders party thereto. “Environmental Laws”: any and all applicable laws, rules, orders, regulations, statutes, ordinances, codes or decrees (including common law) of any international authority, foreign government, the United States, or any state, provincial, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, natural resources or human health and safety as it relates to Releases of Materials of Environmental Concern, as has been, is now, or at any time hereafter is, in effect. “Environmental Liability”: any liability, claim, action, suit, judgment or order under or relating to any Environmental Law for any damages, injunctive relief, losses, fines, penalties, fees, expenses (including reasonable fees and expenses of attorneys and consultants) or costs, whether contingent or otherwise, including those arising from or relating to: (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Materials of Environmental Concern, (c) exposure to any Materials of Environmental Concern, (d) the Release of any Materials of Environmental Concern or (e) any contract, agreement or 16 [[6103614]]

other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “Equity Issuance”: any issuance by the Borrower or any Restricted Subsidiary of its Capital Stock in a public or private offering. “ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time. “EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “Event of Default”: any of the events specified in Section 8.1; provided that any requirement set forth therein for the giving of notice, the lapse of time, or both, has been satisfied. “Excess Cash Flow”: for any fiscal year of the Borrower, the difference, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income of the Borrower for such fiscal year, (ii) the amount of all non-cash charges (including depreciation, amortization, deferred tax expense and equity compensation expenses) deducted in arriving at such Consolidated Net Income, (iii) the amount of the decrease, if any, in Consolidated Working Capital for such fiscal year (excluding any decrease in Consolidated Working Capital relating to leasehold improvements for which the Borrower or any of its Subsidiaries is reimbursed in cash or receives a credit) and (iv) the aggregate net amount of non cash loss on the Disposition of Property by the Borrower and its Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income; minus (b) the sum, without duplication (including, in the case of clauses (ii) and (viii) below, duplication across periods (provided that all or any portion of the amounts referred to in clauses (ii) and (viii) below with respect to a period may be applied in the determination of Excess Cash Flow for any subsequent period to the extent such amounts did not previously result in a reduction of Excess Cash Flow in any prior period)) of: (i) the amount of all non cash gains or credits to the extent included in arriving at such Consolidated Net Income (including credits included in the calculation of deferred tax assets and liabilities) and cash charges to the extent excluded in clauses (x) and (y) of the definition of “Consolidated Net Income” and to the extent included in arriving at such Consolidated Net Income; (ii) the aggregate amount (A) actually paid by the Borrower and its Restricted Subsidiaries in cash during such fiscal year on account of Capital Expenditures and Permitted Acquisitions and (B) committed during such fiscal year to be used to make Capital Expenditures or Permitted Acquisitions which in either case have been actually made or consummated or for which a binding agreement exists as of the time of determination of Excess Cash Flow for such fiscal year (in each case under this clause (ii) other than to the extent any such Capital Expenditure or Permitted Acquisition is made (or, in the case of the preceding clause (B), is expected to be made) with the proceeds of new long-term Indebtedness or an Equity Issuance or with the proceeds of any Reinvestment Deferred Amount), in each case to the extent not already deducted from Consolidated Net Income; (iii) the aggregate amount of all regularly scheduled principal payments and all prepayments of Indebtedness (including the Term Loans) of the Borrower and its Restricted Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder and other than to the extent any such prepayments are the result of the incurrence of additional indebtedness and other than optional 17 [[6103614]]

prepayments of the Term Loans and optional prepayments of Revolving Loans to the extent accompanied by permanent optional reductions of the Revolving Commitments), in each case to the extent not already deducted from Consolidated Net Income; (iv) the amount of the increase, if any, in Consolidated Working Capital for such fiscal year (excluding any increase in Consolidated Working Capital relating to leasehold improvements for which the Borrower or any of its Subsidiaries is reimbursed in cash or receives a credit); (v) the aggregate net amount of non-cash gain on the Disposition of Property by the Borrower and its Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income; (vi) fees and expenses incurred in connection with the 2012 Transactions or any Permitted Acquisition or Investment permitted by Section 7.7 (whether or not consummated), in each case to the extent not already deducted from Consolidated Net Income; (vii) purchase price adjustments paid, in each case to the extent not already deducted from Consolidated Net Income, or received, in each case to the extent not already included in arriving at Consolidated Net Income, in connection with any Permitted Acquisition or any other acquisition or Investment permitted under Section 7.7; (viii) (A) the net amount of Permitted Acquisitions and Investments made in cash during such period pursuant to paragraphs (a)(ii), (d), (f), (h), (l), (v), (y) and (z) of Section 7.7 (to the extent, in the case of clause (y), such Investment relates to Restricted Payments permitted under Section 7.6(c), (e), (f)(iii), (g), (h), (i) or (m)) or, at the option of the Borrower, committed during such period to be used to make Permitted Acquisitions and Investments pursuant to such paragraphs of Section 7.7 which have been actually made or for which a binding agreement exists as of the time of determination of Excess Cash Flow for such period (but excluding Investments among the Borrower and its Restricted Subsidiaries) and (B) permitted Restricted Payments made in cash in each case by the Borrower during such period and permitted Restricted Payments made by any Restricted Subsidiary to any Person other than the Borrower or any of the Restricted Subsidiaries during such period, in each case, to the extent permitted by Section 7.6(c), (e), (f)(iii), (g), (h), (i) or (m), in each case to the extent not already deducted from Consolidated Net Income; provided that the amount of Restricted Payments made pursuant to Section 7.6(e) and deducted pursuant to this clause (viii) shall not exceed $10,000,000 in any fiscal year; (ix) the amount (determined by the Borrower) of such Consolidated Net Income which is mandatorily prepaid or reinvested pursuant to Section 2.12(b) (or as to which a waiver of the requirements of such Section applicable thereto has been granted under Section 10.1) prior to the date of determination of Excess Cash Flow for such fiscal year as a result of any Asset Sale or Recovery Event, in each case to the extent not already deducted from Consolidated Net Income; (x) the aggregate amount of any premium or penalty actually paid in cash that is required to be made in connection with any prepayment of Indebtedness, in each case to the extent not already deducted from Consolidated Net Income; (xi) cash payments by the Borrower and its Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and its Subsidiaries other than Indebtedness, in each case to the extent not already deducted from Consolidated Net Income; 18 [[6103614]]

(xii) the aggregate amount of expenditures actually made by the Borrower and its Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period and are not deducted in calculating Consolidated Net Income; (xiii) cash expenditures in respect of Hedge Agreements during such period to the extent not deducted in arriving at such Consolidated Net Income; (xiv) the amount of taxes (including penalties and interest) paid in cash in such period or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period; (xv) the amount of cash payments made in respect of pensions and other post-employment benefits in such period, in each case to the extent not deducted in determining Consolidated Net Income; (xvi) payments made in respect of the minority equity interests of third parties in any non-wholly owned Restricted Subsidiary in such period, including pursuant to dividends declared or paid on Capital Stock held by third parties in respect of such non-wholly-owned Restricted Subsidiary, in each case to the extent not deducted in determining Consolidated Net Income; and (xvii) the amount representing accrued expenses for cash payments (including with respect to retirement plan obligations) that are not paid in cash in such fiscal year, in each case to the extent not deducted in determining Consolidated Net Income, provided that such amounts will be added to Excess Cash Flow for the following fiscal year to the extent not paid in cash and deducted from Consolidated Net Income during such following fiscal year. “Excess Cash Flow Application Amount”: with respect to any fiscal year, the lesser of (x) the product of the Excess Cash Flow Percentage applicable to such fiscal year times the Excess Cash Flow for such fiscal year and (y) the dollar amount that would result in the Consolidated Net Total Leverage Ratio being less than or equal to 3.50:1.00 on a pro forma basis as of the last day of the relevant fiscal year after giving effect to the application of such amount pursuant to Section 2.12. “Excess Cash Flow Application Date”: as defined in Section 2.12(c). “Excess Cash Flow Percentage”: 50%; provided that the Excess Cash Flow Percentage shall be reduced to 0% if the Consolidated Net Total Leverage Ratio as of the last day of the relevant fiscal year is not greater than 3.50 to 1.00. “Exchange Act”: the Securities Exchange Act of 1934, as amended. “Excluded Capital Stock”: (a) any Capital Stock with respect to which, in the reasonable judgment of the Borrower and the Administrative Agent, the cost of pledging such Capital Stock in favor of the Secured Parties under the Security Documents shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (b) any Capital Stock to the extent that the pledge thereof to secure the Obligations would, in the reasonable judgment of the Borrower, result in adverse tax consequences to any Parent, Investor, the Borrower or any of the Borrower’s Subsidiaries (provided that any such designation of Capital Stock as Excluded Capital Stock shall be subject to the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed)), (c) solely in the case of any pledge of Capital Stock of any Foreign Subsidiary or any Foreign Subsidiary Holding Company to 19 [[6103614]]

secure the Obligations, any Capital Stock of any class of such Foreign Subsidiary or such Foreign Subsidiary Holding Company in excess of 65% of the outstanding Capital Stock of such class (such percentage to be adjusted by mutual agreement (not to be unreasonably withheld) upon any change in law as may be required to avoid adverse U.S. federal income tax consequences to any Parent, Investor, the Borrower or any of the Borrower’s Subsidiaries), (d) any Capital Stock of any Subsidiary of a Foreign Subsidiary or a Foreign Subsidiary Holding Company, (e) any Capital Stock to the extent the pledge thereof would violate any applicable Requirement of Law, (f) the Capital Stock of any Special Purpose Entity, any Immaterial Subsidiary (for so long as such Subsidiary remains an Immaterial Subsidiary) or any Unrestricted Subsidiary and (g) in the case of any Capital Stock of any Subsidiary that is subject of a Lien permitted under Section 7.3(g) securing Indebtedness permitted under Section 7.2(t), (u) or (v), any Capital Stock of each such Subsidiary to the extent that (i) a pledge thereof to secure the Obligations is prohibited by any applicable Contractual Obligations (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code) or (ii) any Contractual Obligation prohibits such a pledge without the consent of the other party; provided that this clause (ii) shall not apply if (A) such other party is a Loan Party or a wholly-owned Subsidiary or (B) consent has been obtained to consummate such pledge and for so long as such Contractual Obligation or replacement or renewal thereof is in effect or (iii) a pledge thereof to secure the Obligations would give any other party to a Contractual Obligation the right to terminate its obligations thereunder (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable law); provided that this clause (iii) shall not apply if such other party is a Loan Party or a wholly-owned Subsidiary. “Excluded Collateral”: as defined in Section 4.17(a). “Excluded Liability”: any liability that is excluded under the Bail-In Legislation from the scope of any Bail-In Action including, without limitation, any liability excluded pursuant to Article 44 of the Bank Recovery and Resolution Directive. “Excluded Real Property”: (a) any Real Property that is subject to a Lien expressly permitted by Section 7.3(g) or 7.3(z), (b) any Real Property with respect to which, in the reasonable judgment of the Borrower and the Administrative Agent, the cost of providing a mortgage on such Real Property in favor of the Secured Parties under the Security Documents shall be excessive in view of the benefits to be obtained by the Lenders therefrom and (c) any Real Property to the extent providing a mortgage on such Real Property would (i) result in adverse tax consequences to any Parent, Investor, the Borrower or any of the Borrower’s Subsidiaries as reasonably determined by the Borrower (provided that any such designation of Real Property as Excluded Real Property shall be subject to the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed)), (ii) violate any applicable Requirement of Law, (iii) be prohibited by any applicable Contractual Obligations (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code) or (iv) give any other party (other than a Loan Party or a wholly-owned Subsidiary) to any contract, agreement, instrument or indenture governing such Real Property the right to terminate its obligations thereunder (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable law). “Excluded Subsidiary”: (a) each Domestic Subsidiary which is an Immaterial Subsidiary as of the Closing Date and listed on Schedule 1.1A and each future Domestic Subsidiary which is an Immaterial Subsidiary, in each case, for so long as such Subsidiary remains an Immaterial Subsidiary, (b) each Domestic Subsidiary that is not a wholly-owned Subsidiary on any date such Subsidiary would otherwise be required to become a Guarantor pursuant to the requirements of Section 6.8(c) (for so long as such Subsidiary remains a non-wholly-owned Restricted Subsidiary), (c) any Foreign Subsidiary 20 [[6103614]]

Holding Company, (d) each Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary, (e) each Unrestricted Subsidiary, (f) each Domestic Subsidiary to the extent that (i) such Domestic Subsidiary is prohibited by any applicable Contractual Obligation or Requirement of Law from guaranteeing the Obligations, (ii) any Contractual Obligation prohibits such guarantee without the consent of the other party or (iii) a guarantee of the Obligations would give any other party to a Contractual Obligation the right to terminate its obligation thereunder; provided that clauses (ii) and (iii) shall not be applicable if (A) such other party is a Loan Party or a wholly-owned Subsidiary or (B) consent has been obtained to provide such guarantee and for so long as such Contractual Obligation or replacement or renewal thereof is in effect, (g) any Subsidiary that is a Special Purpose Entity or (h) any other Domestic Subsidiary with respect to which, in the reasonable judgment of the Borrower and the Administrative Agent, the cost of providing a guarantee is excessive in view of the benefits to be obtained by the Lenders. “Existing Credit Agreement”: the Second Amended and Restated Credit Agreement, dated as of February 3, 2011, among Investor, the Borrower and the lenders and other financial institutions party thereto. “Existing Letters of Credit”: Letters of Credit issued prior to, and outstanding on, the Closing Date and disclosed on Schedule 1.1D. “Existing Loans”: as defined in Section 2.26(a). “Existing Revolving Loans”: as defined in Section 2.26(a). “Existing Revolving Tranche”: as defined in Section 2.26(a). “Existing Term Loans”: as defined in Section 2.26(a). “Existing Term Tranche”: as defined in Section 2.26(a). “Existing Tranche”: as defined in Section 2.26(a). “Extended Loans”: as defined in Section 2.26(a). “Extended Revolving Commitments”: as defined in Section 2.26(a). “Extended Revolving Tranche”: as defined in Section 2.26(a). “Extended Term Loans”: as defined in Section 2.26(a). “Extended Term Tranche”: as defined in Section 2.26(a). “Extended Tranche”: as defined in Section 2.26(a). “Extending Lender”: as defined in Section 2.26(b). “Extension”: as defined in Section 2.26(b). “Extension Amendment”: as defined in Section 2.26(c). “Extension Date”: as defined in Section 2.26(d). 21 [[6103614]]

“Extension Election”: as defined in Section 2.26(b). “Extension Request”: as defined in Section 2.26(a). “Extension Series”: all Extended Loans or Extended Revolving Commitments, as applicable, that are established pursuant to the same Extension Amendment (or any subsequent Extension Amendment to the extent such Extension Amendment expressly provides that the Extended Loans or Extended Revolving Commitments, as applicable, provided for therein are intended to be part of any previously established Extension Series) and that provide for the same interest margins and amortization schedule. “Facility”: each of (a) the Initial Tranche A Term Loans and unused Commitments in respect thereof, if any, (the “Tranche A Term Facility”), (b) the Initial Tranche B Term Loans (the “Tranche B Term Facility”)[reserved], (c) any New Loan Commitments and the New Loans made thereunder (a “New Facility”), (d) the Revolving Commitments and the extensions of credit made thereunder (the “Revolving Facility”), (e) any Extended Loans (of the same Extension Series ) (an “Extended Term Facility”), (f) any Extended Revolving Commitments (of the same Extension Series) (an “Extended Revolving Facility”), (g) any Refinancing Term Loans of the same Tranche (a “Refinancing Term Facility”) and (h) any Refinancing Revolving Commitments of the same Tranche (a “Refinancing Revolving Facility”). “Fair Market Value”: with respect to any assets, Property (including Capital Stock) or Investment, the fair market value thereof as determined in good faith by the Borrower or, with respect to any such Property or Investment with a fair market value in excess of $50,000,000, as determined in good faith by the Board of Directors of the Borrower; provided that, for purposes of the definition of “Asset Sale” and Section 7.5, the determination shall be made as of the date on which a legally binding commitment for the applicable Disposition or exchange was entered into. “FATCA” means : Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements entered into in connection with any of the foregoing and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement. “Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. “Fee Payment Date”: commencing on September 28, 2012, (a) the last Business Day of each March, June, September and December, and (b) with respect to the Revolving Commitments, the last day of the Revolving Commitment Period and (c) with respect to the 2018 Delayed Draw Tranche A Term Commitments, the last day of the 2018 Delayed Draw Tranche A Term Loan Availability Period. “FifthFirst Amendment Effective Date”: March 7, 2018. 22 [[6103614]]

“First Amendment” means the First Amendment to Credit Agreement, dated as of the First Amendment Effective Date, among the Loan Parties, the Administrative Agent, the Collateral Agent and the Lenders party thereto. “First Amendment Effective Date” means August 16, 2013. “Fitch”: Fitch Ratings Inc. or any successor to the rating agency business thereof. “Foreign Currency Equivalent”: at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Permitted Foreign Currency at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Permitted Foreign Currency with Dollars. “Foreign Currency L/C Agreements”: all agreements with respect to any Foreign Currency L/Cs entered into by the Borrower or any Restricted Subsidiary. “Foreign Currency L/Cs”: any letters of credit issued for the account of the Borrower or any Restricted Subsidiary in a currency other than Dollars. “Foreign Subsidiary”: any Restricted Subsidiary of the Borrower that is not a Domestic Subsidiary. “Foreign Subsidiary Holding Company”: any Restricted Subsidiary of the Borrower which is a Domestic Subsidiary substantially all of the assets of which consist of the Capital Stock or Indebtedness of one or more Foreign Subsidiaries (or Restricted Subsidiaries thereof) and other assets relating to an ownership interest in such Capital Stock or Indebtedness, or Restricted Subsidiaries. “Fourth Amendment Effective Date”: February 6, 2017. “Funded Debt”: with respect to any Person, all Indebtedness of such Person of the types described in clauses (a), (b), (e), (g)(ii) or, to the extent related to Indebtedness of the types described in the preceding clauses, (d) of the definition of “Indebtedness”. “Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders. “GAAP”: generally accepted accounting principles in the United States as in effect from time to time. If at any time the SEC permits or requires U.S.-domiciled companies subject to the reporting requirements of the Exchange Act to use IFRS in lieu of GAAP for financial reporting purposes and the Borrower notifies the Administrative Agent that it will effect such change, without limiting Section 10.16, effective from and after the date on which such transition from GAAP to IFRS is completed by the Borrower or the Parent, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the required transition date or the date specified in such notice, as the case may be, IFRS as in effect from time to time and (b) for prior periods, GAAP as defined in the first sentence of this definition. “Government Contracts”: as defined in the Guarantee and Collateral Agreement. 23 [[6103614]]

“Governmental Authority”: any nation or government, any state, province or other political subdivision thereof and any governmental entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and, as to any Lender, any securities exchange and any self regulatory organization (including the National Association of Insurance Commissioners). “Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement, dated as of July 31, 2012the Tenth Amendment Effective Date, among Investor, the BorrowerParent and each Subsidiary GuarantorAdministrative Agent, substantially in the form of Exhibit A, as the same may be amended, supplemented, waived or otherwise modified from time to time. “Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) pursuant to which the guaranteeing person has issued a guarantee, reimbursement, counterindemnity or similar obligation, in either case guaranteeing or by which such Person becomes contingently liable for any Indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets or any Investment permitted under this Agreement. The amount of any Guarantee Obligation of any guaranteeing Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such Person in good faith. “Guarantors”: the collective reference to InvestorParent and the Subsidiary Guarantors. “Hedge Agreements”: all agreements with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, in each case, entered into by the Borrower or any Restricted Subsidiary. “IFRS”: International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of 24 [[6103614]]

Certified Public Accountants, or any successor to either such Board, or the SEC, as the case may be), as in effect from time to time. “Immaterial Subsidiary”: on any date, any Subsidiary of the Borrower designated as such by the Borrower, but only to the extent that such Subsidiary has less than 5% of Consolidated Total Assets and 5% of annual consolidated revenues of the Borrower and its Restricted Subsidiaries as reflected on the most recent financial statements delivered pursuant to Section 6.1 prior to such date; provided that at no time shall all Immaterial Subsidiaries have in the aggregate Consolidated Total Assets or annual consolidated revenues (as reflected on the most recent financial statements delivered pursuant to Section 6.1 prior to such time) in excess of 7.5% of Consolidated Total Assets or annual consolidated revenues, respectively, of the Borrower and its Restricted Subsidiaries. As of the Closing Date, Booz Allen Transportation Inc. is hereby designated by the Borrower as an Immaterial Subsidiary. “Increase Supplement”: as defined in Section 2.25(e). “Increased Amount Date”: as defined in Section 2.25(a). “Indebtedness” of any Person: without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person for the deferred purchase price of Property or services already received, (d) all Guarantee Obligations by such Person of Indebtedness of others, (e) all Capital Lease Obligations of such Person, (f) all payments that such Person would have to make in the event of an early termination, on the date Indebtedness of such Person is being determined in respect of outstanding Hedge Agreements (such payments in respect of any Hedge Agreement with a counterparty being calculated subject to and in accordance with any netting provisions in such Hedge Agreement), (g) the principal component of all drawn and unreimbursed obligations, contingent or otherwise, of such Person (i) as an account party in respect of letters of credit (other than any letters of credit, bank guarantees or similar instrument in respect of which a back-to-back letter of credit has been issued under or permitted by this Agreement) and (ii) in respect of bankers’ acceptances; provided that Indebtedness shall not include (A) trade and other ordinary course payables, accrued expenses and intercompany liabilities arising in the ordinary course of business, (B) prepaid or deferred revenue arising in the ordinary course of business, (C) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy unperformed obligations of the seller of such asset or (D) earn-out and other contingent obligations until such obligations become a liability on the balance sheet of such Person in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof. “Indebtedness for Borrowed Money”: (a) to the extent the following would be reflected on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries prepared in accordance with GAAP, the principal amount of all Indebtedness of the Borrower and its Restricted Subsidiaries with respect to (i) borrowed money, evidenced by debt securities, debentures, acceptances, notes or other similar instruments and (ii) Capital Lease Obligations, (b) reimbursement obligations for letters of credit and financial guarantees (without duplication) (other than ordinary course of business contingent reimbursement obligations) and (c) Hedge Agreements; provided that the Obligations shall not constitute Indebtedness for Borrowed Money. “Indemnified Liabilities”: as defined in Section 10.5. 25 [[6103614]]

“Indemnitee”: as defined in Section 10.5. “Initial Term Loans”: the collective reference to the Initial Tranche A Term Loans and the Initial Tranche B Term Loans. “Initial Tranche A Term Loans”: as defined in Section 2.1. “Initial Tranche B Term Loans”: as defined in Section 2.1. “Inside Maturity Additional Obligations”: as defined in the definition of “Additional Obligations.” “Inside Maturity Permitted Refinancing Obligations”: as defined in the definition of “Permitted Refinancing Obligations.” “Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA. “Insolvent”: pertaining to a condition of Insolvency. “Instrument”: as defined in the Guarantee and Collateral Agreement. “Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, domain names, patents, patent licenses, trademarks, trademark licenses, trade names, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom. “Intercreditor Agreement”: the intercreditor agreement substantially in the form of Exhibit E to be entered into as required by the terms hereof, as amended, supplemented, waived or otherwise modified from time to time. “Interest Payment Date”: (a) commencing on September 28, 2012, as to any ABR Loan, the last Business Day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Term SOFR Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Term SOFR Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Loan that is an ABR Loan), the date of any repayment or prepayment made in respect thereof. “Interest Period”: as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter, as selected by the Borrower in its Borrowing Notice, or such shorter period requested by the Borrower and consented to by all Lenders under the relevant Facility and the Administrative Agent (in the case of each requested Interest Period, subject to availability); provided that: (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan, such Business 26 [[6103614]]

Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (ii) any Interest Period pertaining to a Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and (iii) no Interest Period pertaining to a Term SOFR Loan shall extend beyond the Latest Maturity Date with respect to such Term SOFR Loan. “Investment Grade Event”: any date on which both (x) the Borrower shall have achieved Investment Grade Status and (y) no New Term Loans with original stated amortization of less than 2.50% per year (other than customary bridge financings, which, subject to customary conditions, would either be automatically converted into or required to be exchanged for permanent financing which does not provide for original stated amortization of less than 2.50% per year) shall then be outstanding. “Investment Grade Status”: as to any Person, that such Person has obtained any two of the following three public corporate or corporate family ratings: (a) BBB- or better by S&P; (b) Baa3 or better by Moody’s; and (c) BBB- or better by Fitch; in each case with no negative outlook. “Investments”: as defined in Section 7.7. “Investor”: Booz Allen Hamilton Investor Corporation, a Delaware corporation. “Issuing Lenders”: (a) Bank of America, N.A., (b) solely with respect to the Existing Letters of Credit, Credit Suisse AG, Cayman Islands Branch, and (cb) any other Revolving Lender from time to time designated by the Borrower, in its sole discretion, as an Issuing Lender with the consent of such other Revolving Lender. “Joinder Agreement”: an agreement substantially in the form of Exhibit H. “Joint Bookrunners”: BofA Securities, Inc., Credit Suisse Securities (USA) LLC, Barclays Bank PLC, Citigroup Global Markets Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Morgan Stanley Senior Funding, Inc., Sumitomo Mitsui Banking Corporation and PNC Capital Markets LLC, in their capacity as joint bookrunners. “Latest Maturing Tranche A Term Loans”: at any date of determination, the Tranche (or Tranches) of Tranche A Term Loans maturing later than all other Tranche A Term Loans outstanding on such date. “Latest Maturing Tranche B Term Loans”: at any date of determination, the Tranche (or Tranches) of Tranche B Term Loans maturing later than all other Tranche B Term Loans outstanding on such date. “Latest Maturity Date”: at any date of determination, the latest maturity date or termination date applicable to any Loan or Commitment hereunder at such time. 27 [[6103614]]

“Latest Tranche A Term Maturity Date”: at any date of determination, the latest maturity date or termination date applicable to any Tranche A Term Loan or New Loan Commitment to make Tranche A Term Loans hereunder at such time. “L/C Commitment”: $200,000,000. “L/C Disbursements”: as defined in Section 3.4(a). “L/C Obligations”: at any time, an amount equal to the sum of (a) the Dollar Equivalent of the aggregate then undrawn and unexpired face amount of the then outstanding Letters of Credit and (b) the Dollar Equivalent of the aggregate amount of drawings under Letters of Credit that have not then been reimbursed. The L/C Obligations of any Lender at any time shall be its Revolving Percentage of the total L/C Obligations at such time. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.5. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, upon notice from the Administrative Agent to the Borrower such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. “L/C Participants”: the collective reference to all the Revolving Lenders other than the applicable Issuing Lender and, for purposes of Section 3.4(d), the collective reference to all Revolving Lenders. “L/C Shortfall”: as defined in Section 3.4(d). “Lead Arrangers”: BofA Securities, Inc., JPMorgan Chase Bank, N.A., Fifth Third Bank, Sumitomo Mitsui Banking Corporation, PNC Capital Markets LLC, Wells Fargo Securities, LLC and Truist Bank, in their capacity as joint lead arrangers and joint bookrunners. “Lender Joinder Agreement”: as defined in Section 2.25(e). “Lenders”: as defined in the preamble hereto. “Letters of Credit”: as defined in Section 3.1(a). “Leverage-Based Pricing Grid”: the table set forth under the heading “Leverage-Based Pricing Grid” in the definition of “Pricing Grid.” “Lien”: any mortgage, pledge, hypothecation, collateral assignment, encumbrance, lien (statutory or other), charge or other security interest or any other security agreement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing). For the avoidance of doubt, it is understood and agreed that the Borrower and any Restricted Subsidiary may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by, or licensed to, such entity. For purposes of this Agreement and the other Loan Documents, such licensing activity, and licenses granted pursuant to the Merger Documents, shall not constitute a “Lien” on such Intellectual Property. Each of the Administrative Agent and each Lender understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Administrative Agent 28 [[6103614]]

to utilize, sell, lease, license or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto. “Limited Condition Acquisition”: (a) any acquisition by one or more of the Borrower and its Subsidiaries of any assets, business or Person permitted by this Agreement whose consummation is not conditioned on the availability of, or on obtaining, third party financing and (b) any Investment or Restricted Payment requiring irrevocable notice or declaration in advance thereof. “Loan”: any loan made by any Lender pursuant to this Agreement. “Loan Documents”: the collective reference to this Agreement, the Security DocumentsGuarantee Agreement and the Notes (if any), together with any amendment, supplement, waiver, or other modification to any of the foregoing. “Loan Parties”: Investor, the Borrower and each Subsidiary Guarantor. “Majority Facility Lenders”: with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Tranche A Term Loans and unused Commitments in respect thereof, if any, Tranche B Term Loans, or the Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or (i) in the case of any Revolving Facility, prior to any termination of the Revolving Commitments under such Facility, the holders of more than 50% of the Revolving Commitments under such Facility, (ii) in the case of any New Facility that is a revolving credit facility, prior to any termination of the New Loan Commitments under such Facility, the holders of more than 50% of the New Loan Commitments under such Facility[reserved] or (iii) in the case of any Extended Revolving Facility, prior to any termination of the Extended Revolving Commitments under such Facility, the holders of more than 50% of the Extended Revolving Commitments under such Facility); provided, however, that determinations of the “Majority Facility Lenders” shall exclude any Commitments or Loans held by the Carlyle Fund, Parent, any subsidiary of Parent or Defaulting Lenders. “Material Acquisition”: any acquisition of a majority controlling interest in the Capital Stock, or all or substantially all of the assets, of any Person, or of all or substantially all of the assets constituting a division, product line or business line of any Person, in each case for aggregate consideration in excess of $100,000,000 that, on a pro forma basis, results in an increase in the Consolidated Net Total Leverage Ratio. “Management Agreement”: the Management Agreement, by and between Booz Allen Hamilton Holding Corporation (formerly known as Explorer Holding Corporation), the Borrower and TC Group V, L.L.C., as in effect on the Closing Date and as modified from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed). “Material Adverse Effect”: a material adverse effect on (a) the business, operations, assets, financial condition or results of operations of the Borrower and its Restricted Subsidiaries, taken as a whole, or (b) the material rights and remedies available to the Administrative Agent and the Lenders, taken as a whole, under the Loan Documents. “Material Real Property”: any Real Property located in the United States and owned in fee by a Loan Party on the Closing Date having an estimated Fair Market Value exceeding $5,000,000 and any after-acquired Real Property located in the United States owned by a Loan Party having a gross purchase price exceeding $5,000,000 at the time of acquisition. 29 [[6103614]]

“Material Securities Accounts”: as defined in the Guarantee and Collateral Agreement. “Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity and any other substances that are defined as hazardous or toxic under any Environmental Law, that are regulated pursuant to any Environmental Law. “Maximum Incremental Facilities Amount”: at any date of determination, an amount if, after giving pro forma effect to the incurrence of such amount (and in the case of any New Revolving Commitments or Revolving Commitment Increase being initially provided on any date of determination, as if loans thereunder were drawn in full on such date) and after giving effect to any acquisition consummated concurrently therewith and all other appropriate pro forma adjustment events, the Consolidated Net Senior Secured Leverage Ratio is equal to or less than 3.50:1.00 (it being understood that (A) if pro forma effect is given to the entire committed amount of any such amount, such committed amount may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this clause and (B) for purposes of calculating the Consolidated Net Senior Secured Leverage Ratio only, (i) any such amount incurred shall be treated as if such amount is senior secured Funded Debt, regardless of whether such amount is actually secured and (ii) at any time while an Investment Grade Event shall have occurred and be continuing, all Indebtedness outstanding under this agreement shall be treated as if such amount is senior secured Funded Debt, regardless of whether such amount is actually secured). “Maximum Rate”: as defined in Section 10.20. “Merger Agreement”: the Agreement and Plan of Merger, dated as of May 15, 2008, by and among, Investor, the Company, Explorer Holding Corporation, Explorer Merger Sub Corporation and Booz & Company Inc. “Merger Documents”: “Merger Documents” (as defined in the Existing Credit Agreement). “Merger Transactions”: the transactions contemplated by the Merger Documents. “Minimum Exchange Tender Condition”: as defined in Section 2.27(b). “Minimum Extension Condition”: as defined in Section 2.26(g). “Moody’s”: Moody’s Investors Service, Inc. or any successor to the rating agency business thereof. “Mortgage”: any mortgage, deed of trust, hypothec, assignment of leases and rents or other similar document delivered on or after the Closing Date by any Loan Party in favor of, or for the benefit of, the Collateral Agent for the benefit of the Secured Parties, with respect to Mortgaged Properties, each substantially in form and substance reasonably acceptable to the Administrative Agent and the Borrower (taking into account the law of the jurisdiction in which such mortgage, deed of trust, hypothec or similar document is to be recorded), as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time. 30 [[6103614]]

“Mortgaged Properties”: all Real Property that shall be subject to a Mortgage that is delivered pursuant to the terms of this Agreement. “Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA. “Net Cash Proceeds”: (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash, Cash Equivalents and Permitted Liquid Investments (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) received by any Loan Party, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, consulting fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred by any Loan Party in connection therewith; (ii) taxes paid or reasonably estimated to be payable by any Loan Party as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); (iii) the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (ii) above) (A) associated with the assets that are the subject of such event and (B) retained by the Borrower or any of the Restricted Subsidiaries, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such event occurring on the date of such reduction and (iv) the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (iv)) attributable to minority interests and not available for distribution to or for the account of the Borrower or any Domestic Subsidiary as a result thereof and (b) in connection with any Equity Issuance or other issuance or sale of debt securities or instruments or the incurrence of Funded Debt, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, consulting fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith. “New Facility”: as defined in the definition of “Facility.” “New Lender”: as defined in Section 2.25(c). “New Loan Commitments”: as defined in Section 2.25(a). “New Loans”: any loan made by any New Lender pursuant to this Agreement. “New Revolving Commitment”: as defined in Section 2.25(a). “New Revolving Loans”: as defined in Section 2.25(b). “New Subsidiary”: as defined in Section 7.2(t). “New Term Lender”: a Lender that has a New Term Loan. “New Term Loan Commitment”: as defined in Section 2.25(a). “New Term Loans”: as defined in Section 2.25(b). 31 [[6103614]]

“Ninth Amendment Effective Date”: September 7, 2022. “Ninth Amendment”: the Ninth Amendment to the Credit Agreement, dated as of the Ninth Amendment Effective Date, among the Loan Parties, the Administrative Agent, the Collateral Agent and the Lenders party thereto. “Non-Defaulting Lender”: any Lender other than a Defaulting Lender. “Non-Excluded Subsidiary”: any Subsidiary of the Borrower which is not an Excluded Subsidiary. “Non-Excluded Taxes”: as defined in Section 2.20(a). “Non-Extending Lender”: as defined in Section 2.26(e). “Non-Guarantor Subsidiary”: any Subsidiary of the Borrower which is not a Subsidiary Guarantor. “Non-Recourse Debt”: Indebtedness (a) with respect to which no default would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Borrower or any of its Restricted Subsidiaries the outstanding principal amount of which individually exceeds $120,000,000 to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and (b) as to which the lenders or holders thereof will not have any recourse to the capital stock or assets of the Borrower or any of its Restricted Subsidiaries. “Non-US Lender”: as defined in Section 2.20(d). “Note”: any promissory note evidencing any Loan, which promissory note shall be in the form of Exhibit J-1, Exhibit J-2 or Exhibit J-3, as applicable, or such other form as agreed upon by the Administrative Agent and the Borrower. “Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrower to the Administrative Agent, the Collateral Agent or to any Lender (or, in the case of Specified Hedge Agreements, Specified Foreign Currency L/C Agreements or Cash Management Obligations of the Borrower or any of its Subsidiaries to the Administrative Agent, the Collateral Agent, any Lender or any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, in each case, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement, any Specified Foreign Currency L/C Agreement or Cash Management Obligations or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided that (a) obligations of the Borrower or any of the Subsidiary Guarantors under any Specified Hedge Agreement, any Specified Foreign Currency L/C Agreement or any Cash Management Obligations shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and 32 [[6103614]]

guaranteed and (b) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements, Specified Foreign Currency L/C Agreements or Cash Management Obligations. “Other Intercreditor Agreement”: an intercreditor agreement in form and substance reasonably satisfactory to the Borrower and the Collateral Agent. “Other Taxes”: any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document. “Parent”: Booz Allen Hamilton Holding Corporation. “Parent Company”: any direct or indirect parent of Investor, including Parent. “Pari Passu Debt”: Indebtedness that is secured by a Lien on the Collateral ranking equal with the Lien on such Collateral securing the Obligations, either pursuant to the Intercreditor Agreement or one or more Other Intercreditor Agreements. “Participant”: as defined in Section 10.6(c)(i). “Participant Register”: as defined in Section 10.6(c)(iii). “Payment Amount”: as defined in Section 3.5. “PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor). “Permitted Acquisition”: (a) any acquisition (including, if applicable, in the case of any Intellectual Property, by way of license) approved by the Required Lenders, (b) any acquisition made solely with the Net Cash Proceeds of any substantially concurrent Equity Issuance or capital contribution (other than Disqualified Capital Stock) or (c) any acquisition of a majority controlling interest in the Capital Stock, or all or substantially all of the assets, of any Person, or of all or substantially all of the assets constituting a division, product line or business line of any Person (each, an “Acquisition”), so long as in the case of any Acquisition described in this clause (c), no Event of Default shall be continuing immediately after giving effect to such Acquisition (or, in the case of a Limited Condition Acquisition, no Event of Default exists as of the date the definitive acquisition agreements for such Limited Condition Acquisition are entered into). “Permitted Business”: the Business and any other services, activities or businesses incidental or directly related, similar or complementary to any line of business engaged in by the Borrower and its Subsidiaries as of the Closing Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto. “Permitted Debt Exchange”: as defined in Section 2.27(a). “Permitted Debt Exchange Notes”: as defined in Section 2.27(a). 33 [[6103614]]

“Permitted Debt Exchange Offer”: as defined in Section 2.27(a). “Permitted Foreign Currency”: (a) with respect to any outstanding Letter of Credit denominated in a currency other than Dollars, the currency in which such Letter of Credit is denominated, and (b) with respect to any Letter of Credit requested to be issued in a currency other than Dollars, any foreign currency reasonably requested by the Borrower from time to time and in which an Issuing Lender may, in accordance with its policies and procedures in effect at such time, issue Letters of Credit. “Permitted Investors”: the collective reference to the Sponsor and its Affiliates (but excluding any operating portfolio companies of the foregoing), the members of management of any Parent Company, Investor and its Subsidiaries that have ownership interests in any Parent Company or Investor as of the Closing Date, the First Amendment Effective Date , the Second Amendment Effective Date or the Third Amendment Effective Date and the directors of Investor and its Subsidiaries or any Parent Company as of the Closing Date, the First Amendment Effective Date, the Second Amendment Effective Date or the Third Amendment Effective Date and any Permitted Investors as such term is defined in the Existing Credit Agreement. “Permitted Liquid Investments”: (a) securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition, (b) certificates of deposit, time deposits and eurodollar time deposits with maturities of 24 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 24 months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $250,000,000, (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above, (d) commercial paper having a rating of at least A 1 from S&P or P 1 from Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) and maturing within 24 months after the date of acquisition and Indebtedness and preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition, (e) readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition, (f) marketable short-term money market and similar securities having a rating of at least P-1 or A-1 from Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) and in each case maturing within 24 months after the date of creation or acquisition thereof, (g) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AA- (or the equivalent thereof) or better by S&P or Aa3 (or the equivalent thereof) or better by Moody’s, (h) instruments equivalent to those referred to in clauses (a) through (g) above denominated in euro or pound sterling or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction including certificates of deposit or bankers’ acceptances of, and bank deposits with, any bank organized under the laws of any country that is a member of the European Economic Community or Canada or any subdivision thereof, whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof, in each case with maturities of not more than 24 months from the date of 34 [[6103614]]

acquisition and (i) Investments in funds which invest substantially all of their assets in Cash Equivalents of the kinds described in clauses (a) through (h) of this definition. “Permitted Refinancing Obligations”: senior or subordinated Indebtedness (which Indebtedness may be (x) secured by the Collateral on a junior basis, (y) unsecured or (z) in the case of Indebtedness incurred under this Agreement, customary bridge financings or debt securities, secured by the Collateral on a pari passu basis), including customary bridge financings, in each case issued or incurred by the Borrower or a Guarantor to refinance Indebtedness and/or Revolving Commitments incurred under this Agreement and the Loan Documents, including Indebtedness incurred to pay fees, discounts, premiums and expenses in connection therewith; provided that (a) the terms of such Indebtedness, other than a revolving credit facility that does not include scheduled commitment reductions prior to maturity, shall not provide for a maturity date or weighted average life to maturity earlier than the maturity date or shorter than the weighted average life to maturity of the Indebtedness being refinanced, as applicable (other than an earlier maturity date and/or shorter weighted average life to maturity for customary bridge financings, which, subject to customary conditions, would either be automatically converted into or required to be exchanged for permanent financing which does not provide for an earlier maturity date or a shorter weighted average life to maturity than the maturity date or the weighted average life to maturity of the Indebtedness being refinanced, as applicable), except that the Borrower and the Guarantors may incur Indebtedness that matures earlier than the maturity date and has a weighted average life to maturity shorter than that of the Indebtedness being refinanced, as applicable (such Indebtedness, the “Inside Maturity Permitted Refinancing Obligations”) so long as such Inside Maturity Permitted Refinancing Obligations mature no earlier than, and will have a weighted average life to maturity no shorter than the Latest Tranche A Term Maturity Date or the weighted average life to maturity of the Latest Maturing Tranche A Term Loans, as applicable (other than an earlier maturity date and/or shorter weighted average life to maturity for customary bridge financings, which, subject to customary conditions, would either be automatically converted into or required to be exchanged for permanent financing which does not provide for an earlier maturity date or a shorter weighted average life to maturity than the Latest Tranche A Term Maturity Date or the weighted average life to maturity of the Latest Maturing Tranche A Term Loans, as applicable), (b) any such Indebtedness that is a revolving credit facility shall not mature prior to the maturity date of the revolving commitments being replaced, (c) such Indebtedness shall not be secured by any Lien on any asset of any Loan Party that does not also secure the Obligations, or be guaranteed by any Person other than the Guarantors and (d) if secured by Collateral, such Indebtedness (and all related Obligations) either shall be incurred under this Agreement on a senior secured pari passu basis with the other Obligations or shall be subject to the terms of an Intercreditor Agreement or an Other Intercreditor Agreement. “Permitted Refinancings”: with respect to any Person, refinancings, replacements, modifications, refundings, renewals or extensions of Indebtedness provided that (a) there is no increase in the principal amount (or accrued value) thereof (excluding accrued interest, fees, discounts, premiums and expenses), (b) the weighted average life to maturity of such Indebtedness is greater than or equal to the shorter of (i) the weighted average life to maturity of the Indebtedness being refinanced and (ii) the remaining weighted average life to maturity of the Latest Maturing Tranche B Loans (other than a shorter weighted average life to maturity for customary bridge financings, which, subject to customary conditions, would either be automatically converted into or required to be exchanged for permanent financing which does not provide for a shorter weighted average life to maturity than the shorter of (i) the weighted average life to maturity of the Indebtedness being refinanced and (ii) the remaining weighted average life to maturity of the Latest Maturing Tranche B Term Loans), (c) immediately after giving effect to such refinancing, replacement, refunding, renewal or extension, no Event of Default shall be continuing (or, in the case of an incurrence of Indebtedness that is necessary or advisable (as determined by the Borrower in good faith) for the consummation of a Limited Condition Acquisition, no Event of 35 [[6103614]]

36 [[6103614]] 0.300% Default exists as of the date the definitive acquisition agreements for such Limited Condition Acquisition are entered into (or, if applicable, the date of delivery of an irrevocable notice or declaration of such Limited Condition Acquisition)) and (d) with respect to any such Indebtedness that is secured, neither the Borrower nor any Restricted Subsidiary shall be an obligor or guarantor of any such refinancings, replacements, modifications, refundings, renewals or extensions except to the extent that such Person was (or, when initially incurred could have been) such an obligor or guarantor in respect of the applicable Indebtedness being modified, refinanced, replaced, refunded, renewed or extended. “Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature. “Plan”: at a particular time, any employee benefit plan as defined in Section 3(3) of ERISA and in respect of which the Borrower or any of its Restricted Subsidiaries is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA, including a Multiemployer Plan. “Platform”: as defined in Section 10.2(c). “Pledged Securities”: as defined in the Guarantee and Collateral Agreement. “Pledged Stock”: as defined in the Guarantee and Collateral Agreement. “Pricing Grid”: A. Leverage-Based Pricing Grid 2.00% < 3.25 to 1.00 but ≥ 2.50:1.00 Applicable Margin for Initial Tranche A Term Loans that are ABR Loans 1.50% 1.00% 0.50% 1.50% 2.00% 0.50% Applicable Margin for Revolving Loans that are Term SOFR Loans 0.250% 1.00% < 2.50 to 1.00 but ≥ 2.00:1.00 0.350% 1.25% Applicable Margin for Revolving Loans that are ABR Loans 0.25% 1.25% Consolidated Net Total Leverage Ratio 0.25% < 4.00:1.00 but ≥ 3.25 to 1.00 0.200% Applicable Commitment Fee Rate 1.75% < 2.00:1.00 1.125% 0.75% 0.125% 1.125% 1.75% 0.125% Applicable Margin for Initial Tranche A Term Loans that are Term SOFR Loans 0.175% 0.75% ≥ 4.00:1.00

37 [[6103614]] 0.20% Changes in the Applicable Margin with respect to Loans or the Applicable Commitment Fee Rate resulting from changes in the Consolidated Net Total Leverage Ratio shall become effective on the date on which financial statements are delivered to the Lenders pursuant to Section 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, at the option of (and upon the delivery of notice (telephonic or otherwise) by) the Administrative Agent or the Required Lenders, until such financial statements are delivered, the Consolidated Net Total Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of the Leverage-Based Pricing Grid be deemed to be greater than 4.00 to 1.00. In addition, at all times while an Event of Default set forth in Section 8.1(a) or 8.1(f) shall have occurred and be continuing, the Consolidated Net Total Leverage Ratio shall for the purposes of the Leverage-Based Pricing Grid be deemed to be greater than 4.00 to 1.00. B. Ratings-Based Pricing Grid 1.625% BBB-/Baa3 (Level III) Applicable Margin for Initial Tranche A Term Loans that are ABR Loans 1.25% 0.625% 0.25% 1.25% 1.625% 0.25% Applicable Margin for Revolving Loans that are Term SOFR Loans 0.175% 0.625% BBB/Baa2 (Level II) 0.25% 1.125% Applicable Margin for Revolving Loans that are ABR Loans 0.125% 1.125% Level (S&P / Moody’s) 0.125% BB+/Ba1 (Level IV) 0.125% Applicable Commitment Fee Rate 1.375% BBB+/Baa1 or higher (Level I) 1.00% 0.375% 0.00% 1.00% 1.375% 0.00% Applicable Margin for Initial Tranche A Term Loans that are Term SOFR Loans 0.10% 0.375% The applicable Level in the Ratings-Based Pricing Grid is based on the Applicable Ratings issued by S&P and Moody’s (the “Rating Agencies”). For purposes of the foregoing, (a) if one of the Rating Agencies shall not have in effect an Applicable Rating, then the applicable Level will be based on the single available Applicable Rating, (b) if the Applicable Ratings established by the Rating Agencies shall fall within different Levels, the applicable Level shall be determined by reference to the higher of the two Applicable Ratings, provided that if the higher of such Applicable Ratings is more than one Level above the other, the applicable Level shall be determined by reference to the Level that is one Level above the BB/Ba2 or lower or unrated (Level V)

lower of such Applicable Ratings, (c) if the Applicable Rating established by either Rating Agency shall be changed, such change shall be effective as of the date on which such change is first announced publicly by such Rating Agency and (d) if either Rating Agency shall change the basis on which Applicable Ratings are established, each reference to the Applicable Rating announced by such Rating Agency shall refer to the then equivalent rating by such Rating Agency. In addition, at all times while an Event of Default set forth in Section 8.1(a) or 8.1(f) shall have occurred and be continuing, the Applicable Commitment Fee Rate and the Applicable Margin will be determined by reference to Level V as set forth in the Ratings-Based Pricing Grid. “Prime Rate”: as defined in the definition of “ABR.” “Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Capital Stock. “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Public Company Costs”: costs relating to compliance with the provisions of the Securities Act and the Exchange Act, as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors and officers’ insurance and other executive costs, legal and other professional fees, and listing fees. “Public Information”: as defined in Section 10.2(c). “Public Lender”: as defined in Section 10.2(c). “QFC”: the meaning assigned to the term “qualified financial contract” in, and to be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). “Qualified Capital Stock”: any Capital Stock that is not Disqualified Capital Stock. “RatingsRating Agencies”: as defined in the definition of “Pricing Grid.” “Ratings-Based Pricing Grid”: the table set forth under the heading “Ratings-Based Pricing Grid” in the definition of “Pricing Grid.” “Real Property”: collectively, all right, title and interest of the Borrower or any other Subsidiary in and to any and all parcels of real property owned or operated by the Borrower or any other Subsidiary together with all improvements and appurtenant fixtures, easements and other property and rights incidental to the ownership, lease or operation thereof. “Recovery Event”: any settlement of or payment in respect of any Property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any Domestic Subsidiary that is a Restricted Subsidiary, in an amount for each such event exceeding $10,000,000. 38 [[6103614]]

“Refinanced Revolving Commitments”: as defined in Section 10.1(d). “Refinanced Term Loans”: as defined in Section 10.1(c). “Refinancing”: the repayment of Indebtedness under and termination of the Existing Credit Agreement on the Closing Date. “Refinancing Revolving Commitments”: as defined in Section 10.1(d). “Refinancing Term Loans”: as defined in Section 10.1(c). “Register”: as defined in Section 10.6(b)(iv). “Regulation U”: Regulation U of the Board as in effect from time to time. “Reimbursement Obligation”: the obligation of the Borrower to reimburse an Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Issuing Lender. “Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Loan Party for its own account in connection therewith that are not applied to prepay the Term Loans pursuant to Section 2.12 as a result of the delivery of a Reinvestment Notice. “Reinvestment Event”: any Asset Sale or Recovery Event in respect of which a Loan Party has delivered a Reinvestment Notice. “Reinvestment Notice”: a written notice signed on behalf of any Loan Party by a Responsible Officer stating that such Loan Party (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets or make investments useful in the Business. “Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount (or the relevant portion thereof, as contemplated by clause (ii) of the definition of “Reinvestment Prepayment Date”) relating thereto less any amount contractually committed by the applicable Loan Party (directly or indirectly through a Subsidiary) to be expended prior to the relevant Reinvestment Prepayment Date (a “Committed Reinvestment Amount”), or actually expended prior to such date, in each case to acquire assets or make investments useful in the Business. “Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (i) the date occurring 12 months after such Reinvestment Event and (ii) with respect to any portion of a Reinvestment Deferred Amount, the date that is three Business Days following the date on which any Loan Party shall have determined not to acquire assets or make investments useful in the Business with such portion of such Reinvestment Deferred Amount. “Related Business Assets”: assets (other than cash, Cash Equivalents or Permitted Liquid Investments) used or useful in a Permitted Business; provided that any assets received by the Borrower or a Restricted Subsidiary in exchange for assets transferred by the Borrower or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary. 39 [[6103614]]

“Release”: any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure or facility. “Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA. “Replaced Lender”: as defined in Section 2.24. “Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived by the PBGC in accordance with the regulations thereunder. “Representatives”: as defined in Section 10.14. “Repricing Transaction”: other than in connection with a transaction involving a Change of Control, any prepayment of the Initial Tranche B Term Loans using proceeds of Indebtedness incurred by the Borrower or one or more Subsidiaries from a substantially concurrent issuance or incurrence of secured, syndicated term loans with annual amortization of less than 5.0% provided by one or more banks, financial institutions or other Persons for which the Yield payable thereon (disregarding any performance or ratings based pricing grid that could result in a lower interest rate based on future performance) is lower than the Yield with respect to the Initial Tranche B Term Loans on the date of such optional prepayment or any amendment, amendment and restatement or any other modification of this Agreement that reduces the Yield with respect to any Initial Tranche B Term Loans; provided that the primary purpose of such prepayment, amendment, amendment and restatement or modification, as reasonably determined by the Borrower in good faith, is to refinance Initial Tranche B Term Loans at a lower interest rateRequired Class Lenders”: as defined in Section 2.17(a). “Required Lenders”: at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans and unused Commitments in respect thereof, if any, then outstanding, (ii) the Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Revolving Extensions of Credit then outstanding, (iii) the New Loan Commitments then in effect in respect of any New Facility that is a revolving credit facility or, if such New Loan Commitments have been terminated, the New Revolving Loans in respect thereof then outstanding[reserved] and (iv) the Extended Revolving Commitments then in effect in respect of any Extended Revolving Facility or, if such Extended Revolving Commitments have been terminated, the Extended Loans in respect thereof then outstanding; provided, however, that determinations of the “Required Lenders” shall exclude any Commitments or Loans held by the Carlyle Fund, Parent, any subsidiary of Parent or Defaulting Lenders. “Required Prepayment Lenders”: the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans; provided, however, that determinations of the “Required Prepayment Lenders” shall exclude any Term Loans held by the Carlyle Fund, Parent, any subsidiary of Parent or Defaulting Lenders. “Required Revolving Lenders”: at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Revolving 40 [[6103614]]

Extensions of Credit then outstanding, (ii) the New Loan Commitments then in effect in respect of any New Facility that is a revolving credit facility or, if such New Loan Commitments have been terminated, the New Revolving Loans in respect thereof then outstanding[reserved] and (iii) the Extended Revolving Commitments then in effect in respect of any Extended Revolving Facility or, if such Extended Revolving Commitments have been terminated, the Extended Loans in respect thereof then outstanding; provided, however, that determinations of the “Required Revolving Lenders” shall exclude any Revolving Commitments or Revolving Loans held by the Carlyle Fund, Parent, any subsidiary of Parent or Defaulting Lenders. “Requirement of Law”: as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject. “Rescindable Amount” has the meaning as defined in Section 2.18(f). “Resolution Authority”: means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer”: the chief executive officer, president, chief financial officer (or similar title), director of finance (or similar title), controller or treasurer (or similar title) of the Borrower and, with respect to financial matters, the chief financial officer (or similar title), director of finance (or similar title), controller or treasurer (or similar title) of the Borrower and, solely for purposes of notices given pursuant to Article IISection 2, any other officer or employee of the Borrower so designated by any of the foregoing officers in a notice to the Administrative Agent or pursuant to an agreement between the Borrower and the Administrative Agent. “Restricted Payments”: as defined in Section 7.6. “Restricted Subsidiary”: any Subsidiary of the Borrower which is not an Unrestricted Subsidiary. “Revaluation Date”: (a) the first Business Day of each calendar month, (b) each date of issuance of a Letter of Credit denominated in ana Permitted Foreign Currency, (c) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof and (d) each date of any payment by an Issuing Lender under any Letter of Credit denominated in a Permitted Foreign Currency. “Revolving Commitment Increase”: as defined in Section 2.25(a). “Revolving Commitment Period”: the period from and including the Closing Date to the Revolving Termination Date. “Revolving Commitments”: as to any Revolving Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Commitment” opposite such Lender’s name on Schedule 2.1, or, as the case may be, in the Assignment and Assumption, Joinder Agreement or Lender Joinder Agreement pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to an Extension Amendment, an Increase Supplement or 41 [[6103614]]

otherwise pursuant to the terms hereof. The aggregate amount of the Revolving Commitments as of the Closing Date is $500,000,000. “Revolving Extensions of Credit”: as to any Revolving Lender at any time, an amount equal to the sum of, without duplication (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding and (b) such Lender’s Revolving Percentage of the L/C Obligations then outstanding. “Revolving Facility”: as defined in the definition of “Facility.” “Revolving Lender”: each Lender that has a Revolving Commitment or that holds Revolving Loans. “Revolving Loans”: as defined in Section 2.4(a). “Revolving Percentage”: as to any Revolving Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the aggregate Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which such Revolving Lender’s Revolving Extensions of Credit then outstanding constitutes of the aggregate Revolving Extensions of Credit then outstanding. “Revolving Termination Date”: September 7, 2027. “Rollover Indebtedness” means Indebtedness of a Loan Party issued to any Lender in lieu of such Lender’s pro rata portion of any repayment of Term Loans made pursuant to Section 2.11 or Section 2.12 so long as (other than in connection with a refinancing in full of the Facilities) the terms of such Indebtedness shall be of a type permitted by, and shall comply with the proviso set forth in, the definition of “Permitted Refinancing Obligations”. “S&P”: Standard & Poor’s Ratings Group, Inc., or any successor to the rating agency business thereof. “Scheduled Unavailability Date”: as defined in Section 2.17. “SEC”: the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority). “Second Amendment”: the Second Amendment to Credit Agreement, dated as of the Second Amendment Effective Date, among the Loan Parties, the Administrative Agent, the Collateral Agent and the Lenders party thereto. “Second Amendment Effective Date”: May 7, 2014. “Section 2.26 Additional Amendment”: as defined in Section 2.26(c). “Secured Parties”: collectively, the Lenders, the Administrative Agent, the Collateral Agent, any Issuing Lender, any other holder from time to time of any of the Obligations and, in each case, their respective successors and permitted assigns. 42 [[6103614]]

“Securities Act”: the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder. “Security”: as defined in the Guarantee and Collateral Agreement. “Security Documents”: the collective reference to the Guarantee and Collateral Agreement and all other security documents (including any Mortgages) hereafter delivered to the Administrative Agent or the Collateral Agent purporting to grant a Lien on any Property of any Loan Party to secure the Obligations. “Seventh Amendment Effective Date”: November 26, 2019. “Significant Subsidiaries”: Restricted Subsidiaries of the Borrower constituting, individually or in the aggregate (as if such Restricted Subsidiaries constituted a single Subsidiary), a “significant subsidiary” of the Borrower within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the date hereof. “Single Employer Plan”: any Plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA and in respect of which any Loan Partythe Borrower or any Commonly Controlled Entity is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA. “Sixth Amendment Effective Date”: July 23, 2018. “Sixth Amendment”: the Sixth Amendment to the Credit Agreement, dated as of the Sixth Amendment Effective Date, among the Loan Parties, the Administrative Agent, the Collateral Agent and the Lenders party thereto. “SOFR”: the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator). “SOFR Adjustment”: 10 basis points. “Solvent”: with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the solvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured and (iii) except as otherwise provided by applicable law, the amount of “contingent liabilities” at any time shall be the amount thereof which, in light of all the facts 43 [[6103614]]

and circumstances existing at such time, can reasonably be expected to become actual or matured liabilities. “Special Purpose Entity”: Booz Allen Hamilton Intellectual Property Holdings, LLC or any other Person formed or organized primarily for the purpose of holding trademarks, service marks, trade names, logos, slogans and/or internet domain names containing the mark “Booz” without the names “Allen” or “Hamilton” and licensing such marks to Booz & Company Inc. and its Affiliates. “Specified Cash Management Arrangement”: as defined in the Guarantee Agreement. “Specified Existing Tranche”: as defined in Section 2.26(a). “Specified Foreign Currency L/C Agreements”: any Foreign Currency L/C Agreement (a) entered into by (i) the Borrower or any Subsidiary Guarantor and (ii) any Person that was a Lender or any Affiliate thereof at the time such Foreign Currency L/C Agreement was entered into, as counterparty and (b) that has been designated by such Lender and the Borrower, by notice to the Administrative Agent, as a Specified Foreign Currency L/C Agreement. The designation of any Foreign Currency L/C Agreement as a Specified Foreign Currency L/C Agreement shall not create in favor of the Lender or Affiliate thereof that is a party thereto (or their successor or assigns) any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Guarantee and Collateral Agreement. For the avoidance of doubt, all Foreign Currency L/C Agreements in existence on the Closing Date between the Borrower or any Subsidiary Guarantor and any Lender, as listed on Schedule 1.1B, shall constitute Specified Foreign Currency L/C Agreements. “Specified Hedge Agreement”: any Hedge Agreement (a) entered into by (i) the Borrower or any Subsidiary Guarantor and (ii) any Person that was a Lender or any Affiliate thereof at the time such Hedge Agreement was entered into, as counterparty and (b) that has been designated by such Lender and the Borrower, by notice to the Administrative Agent, as a Specified Hedge Agreement. The designation of any Hedge Agreement as a Specified Hedge Agreement shall not create in favor of the Lender or Affiliate thereof that is a party thereto (or their successors or assigns) any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Guarantee and Collateral Agreement. For the avoidance of doubt, all Hedge Agreements in existence on the Closing Date between the Borrower or any Subsidiary Guarantor and any Lender, as listed on Schedule 1.1C, shall constitute Specified Hedge Agreements. “Sponsor”: The Carlyle Group and any Affiliates thereof (but excluding any operating portfolio companies of the foregoing)Hedge Agreement”: as defined in the Guarantee Agreement. “Spot Rate”: with respect to any currency, the rate determined by the applicable Issuing Lender to be the rate quoted by such Issuing Lender as the spot rate for the purchase by such Issuing Lender of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that such Issuing Lender may obtain such spot rate from another financial institution designated by it if it does not have as of the date of determination a spot buying rate for any such currency; provided, further that such Issuing Lender may use such spot rate quoted on the 44 [[6103614]]

date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in a Permitted Foreign Currency. “Stated Maturity”: with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the re-purchase or repayment of such Indebtedness at the option of the holder thereof upon the happening of any contingency). “Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person; provided that any joint venture that is not required to be consolidated with the Borrower and its consolidated Subsidiaries in accordance with GAAP shall not be deemed to be a “Subsidiary” for purposes hereof. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a direct or indirect Subsidiary or Subsidiaries of the Borrower. “Subsidiary Guarantors”: (a) each Domestic Subsidiary other than any Excluded Subsidiary and (b) any otherany Subsidiary of the Borrower that is a party to the Guarantee and Collateral Agreement. “Successor Rate”: as defined in Section 2.17. “Supplemental Term Loan Commitments”: as defined in Section 2.25(a). “Taxes”: all present and future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Tenth Amendment”: the Tenth Amendment to the Credit Agreement, dated as of the Tenth Amendment Effective Date, among the Borrower, the Administrative Agent and the Lenders party thereto. “Tenth Amendment Effective Date”: July 27, 2023. “Term Lenders”: the collective reference to the Tranche A Term Lenders and the Tranche BTranche A Term Lenders. “Term Loans”: the collective reference to the Tranche A Term Loans”: and the Tranche BA Term Loans. “Term SOFR”: (a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the 45 [[6103614]]

commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and (b) for any interest calculation with respect to an ABR Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day; provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement. “Term SOFR Loan”: a Loan that bears interest at a rate based on clause (a) of the definition of “Term SOFR”. “Term SOFR Replacement Date”: as defined in Section 2.17. “Term SOFR Screen Rate”: the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent in its reasonable discretion) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time in its reasonable discretion). “Term SOFR Tranche”: the collective reference to Term SOFR Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day). “Test Period”: on any date of determination, the period of four consecutive fiscal quarters of the Borrower (in each case taken as one accounting period) most recently ended on or prior to such date for which financial statements have been or are required to be delivered pursuant to Section 6.1. “Third Amendment“Third Amendment”: the Third Amendment to Credit Agreement, dated as of the Third Amendment Effective Date, among the Loan Parties, the Administrative Agent, the Collateral Agent and the Lenders party thereto. Effective Date”: July 13, 2016. “Tranche”: (a) with respect to Term Loans or commitments, refers to whether such Term Loans or commitments are (1) Initial Tranche A Term Loans and/or Commitments in respect thereof, (2) Initial Tranche B Term Loans[reserved], (3) New Term Loans and/or Commitments in respect thereof with the same terms and conditions made on the same day, (4) Extended Term Loans (of the same Extension Series) or (5) Refinancing Term Loans with the same terms and conditions made on the same day and (b) with respect to Revolving Loans or commitments, refers to whether such Revolving Loans are (1) Initial Revolving Commitments or Initial Revolving Loans, (2) New Revolving Commitments with the same terms and conditions made on the same day or Revolving Loans in respect thereof[reserved], (3) Extended Revolving Commitments (of the same Extension Series) or Revolving Loans in respect thereof or (4) Refinancing Revolving Commitments with the same terms and conditions made on the same day or Revolving Loans in respect thereof. 46 [[6103614]]

“Tranche A Mandatory Prepayment Date”: as defined in Section 2.12(e). “Tranche A Prepayment Option Notice”: as defined in Section 2.12(e). “Tranche A Term Commitment”: as to any Tranche A Term Lender, the obligation of such Tranche A Term Lender to make an Initial Tranche A Term Loan to the Borrower in the principal amount set forth under the heading “Tranche A Term Commitment” opposite such Tranche A Term Lender’s name on Schedule 2.1 to this Agreement. The aggregate principal amount of the Tranche A Term Commitments as of the Closing Date is $725,000,000. “Tranche A Term Facility”: as defined in the definition of “Facility.” “Tranche A Term Lender”: each Lender that holds a Tranche A Term Loan. “Tranche A Term Loan”: the Initial Tranche A Term Loans, New Term Loans designated by the Borrower as Tranche A Term Loans or Extended Term Loans in respect of either of the foregoing, as the context may require. “Tranche A Term Maturity Date”: September 7, 2027. “Tranche B Mandatory Prepayment Date”: as defined in Section 2.12(e). “Tranche B Prepayment Amount”: as defined in Section 2.12(e). “Tranche B Prepayment Option Notice”: as defined in Section 2.12(e). “Tranche B Term Commitment”: as to any Tranche B Term Lender, the obligation of such Tranche B Term Lender to make an Initial Tranche B Term Loan to the Borrower in the principal amount set forth under the heading “Tranche B Term Commitment” opposite such Tranche B Term Lender’s name on Schedule 2.1 to this Agreement. The aggregate principal amount of the Tranche B Term Commitments as of the Closing Date is $1,025,000,000. “Tranche B Term Facility”: as defined in the definition of “Facility.” “Tranche B Term Lender”: each Lender that holds a Tranche B Term Loan. “Tranche B Term Loan”: the Initial Tranche B Term Loans, New Term Loans (other than New Term Loans designated by the Borrower as Tranche A Term Loans) or Extended Term Loans in respect of either of the foregoing, as the context may require. As of the Ninth Amendment Effective Date, no Tranche B Term Loans are outstanding hereunder. “Tranche B Term Maturity Date”: November 26, 2026. “Transferee”: any Assignee or Participant. “Trigger Date”: as defined in Section 2.12(b). “Type”: as to any Loan, its nature as an ABR Loan or Term SOFR Loan. “UK Financial Institutions”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential 47 [[6103614]]

Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “United States”: the United States of America. “Unrestricted Cash”: as at any date of determination, the aggregate amount of cash, Cash Equivalents and Permitted Liquid Investments included in the cash accounts that would be listed on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries as at such date, to the extent such cash, Cash Equivalents and Permitted Liquid Investments are not (a) subject to a Lien securing any Indebtedness or other obligations, other than (i) the Obligations or (ii) any such other Indebtedness that is subject to the Intercreditor Agreement or any Other Intercreditor Agreement or (b) classified as “restricted” (unless so classified solely because of any provision under the Loan Documents or any other agreement or instrument governing other Indebtedness that is subject to the Intercreditor Agreement or any Other Intercreditor Agreement governing the application thereof or because they are subject to a Lien securing the Obligations or other Indebtedness that is subject to the Intercreditor Agreement or any Other Intercreditor Agreement). “Unrestricted Subsidiary”: (i) any Subsidiary of the Borrower designated as such and listed on Schedule 4.14 on the Closing Date and (ii) any Subsidiary of the Borrower that is designated by a resolution of the Board of Directors of the Borrower as an Unrestricted Subsidiary, but only to the extent that, in the case of each of clauses (i) and (ii), such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary unless (x) the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower or (y) the Borrower or any Restricted Subsidiary would be permitted to enter into such agreement, contract, arrangement or understanding with an Unrestricted Subsidiary pursuant to Section 7.9; (c) is a Person with respect to which neither the Borrower nor any of the Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Capital Stock or warrants, options or other rights to acquire Capital Stock or (y) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results, unless, in each case, the Borrower or any Restricted Subsidiary would be permitted to incur any such obligation with respect to an Unrestricted Subsidiary pursuant to Section 7.7; and (d) does not guarantee or otherwise provide credit support after the time of such designation for any Indebtedness of the Borrower or any of its Restricted Subsidiaries, in the case of clauses (a), (b) and (c), except to the extent not otherwise prohibited by Section 7; provided that after giving effect to any such designation of a Domestic Subsidiary, the combined Consolidated EBITDA of Domestic Subsidiaries that are Unrestricted Subsidiaries for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 does not exceed 5% of the Consolidated EBITDA of the Borrower and its Subsidiaries for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes hereof. Subject to the foregoing, the Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary or any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that (i) such designation shall only be permitted if no Default or Event of Default (or, in the case of a designation that is necessary or advisable (as determined by the 48 [[6103614]]

Borrower in good faith) for the consummation of a Limited Condition Acquisition, no Default or Event of Default exists as of the date the definitive acquisition agreements for such Limited Condition Acquisition are entered into (or, if applicable, the date of delivery of an irrevocable notice for or declaration of such Limited Condition Acquisition)) would be in existence following such designation and after giving effect to such designation the Borrower shall be in pro forma compliance with the financial covenant set forth in Section 7.1 as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1, (ii) any designation of an Unrestricted Subsidiary as a Restricted Subsidiary shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and (iii) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be deemed to be an Investment in an Unrestricted Subsidiary and shall reduce amounts available for Investments in Unrestricted Subsidiaries permitted by Section 7.7 in an amount equal to the Fair Market Value of the Subsidiary so designated; provided that the Borrower may subsequently redesignate any such Unrestricted Subsidiary as a Restricted Subsidiary so long as the Borrower does not subsequently re-designate such Restricted Subsidiary as an Unrestricted Subsidiary for a period of the succeeding four fiscal quarters). “U.S. Government Securities Business Day”: any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable. “US Lender”: as defined in Section 2.20(e). “USA Patriot Act”: as defined in Section 10.18. “Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. “Yield”: on any date on which the “Yield” is required to be calculated hereunder will be the internal rate of return on the Initial Tranche B Term Loans or any new syndicated loans, as applicable, determined by the Administrative Agent in consultation with the Borrower utilizing (a) the greater of (i) if applicable, any “SOFR floor” applicable to the Initial Tranche B Term Loans or any new syndicated loans, as applicable, on such date and (ii) the price of a SOFR swap-equivalent maturing on the earlier of (x) the date that is four years following such date and (y) the final maturity date of the Initial Tranche B Term Loans or any new syndicated loans, as applicable; (b) the Applicable Margin for the Initial Tranche B Term Loans or any new syndicated loans, as applicable, on such date; and (c) the issue price of the Initial Tranche B Term Loans or any new syndicated loans, as applicable (after giving effect to any original issue discount or upfront fees paid to the market (but excluding commitment, arrangement, structuring or other fees in respect of the Initial Tranche B Term Loans or any new syndicated loans, as applicable, that are not generally shared with the relevant Lenders) in respect of the Initial Tranche B 49 [[6103614]]

Term Loans or any new syndicated loans, as applicable, calculated based on an assumed four year average life to maturity). 1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto. (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” and (iii) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time. (c) The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Annex, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. (d) The term “license” shall include sub-license. The term “documents” includes any and all documents whether in physical or electronic form. (e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. (f) Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein, and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. 1.3 Pro Forma Calculations. (i) Any calculation to be determined on a “pro forma” basis, after giving “pro forma” effect to certain transactions or pursuant to words of similar import and (ii) the Consolidated Net Senior Secured Leverage Ratio and the Consolidated Net Total Leverage Ratio, in each case, shall be calculated as follows: (a) for purposes of making the computation referred to above, in the event that the Borrower or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness subsequent to the commencement of the period for which such ratio is being calculated but on or prior to or substantially concurrently with the event for which the calculation is made (a “Calculation Date”), then except as otherwise set forth in clauses (d) 50 [[6103614]]

and (e) below, such calculation shall be made giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness as if the same had occurred at the beginning of the applicable Test Period; provided that for purposes of making the computation of Consolidated Net Senior Secured Leverage or Consolidated Net Total Leverage for the computation of Consolidated Net Senior Secured Leverage Ratio orthe Consolidated Net Total Leverage Ratio, as applicable, Consolidated Net Senior Secured Leverage or Consolidated Net Total Leverage, as applicable, shall be Consolidated Net Senior Secured Leverage or Consolidated Net Total Leverage as of the date the relevant action is being taken giving pro forma effect to any redemption, retirement or extinguishment of Indebtedness in connection with such event; and (b) for purposes of making the computation referred to above, if any Investments, or Dispositions or designations of Unrestricted Subsidiaries or Restricted Subsidiaries are made (or committed to be made pursuant to a definitive agreement) subsequent to the commencement of the period for which such calculation is being made but on or prior to or simultaneously with the relevant Calculation Date, then such calculation shall be made giving pro forma effect to such Investments, and Dispositions and designations as if the same had occurred at the beginning of the applicable Test Period in a manner consistent, where applicable, with the pro forma adjustments set forth in clause (j) of and the last proviso of the first sentence of the definition of “Consolidated EBITDA.” If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Borrower or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment or Disposition that would have required adjustment pursuant to this provision, then such calculation shall be made giving pro forma effect thereto for such Test Period as if such Investment or Disposition had occurred at the beginning of the applicable Test Period; (c) [reserved]; (d) for purposes of calculating the principal amount of Indebtedness permitted to be incurred pursuant to either Section 2.25(a)(x) or Section 7.2(i)(i), in each case, in reliance on the definition of “Maximum Incremental Facilities Amount,” any pro forma calculation of the Consolidated Net Senior Secured Leverage Ratio shall not give effect to any other incurrence of Indebtedness on the date of determination pursuant to Section 2.25(a)(y) or any other clause or sub-clause of Section 7.2; (e) for purposes of calculating the amount of Liens permitted to be incurred pursuant to either (x) (solely with respect to Indebtedness incurred pursuant to Section 2.25(a)(x) in reliance on the definition of “Maximum Incremental Facilities Amount”) Section 7.3(h) or (y) (solely with respect to Indebtedness incurred pursuant to Section 7.2(i)(i) in reliance on the definition of “Maximum Incremental Facilities Amount”) Section 7.3(g), any pro forma calculation of the Consolidated Net Senior Secured Leverage Ratio shall not give effect to any other incurrence of Liens on the date of determination pursuant to any other clause or sub-clause of Section 7.3; and (f) (c) for purposes of (x) determining compliance with any provision of this Agreement which requires pro forma compliance with the covenant set forth in Section 7.1 or pro forma calculation of the Consolidated Net Senior Secured Leverage Ratio or the Consolidated Net Total Leverage Ratio or, (y) testing baskets set forth in Article VIISection 7 of this Agreement 51 [[6103614]]

(including baskets measured as a percentage of Consolidated EBITDA) or Consolidated Total Assets) or (z) determining that no Default or Event of Default has occurred, is continuing or would result from any such action, in each case, solely for purposes of determining whether the incurrence of Indebtedness or Liens, or the making of Investments, Restricted Payments, or fundamental changes under Section 7.4 or the designation of an Unrestricted Subsidiary, in each case necessary or advisable (as determined by the Borrower in good faith) for the consummation of a Limited Condition Acquisition is permitted (and, for the avoidance of doubt, not for purposes of determining quarterly compliance with the financial covenant set forth in Section 7.1), the date of determination or testing shall, at the option of the Borrower, be the time the definitive agreements for such Limited Condition Acquisition are entered into (or, if applicable, the date of delivery of an irrevocable notice or declaration of such Limited Condition Acquisition) after giving pro forma effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the applicable Test Period (in a manner consistent, where applicable, with the pro forma adjustments set forth in clause (j) of and the last proviso of the first sentence of the definition of “Consolidated EBITDA”), and, for the avoidance of doubt, if any of such baskets or ratios are exceeded as a result of fluctuations in such ratio or basket, including due to fluctuations in Consolidated EBITDA or Consolidated Total Assets of the Borrower or the Person subject to such Limited Condition Acquisition, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken; provided that if the Borrower has made such an election, in connection with the calculation of any basket or ratio availability with respect to the incurrence of Indebtedness or Liens, or the making of Investments, Restricted Payments, Dispositions, or fundamental changes under Section 7.4 or the designation of an Unrestricted Subsidiary (excluding the financial covenant set forth in Section 7.1) on or following the date of such election and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the definitive agreement for such Limited Condition Acquisition (or, if applicable, the notice or declaration of such Limited Condition Acquisition) is terminated, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Acquisitions and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated, except to the extent that such calculation would result in a lower Consolidated Net Senior Secured Leverage Ratio or Consolidated Net Total Leverage Ratio or larger basket, as applicable, than would apply if such calculation was made without giving pro forma effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof); provided that notwithstanding the foregoing, when calculating the Consolidated Net Total Leverage Ratio for purposes of (i) determining the Applicable Margin, (ii) determining the Applicable Commitment Fee Rate and (iii) determining actual compliance (and not pro forma compliance or compliance on a pro forma basis) with the covenant pursuant to Section 7.1, any pro forma event of the type set forth in clauses (a) or (b) of this Section 1.3 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect. 1.4 Exchange Rates; Currency Equivalents. The applicable Issuing Lender shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of the face amount of Letters of Credit denominated in Permitted Foreign Currencies and of L/C Disbursements in respect thereof. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until 52 [[6103614]]

the next Revaluation Date to occur. Each applicable Issuing Lender shall notify the Administrative Agent and the Borrower on each Revaluation Date of the Spot Rates determined by it and the related Dollar Equivalent of L/C Obligations then outstanding. Solely for purposes of Sections 2 and 3 and related definitional provisions to the extent used in such Sections, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the applicable L/C Issuer and notified to the Borrower and the Administrative Agent in accordance with this Section 1.4. 1.5 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of the Application or any other document, agreement or instrument entered into by the applicable Issuing Lender and the Borrower with respect thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. SECTION 2. AMOUNT AND TERMS OF COMMITMENTS 2.1 Term Commitments. Subject to the terms and conditions hereof, (a) each Tranche A Term Lender severally agrees to make a term loan (an “Initial Tranche A Term Loan”) in Dollars to the Borrower on the Closing Date in an amount which will not exceed the amount of the Tranche A Term Commitment of such Lender, and (b) each Tranche B Term Lender severally agrees to make a term loan (an “Initial Tranche B Term Loan”) in Dollars to the Borrower on the Closing Date in an amount which will not exceed the amount of the Tranche B Term Commitment of such Lender. The aggregate outstanding principal amount of the Term Loans for all purposes of this Agreement and the other Loan Documents shall be the stated principal amount thereof outstanding from time to time. The Term Loans may from time to time be Term SOFR Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.13. 2.2 Procedure for Initial Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable written notice (which notice must be received by the Administrative Agent one Business Day prior to the anticipated Closing Date) requesting that the Term Lenders make the Initial Term Loans on the Closing Date and specifying the amount to be borrowed and the requested Interest Period, if applicable. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 11:00 A.M., New York City time, on the Closing Date each Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Initial Term Loan or Initial Term Loans to be made by such Lender. The Administrative Agent shall credit the account designated in writing by the Borrower to the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds. 2.3 Repayment of Term Loans. (a) The Initial Tranche A Term Loan of each Tranche A Term Lender shall be payable in consecutive quarterly installments on the dates and in the amounts set forth below (which installments shall, to the extent applicable, be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.18(b), and/or be increased as a result of any increase in the amount of Initial Tranche A Term Loans pursuant to Supplemental Term Loan Commitments (such increased amortization payments to be calculated in the same manner (and on the 53 [[6103614]]

54 [[6103614]] 0.625% of the stated principal amount of Initial Tranche A Term Loans funded on the Ninth Amendment Effective Date Date The last Business Day of each full fiscal quarter that begins after the two-year anniversary of the Ninth Amendment Effective Date but before the five-year anniversary of the Ninth Amendment Effective Date Amount 1.25% of the stated principal amount of Initial Tranche A Term Loans funded on the Ninth Amendment Effective Date same basis) as the amortization payments for the Initial Tranche A Term Loans outstanding as of the Ninth Amendment Effective Date)): Tranche A Term Maturity Date Remaining balance of Initial Tranche A Term Loans funded on the Ninth Amendment Effective Date The last Business Day of each full fiscal quarter that begins after the Ninth Amendment Effective Date but on or before the two-year anniversary of the Ninth Amendment Effective Date (b) The Initial Tranche B Term Loan of each Tranche B Term Lender shall be payable in equal consecutive quarterly installments, commencing on the last Business Day of March, 2020, on the last Business Day of each March, June, September and December following the Seventh Amendment Effective Date in an amount equal to one quarter of one percent (0.25%) of the stated principal amount of the Initial Tranche B Term Loans funded on the Seventh Amendment Effective Date (which installments shall, to the extent applicable, be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.18(b), or be increased as a result of any increase in the amount of Initial Tranche B Term Loans pursuant to Supplemental Term Loan Commitments (such increased amortization payments to be calculated in the same manner (and on the same basis) as the amortization payments for the Initial Tranche B Term Loans made as of the Seventh Amendment Effective Date)), with the remaining balance thereof payable on the Tranche B Term Maturity Date. 2.4 Revolving Commitments. (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans (“Revolving Loans”) in Dollars to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which when added to such Lender’s Revolving Percentage of the L/C Obligations then outstanding, does not exceed the amount of such Lender’s Revolving Commitment. During the Revolving Commitment Period, the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The

Revolving Loans may from time to time be Term SOFR Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.13. (b) The Borrower shall repay all outstanding Revolving Loans made to it on the Revolving Termination Date. 2.5 Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day; provided that the Borrower shall give the Administrative Agent irrevocable written notice pursuant to a Borrowing Notice (which notice must be received by the Administrative Agent (i) in the case of Term SOFR Loans, prior to 12:00 Noon, New York City time, three Business Days prior to the requested Borrowing Date or (ii) in the case of ABR Loans, prior to 12:00 Noon, New York City time, on the proposed Borrowing Date), specifying (x) the amount and Type of Revolving Loans to be borrowed, (y) the requested Borrowing Date and (z) in the case of Term SOFR Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor; provided, further, that if the Borrower wishes to request Term SOFR Loans having an Interest Period other than one, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m., New York City time, four Business Days prior to the requested date of such Borrowing, whereupon the Administrative Agent shall give prompt notice to the Revolving Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Each borrowing by the Borrower under the Revolving Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Term SOFR Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof and, in the case of a Borrowing requested pursuant to the second proviso to the first sentence of this Section 2.5, determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., New York City time, three Business Days before the requested date of any Borrowing requested pursuant to the second proviso to the first sentence of this Section 2.5, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all of the Revolving Lenders and the Administrative Agent. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 11:00 A.M. (or, in the case of ABR Loans being made pursuant to a notice delivered on the proposed Borrowing Date, 3:00 P.M.), New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account designated in writing by the Borrower to the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by such Revolving Lenders and in like funds as received by the Administrative Agent. If no election as to the Type of a Revolving Loan is specified, then the requested Loan shall be an ABR Loan. If no Interest Period is specified with respect to any requested Term SOFR Loan, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. 2.6 [Reserved]. 2.7 Defaulting Lenders. (a) Defaulting Lender Cure. If the Borrower, the Administrative Agent and each Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to 55 [[6103614]]

any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments under the applicable Facility (without giving effect to Section 3.4(d)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. (b) Defaulting Lender Waterfall. Any payment of principal, interest or other amounts (other than the payment of (i) commitment fees under Section 2.9, (ii) default interest under Section 2.15(c) and (iii) Letter of Credit fees under Section 3.3, which in each case shall be applied pursuant to the provisions of those Sections) received by the Administrative Agent for the account of any Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) shall be applied by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent pursuant to Section 9.7; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender (without duplication of the application of any cash collateral provided by the Borrower pursuant to Section 3.4(d)) to any Issuing Lender hereunder; third, to be held as security for any L/C Shortfall (without duplication of any cash collateral provided by the Borrower pursuant to Section 3.4(d)) in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders or the Issuing Lenders as a result of any final non-appealable judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any final non-appealable judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to Section 3.4(d). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to be held as security in a cash collateral account pursuant to this Section 2.7(b) shall be deemed paid to and redirected by such Defaulting Lender and shall satisfy the Borrower’s payment obligation in respect thereof in full, and each Lender irrevocably consents hereto. 56 [[6103614]]

2.8 Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Lender or Term Lender, as the case may be, (i) the then unpaid principal amount of each Revolving Loan of such Revolving Lender made to the Borrower outstanding on the Revolving Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 8.1) and (ii) the principal amount of each outstanding Term Loan of such Term Lender made to the Borrower in installments according to the applicable amortization schedule set forth in Section 2.3 (or on such earlier date on which the Loans become due and payable pursuant to Section 8.1). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans made to the Borrower from time to time outstanding from the date made until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.15. (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(b)(iv), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal, interest and fees, as applicable, due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof. (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8(c) shall, to the extent permitted by applicable law, be presumptively correct absent demonstrable error of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement. 2.9 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, in Dollars, for the period from and including the Closing Date to the last day of the Revolving Commitment Period, computed at the Applicable Commitment Fee Rate on the actual daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date; provided that (i) any commitment fee accrued with respect to any of the Revolving Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time and (ii) no commitment fee shall accrue on any of the Revolving Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent. 57 [[6103614]]

(c) The Borrower agrees to pay the Administrative Agent for the account of each 2018 Delayed Draw Tranche A Term Lender a commitment fee, in Dollars, for the period from and including the Sixth Amendment Effective Date to the last day of the 2018 Delayed Draw Tranche A Term Loan Availability Period, computed at the Applicable Commitment Fee Rate on the actual daily amount of unused 2018 Delayed Draw Tranche A Term Commitments of such Lender during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date; provided that (i) any commitment fee accrued with respect to any of the 2018 Delayed Draw Tranche A Term Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time and (ii) no commitment fee shall accrue on any of the 2018 Delayed Draw Tranche A Term Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Each payment by the Borrower under this Section 2.9(c) shall be applied to the 2018 Delayed Draw Tranche A Term Lenders on a pro rata basis according to the 2018 Delayed Draw Tranche A Commitment Percentages. 2.10 Termination or Reduction of Revolving Commitments. (a) The Borrower shall have the right, upon not less than two Business Days’ notice to the Administrative Agent, from time to time, to terminate the Revolving Commitments or the 2018 Delayed Draw Tranche A Term Commitments or, from time to time, to reduce the amount of the Revolving Commitments or the 2018 Delayed Draw Tranche A Term Commitments; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the total Revolving Extensions of Credit would exceed the total Revolving Commitments. Any such partial reduction shall be in an amount equal to $1,000,000, or a whole multiple of $500,000 in excess thereof, and shall reduce permanently the Revolving Commitments or the 2018 Delayed Draw Tranche A Term Commitments, as applicable, then in effect. Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of termination under this Section 2.10 if the notice of such termination stated that such notice was conditioned upon the occurrence or non-occurrence of a transaction or the receipt of a replacement of all, or a portion, of the Revolving Commitments or the 2018 Delayed Draw Tranche A Term Commitments, as applicable, outstanding at such time, in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified date) if such condition is not satisfied. (b) Upon the incurrence by the Borrower or any of its Restricted Subsidiaries of any Permitted Refinancing Obligations in respect of Revolving Commitments or Revolving Loans, the Revolving Commitments designated by the Borrower to be terminated in connection therewith shall be automatically permanently reduced by an amount equal to 100% of the aggregate principal amount of commitments under such Permitted Refinancing Obligations and any outstanding Revolving Loans in respect of such terminated Revolving Commitments shall be repaid in full. 2.11 Optional Prepayments. (a) The Borrower may at any time and from time to time prepay the Revolving Loans or any Tranche of Term Loans, in whole or in part, without premium or penalty except as specifically provided in Section 2.11(b), upon irrevocable written notice delivered to the Administrative Agent no later than 12:00 Noon, New York City time, (i) three Business Days prior thereto, in the case of Term SOFR Loans that are Revolving Loans or Term Loans, (ii) one Business Day prior thereto, in the 58 [[6103614]]

case of ABR Loans that are Term Loans and (iii) on the date of prepayment, in the case of ABR Loans that are Revolving Loans, which notice shall specify (x) the date and amount of prepayment, (y) whether the prepayment is of Revolving Loans or a Tranche of Term Loans and (z) whether the prepayment is of Term SOFR Loans or ABR Loans; provided that if a Term SOFR Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.21. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein (provided that any such notice may state that such notice is conditioned upon the occurrence or non-occurrence of any transaction or the receipt of proceeds to be used for such payment, in each case specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied), together with (except in the case of Revolving Loans that are ABR Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and of Revolving Loans shall be in an aggregate principal amount of (i) $1,000,000 or a whole multiple of $100,000 in excess thereof (in the case of prepayments of ABR Loans) or (ii) $1,000,000 or a whole multiple of $500,000 in excess thereof (in the case of prepayments of Term SOFR Loans), and in each case shall be subject to the provisions of Section 2.18. (b) Any prepayment made on or after the Seventh Amendment Effective Date pursuant to this Section 2.11 or Section 2.12(a) of the Initial Tranche B Term Loans as a result of a Repricing Transaction shall be accompanied by a prepayment fee, which shall initially be 1% of the aggregate principal amount prepaid and shall decline to 0% on and after the six-month anniversary of the Seventh Amendment Effective Date.[Reserved]. (c) Notwithstanding any other provision of this Section 2.11, a Lender may, at its option, and if agreed by the Borrower, in connection with any prepayment of Tranche B Term Loans pursuant to Section 2.11(a), exchange such Lender’s portion of the Tranche B Term Loan to be prepaid for Rollover Indebtedness, in lieu of such Lender’s pro rata portion of such prepayment (and any such Tranche B Term Loans so exchanged shall be deemed repaid for all purposes under the Loan Documents)[Reserved]. (d) In connection with any optional prepayments by the Borrower of the Term Loans pursuant to this Section 2.11, such prepayments shall be applied on a pro rata basis to the then outstanding Term Loans being prepaid irrespective of whether such outstanding Term Loans are ABR Loans or Term SOFR Loans. 2.12 Mandatory Prepayments. (a) Unless the Required Prepayment Lenders shall otherwise agree, if any Indebtedness (excluding any Indebtedness incurred in accordance with Section 7.2, other than Permitted Refinancing Obligations in respect of Term Loans) shall be incurred by the Borrower or any Restricted Subsidiary, an amount equal to 100% of the Net Cash Proceeds thereof shall be applied not later than one Business Day after the date of receipt of such Net Cash Proceeds toward the prepayment of the Term Loans as set forth in Section 2.12(d). (b) Unless the Required Prepayment Lenders shall otherwise agree, if on any date the Borrower or any Restricted Subsidiary shall for its own account receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered to the Administrative Agent in respect thereof, such Net Cash Proceeds shall be applied not later than 10 Business Days after 59 [[6103614]]

such date toward the prepayment of the Term Loans as set forth in Section 2.12(d); provided that, notwithstanding the foregoing, (i) on each Reinvestment Prepayment Date, the Term Loans shall be prepaid as set forth in Section 2.12(d) by an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event and (ii) on the date (the “Trigger Date”) that is six months after any such Reinvestment Prepayment Date, the Term Loans shall be prepaid as set forth in Section 2.12(d) by an amount equal to the portion of any Committed Reinvestment Amount with respect to the relevant Reinvestment Event not actually expended by such Trigger Date.[Reserved]. (c) Unless the Required Prepayment Lenders shall otherwise agree, if, for any fiscal year of the Borrower commencing with the fiscal year ending March 31, 2014, but solely with respect to any fiscal year ending prior to the Ninth Amendment Effective Date, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply an amount equal to (i) the Excess Cash Flow Percentage of such Excess Cash Flow minus (ii) the aggregate amount of all prepayments of Revolving Loans to the extent accompanied by permanent optional reductions of the Revolving Commitments, and all optional prepayments of Term Loans (x) during such fiscal year (which, in any event, shall not include any designated prepayment pursuant to clause (y) below) and (y) during the period beginning with the day following the last day of such fiscal year and ending on the Excess Cash Flow Application Date and stated by the Borrower to be prepaid pursuant to this Section 2.12(c)(ii)(y), in each case other than to the extent any such prepayment is funded with the proceeds of long-term Indebtedness, toward the prepayment of Term Loans as set forth in Section 2.12(d). Each such prepayment shall be made on a date (an “Excess Cash Flow Application Date”) no later than ten days after the date on which the financial statements referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders[Reserved]. (d) Amounts to be applied in connection with prepayments pursuant to this Section 2.12 shall be applied to the prepayment of the Term Loans in accordance with Section 2.18(b) until paid in full. In connection with any mandatory prepayments by the Borrower of the Term Loans pursuant to this Section 2.12, such prepayments shall be applied on a pro rata basis to the then outstanding Term Loans being prepaid irrespective of whether such outstanding Term Loans are ABR Loans or Term SOFR Loans and with respect to prepayments pursuant to Section 2.12(b) such Net Cash Proceeds may be applied, along with such prepayment of Term Loans (to the extent the Borrower elects, or is required by the terms thereof), to purchase, redeem or repay any Pari Passu Debt, pursuant to the agreements governing such other Indebtedness, on not more than a pro rata basis with respect to such prepayments of Term Loans; provided that if no Lender exercises the right to waive a given mandatory prepayment of the Term Loans pursuant to Section 2.12(e), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied first to Term Loans that are ABR Loans to the full extent thereof before application to Term Loans that are Term SOFR Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.21. Each prepayment of the Term Loans under this Section 2.12 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid. (e) Notwithstanding anything to the contrary in Section 2.12 or 2.18, with respect to the amount of any mandatory prepayment pursuant to Section 2.12(b) or (c) that is allocated to Tranche B Term Loans (such amount, the “Tranche B Prepayment Amount”), the Borrower will, in lieu of applying such amount to the prepayment of Tranche B Term Loans as provided in paragraph (d) above, on the date specified in this Section 2.12 for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Term Lender (which, for avoidance of doubt, includes each New Term Lender and Extending Lender holding Tranche B Term Loans) a notice (each, a “Tranche B Prepayment Option Notice”) as described below. As promptly as practicable after receiving such notice from the Borrower, the 60 [[6103614]]

Administrative Agent will send to each Tranche B Term Lender a Tranche B Prepayment Option Notice, which shall be in the form of Exhibit I (or such other form approved by the Administrative Agent), and shall include an offer by the Borrower to prepay, on the date (each a “Tranche B Mandatory Prepayment Date”) that is ten Business Days after the date of the Tranche B Prepayment Option Notice, the Tranche B Term Loans of such Lender by an amount equal to the portion of the Tranche B Prepayment Amount indicated in such Lender’s Tranche B Prepayment Option Notice as being applicable to such Lender’s Tranche B Term Loans. Each Tranche B Term Lender may reject all or a portion of its Tranche B Prepayment Amount by providing written notice to the Administrative Agent and the Borrower no later than 5:00 p.m. (New York City time) five Business Days after such Tranche B Term Lender’s receipt of the Tranche B Prepayment Option Notice (which notice shall specify the principal amount of the Tranche B Prepayment Amount to be rejected by such Lender) (such rejected amounts collectively, the “Declined Tranche B Amount”); provided that any Tranche B Term Lender’s failure to so reject such Tranche B Prepayment Amount shall be deemed an acceptance by such Tranche B Term Lender of such Tranche B Prepayment Option Notice and the amount to be prepaid in respect of Tranche B Term Loans held by such Tranche B Term Lender. On the Tranche B Mandatory Prepayment Date, the Borrower shall pay to the relevant Tranche B Term Lenders the aggregate amount necessary to prepay that portion of the outstanding Tranche B Term Loans in respect of which such Lenders have (or are deemed to have) accepted prepayment as described above. If there are (1) any Tranche A Term Loans then outstanding and (2) any Declined Tranche B Amounts in respect of a Tranche B Prepayment Option Notice, on the Business Day following the applicable Tranche B Mandatory Prepayment Date the Borrower shall give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche A Term Lender (which, for avoidance of doubt, includes each New Term Lender and Extending Lender holding Tranche A Term Loans) a notice (each, a “Tranche A Prepayment Option Notice”) as described below. As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Tranche A Term Lender a Tranche A Prepayment Option Notice, which shall be in the form of Exhibit I (or such other form approved by the Administrative Agent), and shall include an offer by the Borrower to prepay, on the date (each a “Tranche A Mandatory Prepayment Date”) that is ten Business Days after the date of the Tranche A Prepayment Option Notice, the Tranche A Term Loans of such Lender by an amount equal to the portion of the Declined Tranche B Amount indicated in such Lender’s Tranche A Prepayment Option Notice as being applicable to such Lender’s Tranche A Term Loans. Each Tranche A Term Lender may reject all or a portion of its Declined Tranche B Amount by providing written notice to the Administrative Agent and the Borrower no later than 5:00 p.m. (New York City time) five Business Days after such Tranche A Term Lender’s receipt of the Tranche A Prepayment Option Notice (which notice shall specify the principal amount of its Declined Tranche B Amount to be rejected by such Lender) (such rejected amounts collectively, the “Declined Tranche A Amount”); provided that any Tranche A Term Lender’s failure to so reject such Declined Tranche B Amount shall be deemed an acceptance by such Tranche A Term Lender of such Tranche A Prepayment Option Notice and the amount to be prepaid in respect of Tranche A Term Loans held by such Tranche A Term Lender. On the Tranche A Mandatory Prepayment Date, the Borrower shall pay to the relevant Tranche A Term Lenders the aggregate amount necessary to prepay that portion of the outstanding Tranche A Term Loans in respect of which such Lenders have (or are deemed to have) accepted prepayment as described above[Reserved]. (f) If, on any date, the aggregate Revolving Extensions of Credit would exceed the aggregate Revolving Commitments (including as a result of any revaluation of the Dollar Equivalent of the L/C Obligations on any Revaluation Date in accordance with Section 1.4), the Borrower shall promptly prepay Revolving Loans in an aggregate principal amount equal to such excess and/or pay to the Administrative Agent an amount of cash and/or Cash Equivalents and/or Permitted Liquid Investments equal to the aggregate principal amount equal to such excess to be held as security for all 61 [[6103614]]

obligations of the Borrower to the Issuing Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent. (g) Notwithstanding any other provision of this Section 2.12, a Lender may, at its option, and if agreed by the Borrower, in connection with any prepayment of Tranche B Term Loans pursuant to Section 2.12(a), exchange such Lender’s portion of the Tranche B Term Loan to be prepaid for Rollover Indebtedness, in lieu of such Lender’s pro rata portion of such prepayment (and any such Tranche B Term Loans so exchanged shall be deemed repaid for all purposes under the Loan Documents). 2.13 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Term SOFR Loans made to the Borrower to ABR Loans by giving the Administrative Agent prior irrevocable written notice of such election no later than 12:00 Noon, New York City time, on the third Business Day preceding the proposed conversion date; provided that if any Term SOFR Loan is so converted on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.21. The Borrower may elect from time to time to convert ABR Loans made to the Borrower to Term SOFR Loans by giving the Administrative Agent prior irrevocable written notice of such election no later than 12:00 Noon, New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor); provided that (i) no ABR Loan under a particular Facility may be converted into a Term SOFR Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions and (ii) if the Borrower wishes to request a conversion to Term SOFR Loans having an Interest Period other than one, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m., New York City time, four Business Days prior to the requested date of such conversion, whereupon the Administrative Agent shall give prompt notice to the relevant Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof and, in the case of a conversion requested pursuant to clause (ii) of the proviso to the second sentence of this Section 2.13(a), determine whether the requested Interest Period is acceptable to them. Not later than 11:00 a.m., three Business Days before the requested date of a conversion requested pursuant to clause (ii) of the proviso to the second sentence of this Section 2.13(a), the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all of the relevant Lenders and the Administrative Agent. (b) Any Term SOFR Loan may be continued as such by the Borrower giving irrevocable written notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1 and no later than 12:00 Noon, New York City time, on the third Business Day preceding the proposed continuation date, of the length of the next Interest Period to be applicable to such Loans; provided that (i) if any Term SOFR Loan is so continued on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.21, (ii) if the Borrower wishes to request a continuation of Term SOFR Loans as Term SOFR Loans having an Interest Period other than one, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m., New York City time, four Business Days prior to the requested date of such conversion, whereupon the Administrative Agent shall give prompt notice to the relevant Lenders of such request and determine whether the requested Interest Period is acceptable to all of them, (iii) no Term 62 [[6103614]]

SOFR Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations, and (iv) (A) if the Borrower shall fail to give any required notice as described above in this paragraph such Term SOFR Loans shall be automatically continued as Term SOFR Loans having an Interest Period of one month’s duration on the last day of such then-expiring Interest Period and (B) if such continuation is not permitted pursuant to the preceding proviso, such Term SOFR Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof and, in the case of a continuation requested pursuant to clause (ii) of the proviso to the first sentence of this Section 2.13(b), if applicable, determine whether the requested Interest Period is acceptable to them. Not later than 11:00 a.m., New York City time, three Business Days before the requested date of a continuation requested pursuant to clause (ii) of the proviso to the first sentence of this Section 2.13(b), the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all of the relevant Lenders and the Administrative Agent. 2.14 Minimum Amounts and Maximum Number of Term SOFR Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Term SOFR Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that (a) after giving effect thereto, the aggregate principal amount of the Term SOFR Loans comprising each Term SOFR Tranche shall be equal to a minimum of $1,000,000 or a whole multiple of $500,000 in excess thereof and (b) no more than twelve Term SOFR Tranches shall be outstanding at any one time. 2.15 Interest Rates and Payment Dates. (a) Each Term SOFR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Term SOFR determined for such day plus the Applicable Margin. (b) Each ABR Loan shall bear interest at a rate per annum equal to ABR plus the Applicable Margin. (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.15 plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans under the Revolving Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the Revolving Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non payment until such amount is paid in full (after as well as before judgment); provided that no amount shall be payable pursuant to this Section 2.15(c) to a Defaulting Lender so long as such Lender shall be a Defaulting Lender; provided further no amounts shall accrue pursuant to this Section 2.15(c) on any overdue Loan, Reimbursement Obligation, commitment fee or other amount payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. 63 [[6103614]]

(d) Interest shall be payable by the Borrower in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (c) of this Section 2.15 shall be payable from time to time on demand. 2.16 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that interest on ABR Loans shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of the Term SOFR. Any change in the interest rate on a Loan resulting from a change in the ABR or the Term SOFR shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate. (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be presumptively correct in the absence of demonstrable error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.15(a) and Section 2.15(b). 2.17 Inability to Determine Interest Rate. (a) If in connection with any request for a Term SOFR Loan or a conversion of ABR Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 2.17(b), and the circumstances under clause (i) of Section 2.17(b) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed ABR Loan, or (ii) the Administrative Agent or the Required Prepayment Lenders or the Required Revolving Lenders, as applicable (each of the foregoing, the “Required Class Lenders”), determine that for any reason that Term SOFR for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders (as certified by such Lenders) of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans, or to convert ABR Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the ABR, the utilization of the Term SOFR component in determining the ABR shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Class Lenders described in clause (ii) above of this Section 2.17(a), until the Administrative Agent upon instruction of the Required Class Lenders) revokes such notice (which revocation shall be effected promptly after the conditions giving rise to such notice no longer exist). Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, or conversion to, or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted 64 [[6103614]]

such request into a request for ABR Loans in the amount specified therein and (ii) any outstanding Term SOFR Loans shall be deemed to have been converted to ABR Loans immediately at the end of their respective applicable Interest PeriodPeriods. (b) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Class Lenders notify the Administrative Agent (with, in the case of the Required Class Lenders, a copy to the Borrower) that the Borrower or Required Class Lenders (as applicable) have determined, that: (i) adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or (ii) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”); then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”). If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a quarterly basis. Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 2.17(b)(i) or 2.17(b)(ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 2.17 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark. and, in each case, 65 [[6103614]]

including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Class Lenders have delivered to the Administrative Agent written notice that such Required Class Lenders object to such amendment. The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate. Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents. In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective. For purposes of this Section 2.17, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Required Class Lenders. (c) Notwithstanding anything in this Section 2.17 to the contrary, no Successor Rate or Conforming Changes shall be implemented hereunder unless the Administrative Agent shall have received the Borrower’s written consent to such implementation (such consent not to be unreasonably withheld or delayed). 2.18 Pro Rata Treatment and Payments. (a) Except as expressly otherwise provided herein (including as expressly provided in Sections 2.9, 2.10(b), 2.15(c), 2.19, 2.20, 2.21, 2.22, 2.24, 2.26, 10.5 and 10.7), each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Revolving Commitments shall be made pro rata according to the Revolving Percentages of the relevant Lenders other than reductions of Revolving Commitments pursuant to Section 2.24 and payments in respect of any differences in the Applicable Commitment Fee Rate of Extending Lenders pursuant to an Extension Amendment or Lenders in respect of New Revolving Commitments. 66 [[6103614]]

Except as expressly otherwise provided herein (including as expressly provided in Sections 2.7, 2.15(c), 2.19, 2.20, 2.21, 2.22, 2.24, 2.26, 2.27, 10.5 and 10.7), each payment (other than prepayments) in respect of principal or interest in respect of any Tranche of Term Loans and each payment in respect of fees payable hereunder shall be applied to the amounts of such obligations owing to the Term Lenders of such Tranche, pro rata according to the respective amounts then due and owing to such Term Lenders. (b) Each mandatory prepayment of the Term Loans shall be allocated between the Tranche A Term Facility and the Tranche B Term Facility, pro rata and among the relevant Tranches pro rata, in each case except as affected by the opt-out provision under Section 2.12(e); provided, that at the request of the Borrower, (x) in lieu of such application of the portion allocable to the Tranche A Term Loans on a pro rata basis among all Tranches of Tranche A Term Loans, such prepayment may be applied to any Tranche of Tranche A Term Loans so long as the maturity date of such Tranche of Tranche A Term Loans precedes the maturity date of each other Tranche of Tranche A Term Loans then outstanding or, in the event more than one Tranche of Tranche A Term Loans shall have an identical maturity date that precedes the maturity date of each other Tranche of Tranche A Term Loans then outstanding, to such Tranches on a pro rata basis and (y) in lieu of such application of the portion allocable to the Tranche B Term Loans on a pro rata basis among all Tranches of Tranche B Term Loans, such prepayment may be applied to any Tranche of Tranche B Term Loans so long as the maturity date of such Tranche of Tranche B Term Loans precedes the maturity date of each other Tranche of Tranche B Term Loans then outstanding or, in the event more than one Tranche of Tranche B Term Loans shall have an identical maturity date that precedes the maturity date of each other Tranche of Tranche B Term Loans then outstanding, to such Tranches on a pro rata basis; provided further that in connection with a mandatory prepayment under Section 2.12(a) in connection with the incurrence of Permitted Refinancing Obligations, such prepayment shall be allocated to the Tranches as specified by the Borrower (but to the Loans within such Tranches on a pro rata basis). Each optional prepayment and mandatory prepayment of the Tranche A Term Loans, Tranche B Term Loans or New Term Loans shall be applied to the remaining installments thereof as specified by the Borrower. Amounts repaid or prepaid on account of the Term Loans may not be reborrowed. (c) Except as expressly otherwise provided herein (including as expressly provided in Sections 2.7, 2.10(b), 2.15(c), 2.19, 2.20, 2.21, 2.22, 2.24, 2.26, 10.5 and 10.7), each payment (including prepayments) to be made by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders other than payments in respect of any differences in the Applicable Margin of Extending Lenders pursuant to an Extension Amendment or Lenders in respect of New Revolving Loans. Each payment in respect of Reimbursement Obligations in respect of any Letter of Credit shall be made to the Issuing Lender that issued such Letter of Credit. (d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff, deduction or counterclaim and shall be made prior to 2:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Funding Office, in immediately available funds. Any payment received by the Administrative Agent after 2:00 P.M., New York City time may be considered received on the next Business Day in the Administrative Agent’s sole discretion. The Administrative Agent shall distribute such payments to the relevant Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Term SOFR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Term SOFR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in 67 [[6103614]]

which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension. (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be presumptively correct in the absence of demonstrable error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall give notice of such fact to the Borrower and the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower. Nothing herein shall be deemed to limit the rights of the Administrative Agent or the Borrower against any Defaulting Lender. (f) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lenders or any Issuing Lender (each a “Credit Party”) hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Credit Party the amount due. With respect to any payment that the Administrative Agent makes for the account of any Credit Party hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each Credit Party severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Credit Party, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Credit Party or the Borrower with respect to any amount owing under this clause (f) shall be conclusive, absent manifest error. 2.19 Requirements of Law. (a) Except with respect to Taxes, which are addressed in Section 2.20, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or 68 [[6103614]]

compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority first made, in each case, subsequent to the Closing Date: (i) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Term SOFR hereunder; or (ii) shall impose on such Lender any other condition not otherwise contemplated hereunder; and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender reasonably deems to be material, of making, converting into, continuing or maintaining Term SOFR Loans or issuing or participating in Letters of Credit (in each case hereunder), or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, in Dollars, within thirty Business Days after the Borrower’s receipt of a reasonably detailed invoice therefor (showing with reasonable detail the calculations thereof), any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.19, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. (b) If any Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or liquidity requirements or in the interpretation or application thereof or compliance by such Lender or any entity controlling such Lender with any request or directive regarding capital adequacy or liquidity requirements (whether or not having the force of law) from any Governmental Authority first made, in each case, subsequent to the Closing Date shall have the effect of reducing the rate of return on such Lender’s or such entity’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such entity could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such entity’s policies with respect to capital adequacy or liquidity requirements) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a reasonably detailed written request therefor (consistent with the detail provided by such Lender to similarly situated borrowers), the Borrower shall pay to such Lender, in Dollars, such additional amount or amounts as will compensate such Lender or such entity for such reduction. (c) A certificate prepared in good faith as to any additional amounts payable pursuant to this Section 2.19 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be presumptively correct in the absence of demonstrable error. Notwithstanding anything to the contrary in this Section 2.19, the Borrower shall not be required to compensate a Lender pursuant to this Section 2.19 for any amounts incurred more than 180 days prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided that if the circumstances giving rise to such claim have a retroactive effect, then such 180-day period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section 2.19 shall survive the termination of this Agreement and the payment of the Obligations. Notwithstanding the foregoing, the Borrower shall not be obligated to make payment to any Lender with respect to penalties, interest and expenses if written demand therefore was not made by such Lender 69 [[6103614]]

within 180 days from the date on which such Lender makes payment for such penalties, interest and expenses. (d) Notwithstanding anything in this Section 2.19 to the contrary, solely for purposes of this Section 2.19, (i) the Dodd Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, regulations, guidelines and directives promulgated thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to have been enacted, adopted or issued, as applicable, subsequent to the Closing Date. (e) For purposes of this Section 2.19, the term “Lender” shall include any Issuing Lender. 2.20 Taxes. (a) Except as otherwise provided in this Agreement or as required by law, all payments made by the Borrower or any Loan Party under this Agreement and the other Loan Documents to the Administrative Agent or any Lender under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes, excluding (i) net income Taxes, net profits Taxes and franchise Taxes (and net worth Taxes and capital Taxes imposed in lieu of net income Taxes) imposed on the Administrative Agent or any Lender (A) by the jurisdiction (or any political subdivision thereof) under the laws of which the Administrative Agent or any Lender (or, in the case of a pass-through entity, any of its beneficial owners) is organized or in which its applicable lending office is located or (B) as a result of a present or former connection between the Administrative Agent or such Lender or beneficial owner and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), (ii) any branch profits or backup withholding Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction in which the applicable Borrower or any Loan Party under this Agreement and the other Loan Documents is located or is deemed to be doing business, and (iii) any Taxes imposed by FATCA. If any such non-excluded Taxes (“Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable by the Borrower or any Loan Party under this Agreement and the other Loan Documents to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after deduction or withholding of all Non-Excluded Taxes and Other Taxes including Non-Excluded Taxes attributable to amounts payable under this Section 2.20(a)) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower or any Loan Party under this Agreement and the other Loan Documents shall not be required to increase any such amounts payable to or in respect of any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender’s (or, in the case of a pass-through entity, any of its beneficial owners’) failure to comply with the requirements of paragraph (d), (e) or (g), as applicable, of this Section 2.20 or (ii) that are withholding Taxes imposed on amounts payable under this Agreement or the other Loan Documents, unless such Taxes are imposed as a result of a Change in Law occurring after such Lender becomes a party hereto or after the Closing Date, whichever is later, or as a result of any change in facts, occurring after such Lender becomes a party hereto or after the Closing Date, whichever is later, that is not attributable to the Lender, except (in the case of an assignment) to the extent that such Lender’s assignor (if any) was entitled, at the time of such 70 [[6103614]]

assignment, to receive additional amounts from the Borrower or any Loan Party under this Agreement and the other Loan Documents with respect to such Taxes pursuant to this paragraph. (b) In addition, the Borrower or any Loan Party under this Agreement and the other Loan Documents shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law. (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower and any Loan Party under this Agreement and the other Loan Documents, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the Administrative Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof if such receipt is obtainable, or, if not, such other evidence of payment as may reasonably be required by the Administrative Agent or such Lender. If the Borrower or any Loan Party under this Agreement and the other Loan Documents fails to pay any Non-Excluded Taxes or Other Taxes that the Borrower or any Loan Party under this Agreement and the other Loan Documents is required to pay pursuant to this Section 2.20 (or in respect of which the Borrower or any Loan Party under this Agreement and the other Loan Documents would be required to pay increased amounts pursuant to Section 2.20(a) if such Non-Excluded Taxes or Other Taxes were withheld) when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower or any Loan Party under this Agreement and the other Loan Documents shall indemnify the Administrative Agent and the Lenders for any payments by them of such Non-Excluded Taxes or Other Taxes and for any incremental taxes, interest or penalties that become payable by the Administrative Agent or any Lender as a result of any such failure within thirty days after the Lender or the Administrative Agent delivers to the Borrower (with a copy to the Administrative Agent) either (a) a copy of the receipt issued by a Governmental Authority evidencing payment of such Taxes or (b) certificates as to the amount of such payment or liability prepared in good faith. (d) Each Lender (and, in the case of a pass-through entity, each of its beneficial owners) that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) (a “Non-US Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Borrower and to the Lender from which the related participation shall have been purchased) (i) two accurate and complete copies of IRS Form W 8ECI or W 8BEN, or, (ii) in the case of a Non-US Lender claiming exemption from United States federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit F and two accurate and complete copies of IRS Form W 8BEN, or any subsequent versions or successors to such forms, in each case properly completed and duly executed by such Non-US Lender claiming complete exemption from, or a reduced rate of, United States federal withholding tax on all payments by the Borrower or any Loan Party under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-US Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-US Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-US Lender. Each Non-US Lender shall (i) promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the United States taxing authorities for such purpose) and (ii) take such steps as shall not be disadvantageous to it, in its reasonable judgment, and as may be reasonably necessary (including the re-designation of its lending office pursuant to Section 2.23) to avoid any requirement of applicable laws of any such jurisdiction that the Borrower or any Loan Party make any deduction or withholding for taxes from amounts payable to such Lender. Notwithstanding any other provision of this paragraph, a Non-US Lender shall not be 71 [[6103614]]

required to deliver any form pursuant to this paragraph that such Non-US Lender is not legally able to deliver. (e) Each Lender (and, in the case of a Lender that is a non-United States pass-through entity, each of its beneficial owners) that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) (a “US Lender”) shall deliver to the Borrower and the Administrative Agent two accurate and complete copies of IRS Form W-9, or any subsequent versions or successors to such form and certify that such lender is not subject to backup withholding. Such forms shall be delivered by each US Lender on or before the date it becomes a party to this Agreement. In addition, each US Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such US Lender. Each US Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certifications to the Borrower (or any other form of certification adopted by the United States taxing authorities for such purpose). (f) If the Administrative Agent or any Lender determines, in good faith, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or any Loan Party or with respect to which the Borrower or any Loan Party has paid additional amounts pursuant to this Section 2.20, it shall promptly pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or any Loan Party under this Section 2.20 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority; provided, further, that the Borrower shall not be required to repay to the Administrative Agent or the Lender an amount in excess of the amount paid over by such party to the Borrower pursuant to this Section 2.20. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person. In no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower the payment of which would place the Administrative Agent or such Lender in a less favorable net after-tax position than the Administrative Agent or such Lender would have been in if the additional amounts giving rise to such refund of any Non-Excluded Taxes or Other Taxes had never been paid. The agreements in this Section 2.20 shall survive the termination of this Agreement and the payment of the Obligations. (g) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or Administrative Agent as may be necessary for the Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such 72 [[6103614]]

payment. Solely for purposes of this subsection (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (h) For purposes of this Section 2.20, the term “Lender” shall include any Issuing Lender. (i) For purposes of this Agreement, any reference to IRS Form W 8 BEN shall be deemed to include a reference to IRS Form W 8 BEN-E. 2.21 Indemnity. Other than with respect to Taxes, which shall be governed solely by Section 2.20, the Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense (other than lost profits, including the loss of Applicable Margin) that such Lender may actually sustain or incur as a consequence of (a) any failure by the Borrower in making a borrowing of, conversion into or continuation of Term SOFR Loans after the Borrower has given notice requesting the same in accordance with the provisions of this Agreement, (b) any failure by the Borrower in making any prepayment of or conversion from Term SOFR Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment, conversion or continuation of Term SOFR Loans on a day that is not the last day of an Interest Period with respect thereto. A reasonably detailed certificate as to (showing in reasonable detail the calculation of) any amounts payable pursuant to this Section 2.21 submitted to the Borrower by any Lender shall be presumptively correct in the absence of demonstrable error. This covenant shall survive the termination of this Agreement and the payment of the Obligations. 2.22 Illegality. If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof, in each case, made after the Closing Date, shall make it unlawful, or any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower and the Administrative Agent, (a) any obligation of such Lender to make or continue Term SOFR Loans or to convert ABR Loans to Term SOFR Loans shall be suspended during the period of such illegality and (b) such Lender’s Loans then outstanding as Term SOFR Loans, if any, shall be converted automatically to ABR Loans (the interest rate of which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of ABR) on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Term SOFR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.21. 2.23 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.19, 2.20(a) or 2.22 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the good faith judgment of such Lender, cause such Lender and its lending office(s) to suffer no material economic, legal or regulatory disadvantage; provided, further, that nothing in this Section 2.23 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.19, 2.20(a) or 2.22. 73 [[6103614]]

2.24 Replacement of Lenders. The Borrower shall be permitted to (a) replace with a financial entity or financial entities, or (b) prepay or terminate, without premium or penalty (but subject to Section 2.21), the Loans or Commitments, as applicable, of any Lender or Issuing Lender (each such Lender and Issuing Lender, a “Replaced Lender”) that (i) requests reimbursement for amounts owing or otherwise results in increased costs imposed on the Borrower or on account of which the Borrower is required to pay additional amounts to any Governmental Authority pursuant to Section 2.19, 2.20 or 2.21 (to the extent a request made by a Lender pursuant to the operation of Section 2.21 is materially greater than requests made by other Lenders) or gives a notice of illegality pursuant to Section 2.22, (ii) is a Defaulting Lender, or (iii) has refused to consent to any waiver or amendment with respect to any Loan Document that requires such Lender’s consent and has been consented to by the Required Lenders; provided that, in the case of a replacement pursuant to clause (a) above, (A) such replacement does not conflict with any Requirement of Law, (B) the replacement financial entity or financial entities shall purchase, at par, all Loans and other amounts owing to such Replaced Lender on or prior to the date of replacement (or, in the case of a replacement of an Issuing Lender, comply with Section 9.9(c)), (C) the Borrower shall be liable to such Replaced Lender under Section 2.21 (as though Section 2.21 were applicable) if any Term SOFR Loan owing to such Replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (D) the replacement financial entity or financial entities, (x) if not already a Lender, shall be reasonably satisfactory to the Administrative Agent to the extent that an assignment to such replacement financial institution of the rights and obligations being acquired by it would otherwise require the consent of the Administrative Agent pursuant to Section 10.6(b)(i)(B) and (y) shall pay (unless otherwise paid by the Borrower) any processing and recordation fee required under Section 10.6(b)(ii)(B), (E) the Administrative Agent and any replacement financial entity or entities shall execute and deliver, and such Replaced Lender shall thereupon be deemed to have executed and delivered, an appropriately completed Assignment and Assumption to effect such substitution (or, in the case of a replacement of an Issuing Lender, customary assignment documentation), (F) the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.19 or 2.20, as the case may be, in respect of any period prior to the date on which such replacement shall be consummated, (G) in respect of a replacement pursuant to clause (iii) above, the replacement financial entity or financial entities shall consent to such amendment or waiver, and (H) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the Replaced Lender and (I) if such replacement is in connection with a Repricing Transaction prior to the six-month anniversary of the First Amendment Effective Date, the Borrower or the replacement Lender shall pay the Replaced Lender a fee equal to 1% of the aggregate principal amount of its Initial Tranche B Term Loans required to be assigned pursuant to this Section 2.24. Prepayments pursuant to clause (b) above (i) shall be accompanied by accrued and unpaid interest on the principal amount so prepaid up to the date of such prepayment and (ii) shall not be subject to the provisions of Section 2.18. The termination of the Commitments of any Lender pursuant to clause (b) above shall not be subject to the provisions of Section 2.18. In connection with any such replacement under this Section 2.24, if the Replaced Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption and/or any other documentation necessary to reflect such replacement by the later of (a) the date on which the replacement Lender executes and delivers such Assignment and Assumption and/or such other documentation and (b) the date as of which all obligations of the Borrower owing to the Replaced Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such Replaced Lender, then such Replaced Lender shall be deemed to have executed and delivered such Assignment and Assumption and/or such other documentation as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption and/or such other documentation on behalf of such Replaced Lender, and the Administrative Agent shall record such assignment in the Register. 74 [[6103614]]

2.25 Incremental Loans. (a) In addition to the $400,000,000 in aggregate principal amount of 2018 Delayed Draw Tranche A Term Loans established on the Sixth Amendment Effective Date pursuant to the Sixth Amendment, the $500,000,000 Revolving Commitment Increase established pursuant to the Eighth Amendment and the $424,723,767.26 in aggregate principal amount of 2022 Supplemental Tranche A Term Loans established on the Ninth Amendment Effective Date pursuant to the Ninth Amendment, theThe Borrower may by written notice to the Administrative Agent elect to request the establishment of one or more new term loans (each, a “New Term Loan Commitment”) or increases of existing Term Loans (each, a “Supplemental Term Loan Commitment”) or new revolving commitments (each, a “New Revolving Commitment”) (but no more than three tranches at any time outstanding in the case of revolving commitments) or increases of existing Revolving Commitments (each, a “Revolving Commitment Increase”; together with any New Term Loan Commitments, and any Supplemental Term Loan Commitments and any Revolving Commitment Increase, the “New Loan Commitments”) hereunder, in an aggregate amount for all such New Loan Commitments not in excess of, at the time the respective New Loan Commitments become effective, (x) the Maximum Incremental Facility Amount and (y) an additional amount not to exceed, together with (i) all other New Loan Commitments established pursuant to this Section 2.25(a)(y) and (ii) Additional Obligations incurred pursuant to Section 7.2(p), the greater of $909,000,000 or 100% of Consolidated EBITDA, as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1, in the aggregate. For purposes of determining compliance with the foregoing sentence of this Section 2.25(a), in the event that New Loan Commitments can be incurred under either clause (x) or (y) of such sentence, the Borrower shall, in its sole discretion, classify such New Loan Commitments (or any portion thereof) and may include the amount of such New Loan Commitments in one or both of such clauses; provided that, at the Borrower’s option, capacity to incur New Loan Commitments pursuant to clause (x) shall be deemed to be utilized prior to any utilization of clause (y) to establish New Loan Commitments $500,000,000 in the aggregate. Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that the New Loan Commitments shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent; provided that any Lender offered or approached to provide all or a portion of any New Loan Commitments may elect or decline, in its sole discretion, to provide such New Loan Commitments. (b) Such New Loan Commitments shall become effective as of such Increased Amount Date; provided that (i) no Default or Event of Default shall exist on such Increased Amount Date immediately after giving effect to such New Loan Commitments and the making of any New Loans pursuant thereto and any transaction consummated in connection therewith (or, in the case of an incurrence of New Loans necessary or advisable (as determined by the Borrower in good faith) for the consummation of a Limited Condition Acquisition, no Default or Event of Default exists as of the date the definitive acquisition agreements for such Limited Condition Acquisition are entered into (or, if applicable, the date of delivery of an irrevocable notice or declaration of such Limited Condition Acquisition)); (ii) the Borrower shall be in pro forma compliance with the financial covenant set forth in Section 7.1 as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 at the effective time of such commitments; (iii) the proceeds of any New Loans shall be used, at the discretion of the Borrower, for any purpose not prohibited by this Agreement; (iv) the New Loans shall be secured by the Collateral on a pari passu or, at the Borrower’s option, junior basis (so long as any such New Loan Commitments (and related Obligations) are subject to an Intercreditor Agreement or an Other Intercreditor Agreement) and shall benefit ratably from the guarantees under the Guarantee and Collateral Agreement; (v) in the case of New Loans that are term loans (“New Term Loans”), the maturity date thereof shall not be earlier than the Latest Maturity Date 75 [[6103614]]

and the weighted average life to maturity shall be equal to or greater than the weighted average life to maturity of the Latest Maturing Tranche A Term Loans (other than an earlier maturity date and/or shorter weighted average life to maturity for customary bridge financings, which, subject to customary conditions, would either be automatically converted into or required to be exchanged for permanent financing which does not provide for an earlier maturity date or a shorter weighted average life to maturity than the Latest Maturity Date or the weighted average life to maturity of the Latest Maturing Tranche A Term Loans, as applicable); (vi) in the case of any New Loans that are revolving loans or commitments (“New Revolving Loans”) the maturity date or commitment termination date thereof shall not be earlier than the Revolving Termination Date and such New Revolving Loans shall not require any scheduled commitment reductions prior to the Revolving Termination Date; (vii) the New Revolving Loans shall share ratably in any mandatory prepayments or utilizations of the existing Revolving Loans; (viii) subject to Section 2.24, commitment reductions shall apply ratably to the Revolving Commitments and any commitments in respect of New Revolving Loans; provided that the Borrower may reduce 100% of the commitments of any revolving facility on a non-pro rata basis with the commitments under any other revolving facility hereunder; provided further that at the request of the Borrower, in lieu of such application on a pro rata basis among all Revolving Commitments, such reduction may be applied to any Revolving Commitments so long as the termination date of such Revolving Commitments precedes the termination date of each other Tranche of Revolving Commitments then outstanding or, in the event more than one Tranche of Revolving Commitments shall have an identical termination date that precedes the termination date of each other Tranche of Revolving Commitments then outstanding, to such Tranches on a pro rata basis; (ixv) all terms and documentation with respect to any New Loans which differ from those with respect to the Loans under the applicable Facility shall be reasonably satisfactory to the Administrative Agent (except to the extent permitted by clausesclause (iv), (v) and (vi) above and the last sentence of this paragraph and, with respect to the 2018 Delayed Draw Tranche A Term Commitments, except to the extent set forth in the Sixth Amendment); (xvi) such New Loans or New Loan Commitments (other than Supplemental Term Loan Commitments and Revolving Commitment Increases) shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrower, the Administrative Agent and one or more New Lenders; (xiand (vii) to the extent reasonably requested by the Administrative Agent, the Borrower shall deliver or cause to be delivered (A) customary legal opinions with respect to the due authorization, execution and delivery by the Borrower and each other Loan Party to be party thereto and the enforceability of the applicable Joinder Agreement, Increase Supplement or Lender Joinder Agreement, as applicable, the non-conflict of the execution, delivery of and performance of payment obligations under, such documentation with this Agreement and with the organizational documents of the Loan Parties and the effectiveness of the Guarantee and Collateral Agreement to create a valid security interest, and the effectiveness of specified other Security Documents to perfect such security interests, in specified Collateral to secure the Obligations, including the New Loan Commitments and the extensions of credit thereunderBorrower and (B) certified copies of the resolutions or other applicable corporate action of each applicable Loan Partythe Borrower approving its entry into such documents and the transactions contemplated thereby; and (xii) if the initial “spread” (for purposes of this Section 2.25, the “spread” with respect to any Term Loan shall be calculated as the sum of the Eurodollar Loan margin on the relevant Term Loan plus any original issue discount or upfront fees in lieu of original issue discount (other than any arranging fees, underwriting fees and commitment fees) (based on an assumed four-year average life for the applicable Facilities (e.g., 100 basis points in original issue discount or upfront fees equals 25 basis points of interest rate margin))) relating to any New Term Loan, made on or prior to the 24-month anniversary of the Third Amendment Effective Date, with annual amortization of less than 5.0% exceeds the spread then in effect with respect to the Initial Tranche B Term Loans by more than 0.50%, the Applicable Margin relating to the Initial Tranche B Term Loans shall be adjusted so that the spread relating to such New Term Loans does not exceed the spread applicable to the Initial Tranche B Term Loans by more than 0.50%; provided that if such New Term Loans include an interest rate floor greater than the interest rate floor applicable to the Initial Tranche B Term Loans, such 76 [[6103614]]

increased amount shall be equated to the applicable interest rate margin for purposes of determining whether an increase to the Applicable Margin for the Initial Tranche B Term Loans shall be required, to the extent an increase in the interest rate floor for the Initial Tranche B Term Loans would cause an increase in the interest rate then in effect thereunder, and in such case the interest rate floor (but not the Applicable Margin) applicable to the Initial Tranche B Term Loans shall be increased by such amount. For the avoidance of doubt, the rate of interest and the amortization schedule (if applicable) of any New Loan Commitments shall be determined by the Borrower and the applicable New Lenders and shall be set forth in the applicable Joinder Agreement. (c) On any Increased Amount Date on which any New Loan Commitment becomebecomes effective, subject to the foregoing terms and conditions, each lender with a New Loan Commitment (each, a “New Lender”) shall become a Lender hereunder with respect to such New Loan Commitment. (d) For purposes of this Agreement, any New Loans or New Loan Commitments shall be deemed to be Term Loans, Revolving Loans or Revolving Commitments, as applicable. Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Borrower and the Administrative Agent, to effect the provisions of this Section 2.25. (e) Supplemental Term Loan Commitments and Revolving Commitment Increases shall become commitments under this Agreement pursuant to (w) in the case of the 2016 Supplemental Tranche A Term Loans, the Third Amendment, (x) in the case of the 2018 Delayed Draw Tranche A Term Commitments, the Sixth Amendment, (y) in the case of the 2022 Supplemental Tranche A Term Loans, the Ninth Amendment or (z) otherwise, a supplement specifying the Term Loan Tranche or Revolving Tranche to be increased, executed by the Borrower and each increasing Lender substantially in the form attached hereto as Exhibit L-1 (the “Increase Supplement”) or by each New Lender substantially in the form attached hereto as Exhibit L-2 (the “Lender Joinder Agreement”), as the case may be, which shall be delivered to the Administrative Agent for recording in the Register. Upon effectiveness of the Lender Joinder Agreement, each New Lender shall be a Lender for all intents and purposes of this Agreement and the term loan made pursuant to such Supplemental Term Loan Commitment shall be a Term Loan or the commitments made pursuant to such Revolving Commitment Increase shall be Revolving Commitments, as applicable. 2.26 Extension of Term Loans and Revolving Commitments. (a) The Borrower may at any time and from time to time request that all or a portion of the (i) Term Loans and unused Commitments in respect thereof, if any, of one or more Tranches existing at the time of such request (each, an “Existing Term Tranche”, and the Term Loans and unused Commitments in respect thereof, if any, of such Tranche, the “Existing Term Loans”) or (ii) Revolving Commitments of one or more Tranches existing at the time of such request (each, an “Existing Revolving Tranche”, and together with the Existing Term Tranches, each an “Existing Tranche”, and the Revolving Commitments of such Existing Revolving Tranche, the “Existing Revolving Loans”, and together with the Existing Term Loans, the “Existing Loans”), in each case, be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of any Existing Tranche (any such Existing Tranche which has been so extended, an “Extended Term Tranche” or “Extended Revolving Tranche”, as applicable, and each an “Extended Tranche”, and the Term Loans and unused Commitments in respect thereof, if any, or Revolving Commitments, as applicable, of such Extended Tranches, the “Extended Term Loans” or “Extended Revolving Commitments”, as applicable, and collectively, the “Extended Loans”) and to provide for other terms 77 [[6103614]]

consistent with this Section 2.26; provided that (i) any such request shall be made by the Borrower to all Lenders with Term Loans and unused Commitments in respect thereof, if any, or Revolving Commitments, as applicable, with a like maturity date (whether under one or more Tranches) on a pro rata basis (based on the aggregate outstanding principal amount of the applicable Term Loans and unused Commitments in respect thereof, if any, or the applicable Revolving Commitments) and (ii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower in its sole discretion. In order to establish any Extended Tranche, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Tranche) (an “Extension Request”) setting forth the proposed terms of the Extended Tranche to be established, which terms shall be substantially similar to those applicable to the Existing Tranche from which they are to be extended (the “Specified Existing Tranche”), except (x) all or any of the final maturity dates of such Extended Tranches may be delayed to later dates than the final maturity dates of the Specified Existing Tranche, (y) (A) the interest margins with respect to the Extended Tranche may be higher or lower than the interest margins for the Specified Existing Tranche and/or (B) additional fees may be payable to the Lenders providing such Extended Tranche in addition to or in lieu of any increased margins contemplated by the preceding clause (A) and (z) in the case of an Extended Term Tranche, so long as the weighted average life to maturity of such Extended Tranche would be no shorter than the remaining weighted average life to maturity of the Specified Existing Tranche, amortization rates with respect to the Extended Term Tranche may be higher or lower than the amortization rates for the Specified Existing Tranche, in each case to the extent provided in the applicable Extension Amendment; provided that, notwithstanding anything to the contrary in this Section 2.26 or otherwise, assignments and participations of Extended Tranches shall be governed by the same or, at the Borrower’s discretion, more restrictive assignment and participation provisions applicable to Tranche A Term Loans, Tranche B Term Loans or Revolving Commitments, as applicable, set forth in Section 10.6. No Lender shall have any obligation to agree to have any of its Existing Loans converted into an Extended Tranche pursuant to any Extension Request. Any Extended Tranche shall constitute a separate Tranche of Loans from the Specified Existing Tranches and from any other Existing Tranches (together with any other Extended Tranches so established on such date). (b) The Borrower shall provide the applicable Extension Request at least 10 Business Days (or such shorter period as the Administrative Agent may agree in its reasonable discretion) prior to the date on which Lenders under the applicable Existing Tranche or Existing Tranches are requested to respond. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Specified Existing Tranche converted into an Extended Tranche shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Specified Existing Tranche that it has elected to convert into an Extended Tranche. In the event that the aggregate amount of the Specified Existing Tranche subject to Extension Elections exceeds the amount of Extended Tranches requested pursuant to the Extension Request, the Specified Existing Tranches subject to Extension Elections shall be converted to Extended Tranches on a pro rata basis based on the amount of Specified Existing Tranches included in each such Extension Election. In connection with any extension of Loans pursuant to this Section 2.26 (each, an “Extension”), the Borrower shall agree to such procedures regarding timing, rounding and other administrative adjustments to ensure reasonable administrative management of the credit facilities hereunder after such Extension, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.26. The Borrower may amend, revoke or replace an Extension Request pursuant to procedures reasonably acceptable to the Administrative Agent at any time prior to the date (the “Extension Request Deadline”) on which Lenders under the applicable Existing Term Tranches or Existing Revolving Tranches are requested to respond to the Extension Request. Any Lender may revoke an Extension Election at any time prior to 5:00 p.m. on the date that is two (2) Business Days prior to the Extension Request Deadline, at which point the Extension Election becomes irrevocable (unless 78 [[6103614]]

otherwise agreed by Borrower). The revocation of an Extension Election prior to the Extension Request Deadline shall not prejudice any Lender’s right to submit a new Extension Election prior to the Extension Request Deadline. (c) Extended Tranches shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which may include amendments to provisions related to maturity, interest margins or fees referenced in clauses (x) and (y) of Section 2.26(a), or, in the case of Extended Term Tranches, amortization rates referenced in clause (z) of Section 2.26(a), and which, in each case, except to the extent expressly contemplated by the last sentence of this Section 2.26(c) and notwithstanding anything to the contrary set forth in Section 10.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Tranches established thereby) executed by the Loan PartiesBorrower, the Administrative Agent, and the Extending Lenders. Subject to the requirements of this Section 2.26 and without limiting the generality or applicability of Section 10.1 to any Section 2.26 Additional Amendments, any Extension Amendment may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.26 Additional Amendment”) to this Agreement and the other Loan Documents; provided that such Section 2.26 Additional Amendments do not become effective prior to the time that such Section 2.26 Additional Amendments have been consented to (including pursuant to consents applicable to holders of any Extended Tranches provided for in any Extension Amendment) by such of the Lenders, Loan Partiesthe Borrower and other parties (if any) as may be required in order for such Section 2.26 Additional Amendments to become effective in accordance with Section 10.1; provided, further, that no Extension Amendment may provide for (i) any Extended Tranche to be secured by any Collateral or other assets of any Loan Party that does not also secure the Existing Tranches or be guaranteed by any Person other than the Guarantors and (ii), so long as any Existing Term Tranches are outstanding, any mandatory or voluntary prepayment provisions that do not also apply to the Existing Term Tranches (other than Existing Term Tranches secured on a junior basis by the Collateral or ranking junior in right of payment, which shall be subject to junior prepayment provisions) on a pro rata basis (or otherwise provide for more favorable prepayment treatment for Existing Term Tranches than such Extended Term Tranches as contemplated by Section 2.12). Notwithstanding anything to the contrary in Section 10.1, any such Extension Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the reasonable judgment of the Borrower and the Administrative Agent, to effect the provisions of this Section 2.26; provided that the foregoing shall not constitute a consent on behalf of any Lender to the terms of any Section 2.26 Additional Amendment. (d) Notwithstanding anything to the contrary contained in this Agreement, on any date on which any Existing Tranche is converted to extend the related scheduled maturity date(s) in accordance with Section 2.26(a) above (an “Extension Date”), in the case of the Specified Existing Tranche of each Extending Lender, the aggregate principal amount of such Specified Existing Tranche shall be deemed reduced by an amount equal to the aggregate principal amount of the Extended Tranche so converted by such Lender on such date, and such Extended Tranches shall be established as a separate Tranche from the Specified Existing Tranche and from any other Existing Tranches (together with any other Extended Tranches so established on such date). (e) If, in connection with any proposed Extension Amendment, any Lender declines to consent to the applicable extension on the terms and by the deadline set forth in the applicable Extension Request (each such other Lender, a “Non-Extending Lender”) then the Borrower may, on notice to the Administrative Agent and the Non-Extending Lender, replace such Non-Extending Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.6 (with the assignment fee and any other costs and expenses to be paid by the Borrower in such instance) all of its 79 [[6103614]]

rights and obligations under this Agreement to one or more assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender; provided, further, that the applicable assignee shall have agreed to provide Extended Loans on the terms set forth in such Extension Amendment; provided, further, that all obligations of the Borrower owing to the Non-Extending Lender relating to the Existing Loans so assigned (including pursuant to Section 2.21 (as though Section 2.21 were applicable)) shall be paid in full by the assignee Lender to such Non-Extending Lender concurrently with such Assignment and Assumption. In connection with any such replacement under this Section 2.26, if the Non-Extending Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption by the later of (A) the date on which the replacement Lender executes and delivers such Assignment and Assumption and (B) the date as of which all obligations of the Borrower owing to the Non-Extending Lender relating to the Existing Loans so assigned shall be paid in full by the assignee Lender to such Non-Extending Lender, then such Non-Extending Lender shall be deemed to have executed and delivered such Assignment and Assumption as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption on behalf of such Non-Extending Lender. (f) Following any Extension Date, with the written consent of the Borrower, any Non-Extending Lender may elect to have all or a portion of its Existing Loans deemed to be an Extended Loan under the applicable Extended Tranche on any date (each date a “Designation Date”) prior to the maturity date of such Extended Tranche; provided that such Lender shall have provided written notice to the Borrower and the Administrative Agent at least 10 Business Days prior to such Designation Date (or such shorter period as the Administrative Agent may agree in its reasonable discretion); provided, further, that no greater amount shall be paid by or on behalf of the Borrower or any of its Affiliates to any such Non-Extending Lender as consideration for its extension into such Extended Tranche than was paid to any Extending Lender as consideration for its Extension into such Extended Tranche. Following a Designation Date, the Existing Loans held by such Lender so elected to be extended will be deemed to be Extended Loans of the applicable Extended Tranche, and any Existing Loans held by such Lender not elected to be extended, if any, shall continue to be “Existing Loans” of the applicable Tranche. (g) With respect to all Extensions consummated by the Borrower pursuant to this Section 2.26, (i) such Extensions shall not constitute optional or mandatory payments or prepayments for purposes of Sections 2.11 and 2.12 and (ii) no Extension Request is required to be in any minimum amount or any minimum increment, provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Request in the Borrower’s sole discretion and may be waived by the Borrower) of Existing Loans of any or all applicable Tranches be extended. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.26 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Loans on such terms as may be set forth in the relevant Extension Request) and hereby waive the requirements of any provision of this Agreement (including Sections 2.8, 2.11 and 2.12) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.26. 2.27 Permitted Debt Exchanges. (a) Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each, a “Permitted Debt Exchange Offer”) made from time to time by the Borrower to all Lenders (other than any Lender that, if requested by the Borrower, is unable to certify that it is either a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (as defined in Rule 501 under the Securities Act)) with outstanding 80 [[6103614]]

Term Loans of a particular Tranche, as selected by the Borrower, the Borrower may from time to time following the Closing Date consummate one or more exchanges of Term Loans of such Tranche for Additional Obligations in the form of notes (such notes, “Permitted Debt Exchange Notes,” and each such exchange a “Permitted Debt Exchange”), so long as the following conditions are satisfied: (i) the aggregate principal amount (calculated on the face amount thereof) of Term Loans exchanged shall equal the aggregate principal amount (calculated on the face amount thereof) of Permitted Debt Exchange Notes issued in exchange for such Term Loans, (ii) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans exchanged by the Borrower pursuant to any Permitted Debt Exchange shall automatically be cancelled and retired by the Borrower on the date of the settlement thereof (and, if requested by the Administrative Agent, any applicable exchanging Lender shall execute and deliver to the Administrative Agent an Assignment and Acceptance, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Debt Exchange to the Borrower for immediate cancellation), (iii) if the aggregate principal amount of all Term Loans (calculated on the face amount thereof) tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount of the applicable Tranche actually held by it) shall exceed the maximum aggregate principal amount of Term Loans offered to be exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrower shall exchange Term Loans subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered, (iv) each such Permitted Debt Exchange Offer shall be made on a pro rata basis to the Lenders (other than any Lender that, if requested by the Borrower, is unable to certify that it is either a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (as defined in Rule 501 under the Securities Act)) based on their respective aggregate principal amounts of outstanding Term Loans of the applicable Tranche, (v) all documentation in respect of such Permitted Debt Exchange shall be consistent with the foregoing, and all written communications generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and made in consultation with the Administrative Agent, and (vi) any applicable Minimum Exchange Tender Condition shall be satisfied. No Lender shall have any obligation to agree to have any of its Term Loans exchanged for Permitted Debt Exchange Notes pursuant to any Permitted Debt Exchange Offer. (b) With respect to all Permitted Debt Exchanges effected by the Borrower pursuant to this Section 2.27, (i) such Permitted Debt Exchanges (and the cancellation of the exchanged Term Loans in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.11 and 2.12 and (ii) such Permitted Debt Exchange Offer shall be made for not less than $25,000,000 in aggregate principal amount of Term Loans, provided that, subject to the foregoing clause (ii), the Borrower may at its election specify as a condition (a “Minimum Exchange Tender Condition”) to consummating any such Permitted Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower’s discretion) of Term Loans be tendered. (c) In connection with each Permitted Debt Exchange, the Borrower shall provide the Administrative Agent at least 10 Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and the Borrower and the Administrative Agent, acting reasonably, shall mutually agree to such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.27 and without conflict with Section 2.27(d); provided that the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than five Business Days following the date on which the Permitted Debt Exchange Offer is made. 81 [[6103614]]

(d) The Borrower shall be responsible for compliance with, and hereby agrees to comply with, all applicable securities and other laws in connection with each Permitted Debt Exchange, it being understood and agreed that (x) neither the Administrative Agent nor any Lender assumes any responsibility in connection with the Borrower’s compliance with such laws in connection with any Permitted Debt Exchange (other than the Borrower’s reliance on any certificate delivered by a Lender pursuant to Section 2.27(a) above for which such Lender shall bear sole responsibility) and (y) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the Exchange Act. SECTION 3. LETTERS OF CREDIT 3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.4(a), agrees, in the case of Credit Suisse AG, to continue under this Agreement for the account of the Borrower the Existing Letters of Credit issued by it until the expiration or earlier termination thereof and, in the case of each other Issuing Lender, to issue letters of credit (the letters of credit issued on and after the Closing Date pursuant to this Section 3, together with the Existing Letters of Credit, collectively, the “Letters of Credit”) under the Revolving Commitments for the account of the Borrower or any Guarantor on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) any Revolving Lender’s Available Revolving Commitment or the aggregate amount of the Available Revolving Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars or any Permitted Foreign Currency and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is three Business Days prior to the Revolving Termination Date (unless cash collateralized or backstopped, in each case in a manner agreed to by the Borrower and the Issuing Lender); provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above). (b) No Issuing Lender shall at any time be obligated to issue any Letter of Credit if such issuance would (i) conflict with, or cause such Issuing Lender to exceed any limits imposed by, any applicable Requirement of Law, or if such Requirement of Law would impose upon such Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and is not otherwise reimbursable to it by the Borrower hereunder and which such Issuing Lender in good faith deems material to it or (ii) violate one or more policies of such Issuing Lender applicable generally to the issuance of letters of credit for the account of similarly situated borrowers. 3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that the relevant Issuing Lender issue a Letter of Credit (or amend, renew or extend an outstanding Letter of Credit) by delivering to such Issuing Lender at its address for notices specified to the Borrower by such Issuing Lender an Application therefor, with a copy to the Administrative Agent, completed to the reasonable satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may reasonably request. Upon receipt of any Application, the relevant Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue (or amend, renew or extend, as the case may be) the Letter of Credit 82 [[6103614]]

requested thereby (but in no event without the consent of the applicable Issuing Lender shall any Issuing Lender be required to issue (or amend, renew or extend, as the case may be) any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit (or such amendment, renewal or extension, as the case may be) to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower. Such Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance (or such amendment, renewal or extension, as the case may be) thereof. Each Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the relevant Revolving Lenders, notice of the issuance (or such amendment, renewal or extension, as the case may be) of each Letter of Credit issued by it (including the amount thereof). 3.3 Fees and Other Charges. (a) The Borrower will pay a fee, in Dollars, on each outstanding Letter of Credit requested by it, at a per annum rate equal to the Applicable Margin then in effect with respect to Term SOFR Loans under the Revolving Facility (minus the fronting fee referred to below), on the Dollar Equivalent of the face amount of such Letter of Credit, which fee shall be shared ratably among the Revolving Lenders and payable quarterly in arrears on each Fee Payment Date after the issuance date; provided that, with respect to any Defaulting Lender, such Lender’s ratable share of any letter of credit fee accrued on the aggregate amount available to be drawn on any outstanding Letters of Credit during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such Lender’s ratable share of any letter of credit fee shall otherwise have been due and payable by the Borrower prior to such time; provided further that any Defaulting Lender’s ratable share of any letter of credit fee accrued on the aggregate amount available to be drawn on any outstanding Letters of Credit shall accrue for the account of each Non-Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit which has been reallocated to such Non-Defaulting Lender pursuant to Section 3.4(d) and with respect to any L/C Shortfall either (i) if the Borrower has paid to the Administrative Agent, an amount of cash and/or Cash Equivalents and/or Permitted Liquid Investments equal to the amount of the L/C Shortfall to be held as security for all obligations of the Borrower to the Issuing Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent, for the account of the Borrower or (ii) otherwise, for the account of the Issuing Lenders, in each case so long as such Lender shall be a Defaulting Lender. In addition, the Borrower shall pay to each Issuing Lender for its own account a fronting fee, in Dollars, on the Dollar Equivalent of the aggregate face amount of all outstanding Letters of Credit issued by it to the Borrower separately agreed to by the Borrower and such Issuing Lender (but in any event not to exceed 0.25% per annum), payable quarterly in arrears on each Fee Payment Date after the issuance date. (b) In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for costs and expenses agreed by the Borrower and such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit requested by the Borrower. 3.4 L/C Participations. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest 83 [[6103614]]

equal to such L/C Participant’s Revolving Percentage in such Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued by it and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by it for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay, in Dollars, to the Administrative Agent for the account of such Issuing Lender upon demand an amount equal to such L/C Participant’s Revolving Percentage of the Dollar Equivalent of the amount of such draft, or any part thereof, that is not so reimbursed (“L/C Disbursements”); provided that, nothing in this paragraph shall relieve the Issuing Lender of any liability resulting from the gross negligence or willful misconduct of the Issuing Lender. Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against any Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the financial condition of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. (b) If any amount required to be paid by any L/C Participant to the Administrative Agent for the account of any Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to the Administrative Agent for the account of such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Administrative Agent for the account of such Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Administrative Agent for the account of the relevant Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Facility. A certificate of the relevant Issuing Lender submitted to any relevant L/C Participant with respect to any amounts owing under this Section 3.4 shall be presumptively correct in the absence of demonstrable error. (c) Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to the Administrative Agent for the account of such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to the Administrative Agent for the account of such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it. (d) Notwithstanding anything to the contrary contained in this Agreement, in the event an L/C Participant becomes a Defaulting Lender, then such Defaulting Lender’s Revolving Percentage in all outstanding Letters of Credit will automatically be reallocated among the L/C Participants that are Non-Defaulting Lenders pro rata in accordance with each Non-Defaulting Lender’s Revolving Percentage (calculated without regard to the Revolving Commitment of the Defaulting 84 [[6103614]]

Lender), but only to the extent that such reallocation does not cause the Revolving Extensions of Credit of any Non-Defaulting Lender to exceed the Revolving Commitment of such Non-Defaulting Lender. If such reallocation cannot, or can only partially be effected, the Borrower shall, within five Business Days after written notice from the Administrative Agent, pay to the Administrative Agent, an amount of cash and/or Cash Equivalents and/or Permitted Liquid Investments equal to such Defaulting Lender’s Revolving Percentage (calculated as in effect immediately prior to it becoming a Defaulting Lender) of the L/C Obligations (after giving effect to any partial reallocation pursuant to the first sentence of this Section 3.4(d)) to be held as security for all obligations of the Borrower to the Issuing Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent. So long as there is a Defaulting Lender, an Issuing Lender shall not be required to issue any Letter of Credit where the sum of the Non-Defaulting Lenders’ Revolving Percentage, as applicable, of the outstanding Revolving Loans and their participations in Letters of Credit after giving effect to any such requested Letter of Credit would exceed (such excess, the “L/C Shortfall”) the aggregate Revolving Commitments of the Non-Defaulting Lenders, unless the Borrower shall pay to the Administrative Agent, an amount of cash and/or Cash Equivalents and/or Permitted Liquid Investments equal to the amount of the L/C Shortfall, such cash and/or Cash Equivalents and/or Permitted Liquid Investments to be held as security for all obligations of the Borrower to the Issuing Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent. (e) If, on any date, the L/C Obligations would exceed 105% of the L/C Commitment (including as a result of any revaluation of the Dollar Equivalent of the L/C Obligations on any Revaluation Date in accordance with Section 1.4), the Borrower shall promptly pay to the Administrative Agent an amount of cash and/or Cash Equivalents and/or Permitted Liquid Investments equal to the amount by which the L/C Obligations exceed the L/C Commitment, such cash and/or Cash Equivalents and/or Permitted Liquid Investments to be held as security for all obligations of the Borrower to the Issuing Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent. 3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse each Issuing Lender on the Business Day following the date on which such Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit issued by such Issuing Lender at the Borrower’s request and paid by such Issuing Lender for the amount of (a) such draft so paid and (b) any Non-Excluded Taxes and Other Taxes, fees, charges or other costs or expenses reasonably incurred by such Issuing Lender in connection with such payment (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the “Payment Amount”). Each such payment shall be made to such Issuing Lender at its address for notices specified to the Borrower in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at a rate equal to (i) until the second Business Day next succeeding the date of the relevant notice, the rate applicable to ABR Loans under the Revolving Facility and (ii) thereafter, the rate set forth in Section 2.15(c). In the case of any such reimbursement in Dollars with respect to a Letter of Credit denominated in a Permitted Foreign Currency, the applicable Issuing Lender shall notify the Borrower of the Dollar Equivalent of the amount of the draft so paid promptly following the determination thereof. 3.6 Obligations Absolute. The Borrower’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Borrower’s Reimbursement Obligations 85 [[6103614]]

under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee, or any other events or circumstances that, pursuant to applicable law or the applicable customs and practices promulgated by the International Chamber of Commerce, are not within the responsibility of such Issuing Lender, except for errors, omissions, interruptions or delays resulting from the gross negligence or willful misconduct of such Issuing Lender or its employees or agents. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors, omissions, interruptions or delays resulting from the gross negligence or willful misconduct of such Issuing Lender or its employees or agents. The Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower. 3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of such Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit issued by such Issuing Lender shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit. 3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Agreement or any other Loan Document, the provisions of this Agreement or such other Loan Document shall apply. 3.9 Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable Issuing Lender and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (a) the rules of the ISP shall apply to each standby Letter of Credit, and (b) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit. SECTION 4. REPRESENTATIONS AND WARRANTIES To induce the AgentsAgent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants (as to itself and each of its Restricted Subsidiaries) to the AgentsAgent and each Lender, which representations and warranties shall be deemed made on the Closing Date and on the date of each borrowing of Loans or issuance, extension or renewal of a Letter of Credit hereunder that: 4.1 Financial Condition. The audited consolidated balance sheet of the Company and its Subsidiaries as at March 31, 2010, March 31, 2011 and March 31, 2012, and the related statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Ernst & Young LLP, present fairly in all material respects the financial condition of the Company and its Subsidiaries, as at such date, and the results of, their operations, their 86 [[6103614]]

cash flows and their changes in stockholders’ equity for the respective fiscal years then ended. All such financial statements, including the related schedules and notes thereto and year end adjustments, have been prepared in accordance with GAAP (except as otherwise noted therein). 4.2 No Change. Since March 31, 2012 there has been no event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect. 4.3 Existence; Compliance with Law. Except as set forth in Schedule 4.3, the Borrower and its Restricted Subsidiaries (other than any Immaterial Subsidiaries) (a) (i) is duly organized (or incorporated), validly existing and in good standing (or, only where applicable, the equivalent status in any foreign jurisdiction) under the laws of the jurisdiction of its organization or incorporation, except in each case (other than with respect to the Borrower), to the extent such failure to do so would not reasonably be expected to have a Material Adverse Effect, (ii) has the corporate or organizational power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect and (iii) is duly qualified as a foreign corporation or limited liability company and in good standing (where such concept is relevant) under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification except, in each case, to the extent that the failure to be so qualified or in good standing (where such concept is relevant) would not have a Material Adverse Effect and (b) is in compliance with all Requirements of Law except to the extent that any such failure to comply therewith would not have a Material Adverse Effect. 4.4 Corporate Power; Authorization; Enforceable Obligations. (a) Each Loan PartyThe Borrower has the corporate power and authority to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower,and to borrow or have Letters of Credit issued hereunder, except in each case (other than with respect to the Borrower), to the extent such failure to do so would not reasonably be expected to have a Material Adverse Effect. Each Loan Party. The Borrower has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower,and to authorize the extensions of credit on the terms and conditions of this Agreement, except in each case (other than with respect to the Borrower), to the extent such failure to do so would not reasonably be expected to have a Material Adverse Effect. (b) No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority is required in connection with the extensions of credit hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect or the failure to obtain which would not reasonably be expected to have a Material Adverse Effect and (ii) the filings referred to in Section 4.17. (c) Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party theretothe Borrower. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party theretothe Borrower, enforceable against each such Loan Partythe Borrower in accordance with its terms (provided that, with respect to the creation and perfection of security interests with respect to the Capital Stock of Foreign Subsidiaries, only to the extent enforceability of such obligation with respect to which Capital Stock is governed by the Uniform Commercial Code), except as enforceability may be 87 [[6103614]]

limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and the implied covenants of good faith and fair dealing. 4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents by the Loan Parties theretoBorrower, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not (a) violate the organizational or governing documents of (i) the Borrower or (ii) except as would not reasonably be expected to have a Material Adverse Effect, any other Loan Party, (b) except as would not reasonably be expected to have a Material Adverse Effect, violate any Requirement of Law binding on the Borrower or any of its Restricted Subsidiaries or any Contractual Obligation of the Borrower or any of its Restricted Subsidiaries or (c) except as would not have a Material Adverse Effect, result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens permitted by Section 7.3). 4.6 No Material Litigation. Except as set forth in Schedule 4.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Restricted Subsidiaries or against any of their Properties which, taken as a whole, would reasonably be expected to have a Material Adverse Effect. 4.7 No Default. No Default or Event of Default has occurred and is continuing. 4.8 Ownership of Property; Liens. Except as set forth in Schedule 4.8A, each of the Borrower and its Restricted Subsidiaries has good title in fee simple to, or a valid leasehold interest in, all its Real Property, and good title to, or a valid leasehold interest in, all its other Property (other than Intellectual Property), in each case, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and none of such Property is subject to any Lien except as permitted by the Loan Documents. Schedule 4.8B lists all Real Property which is owned or leased by any Loan Partythe Borrower as of the Closing Date. 4.9 Intellectual Property. Each of the Borrower and its Restricted Subsidiaries owns, or has a valid license to use, all Intellectual Property necessary for the conduct of its business as currently conducted free and clear of all Liens except as permitted by the Loan Documents, other than Intellectual Property owned by a Special Purpose Entity, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. To the Borrower’s knowledge, no holding, injunction, decision or judgment has been rendered by any Governmental Authority against the Borrower or any Restricted Subsidiary and neither the Borrower nor any of its Restricted Subsidiaries has entered into any settlement stipulation or other agreement (except license agreements in the ordinary course of business) which would limit, cancel or question the validity of the Borrower’s or any Restricted Subsidiary’s rights in, any Intellectual Property in any respect that would reasonably be expected to have a Material Adverse Effect. To Borrower’s knowledge, no claim has been asserted or threatened or is pending by any Person challenging or questioning the use by the Borrower or its Restricted Subsidiaries of any Intellectual Property owned by the Borrower or any of its Restricted Subsidiaries or the validity or effectiveness of any Intellectual Property, except as would not reasonably be expected to have a Material Adverse Effect. To the Borrower’s knowledge, the use of Intellectual Property by the Borrower and its Restricted Subsidiaries does not infringe on the rights of any Person in a manner that would reasonably be expected to have a Material Adverse Effect. The Borrower and its Restricted Subsidiaries take all reasonable actions that in the exercise of their reasonable business judgment should be taken to protect their 88 [[6103614]]

Intellectual Property, including Intellectual Property that is confidential in nature, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. 4.10 Taxes. Each of the Borrower and its Restricted Subsidiaries (i) has filed or caused to be filed all federal, state, provincial and other tax returns that are required to be filed and (ii) has paid all taxes shown to be due and payable on said returns and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any amounts the validity of which are currently being contested in good faith by appropriate proceedings and with respect to which any reserves required in conformity with GAAP have been provided on the books of the Borrower or such Restricted Subsidiary, as the case may be), except in each case where the failure to do so would not reasonably be expected to have a Material Adverse Effect. 4.11 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for any purpose that violates the provisions of the regulations of the Board. If requested by any Lender (through the Administrative Agent) or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U -1 referred to in Regulation U. 4.12 ERISA. (a) Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect: (i) neither a Reportable Event nor a failure to meet the minimum funding standards (within the meaning of Section 412(a) of the Code or Section 302(a)(2) of ERISA) with respect to periods beginning on or after April 1, 2010 or an “accumulated funding deficiency” (within the meaning of Section 412(a) of the Code or Section 302(a)(2) of ERISA) has occurred during the five year period prior to the date on which this representation is made with respect to any Single Employer Plan, and each Single Employer Plan has complied with the applicable provisions of ERISA and the Code; (ii) no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen on the assets of the Borrower or any of its Restricted Subsidiaries, during such five-year period; the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Single Employer Plan allocable to such accrued benefits; (iii) none of the Borrower or any of its Restricted Subsidiaries has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or would reasonably be expected to result in a liability under ERISA; (iv) none of the Borrower or any of its Restricted Subsidiaries would become subject to any liability under ERISA if the Borrower or such Restricted Subsidiary were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made; and (v) no Multiemployer Plan is in Reorganization or Insolvent. (b) The Borrower and its Restricted Subsidiaries have not incurred, and do not reasonably expect to incur, any liability under ERISA or the Code with respect to any plan within the meaning of Section 3(3) of ERISA which is subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA that is maintained by a Commonly Controlled Entity (other than the Borrower and its Restricted Subsidiaries) (a “Commonly Controlled Plan”) merely by virtue of being treated as a single employer under Title IV of ERISA with the sponsor of such plan that would reasonably be likely to have a Material Adverse Effect and result in a direct obligation of the Borrower or any of its Restricted Subsidiaries to pay money. 89 [[6103614]]

4.13 Investment Company Act. No Loan PartyThe Borrower is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. 4.14 Subsidiaries. (a) The Subsidiaries listed on Schedule 4.14 constitute all the Subsidiaries of the Borrower at the Closing Date. Schedule 4.14 sets forth as of the Closing Date the name and jurisdiction of incorporation of each Subsidiary and, as to each Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and the designation of such Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary. (b) As of the Closing Date, except as set forth on Schedule 4.14, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to officers, employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Borrower or any of its Restricted Subsidiaries. 4.15 Environmental Matters. Other than exceptions to any of the following that would not reasonably be expected to have a Material Adverse Effect, none of the Borrower or any of its Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law for the operation of the Business; or (ii) has become subject to any Environmental Liability. 4.16 Accuracy of Information, etc. As of the Closing Date, no statement or information (excluding the projections and pro forma financial information referred to below) contained in this Agreement, any other Loan Document or any certificate furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Partythe Borrower for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, including the 2012 Transactions, when taken as a whole, contained as of the date such statement, information, or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not materially misleading. As of the Closing Date, the projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, in light of the circumstances under which they were made, it being recognized by the AgentsAgent and the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. 4.17 Security Documents.[Reserved]. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein of a type in which a security interest can be created under Article 9 of the UCC (including any proceeds of any such item of Collateral); provided that for purposes of this Section 4.17(a), Collateral shall be deemed to exclude any Property expressly excluded from the definition of “Collateral” as set forth in the Guarantee and Collateral Agreement (the “Excluded Collateral”). In the case of (i) the Pledged Securities described in the Guarantee and Collateral Agreement (other than Excluded Capital Stock) when any stock certificates or notes, as applicable, representing such Pledged Securities are delivered to the Collateral Agent and (ii) the other Collateral described in the Guarantee and 90 [[6103614]]

Collateral Agreement (other than Excluded Collateral), when financing statements in appropriate form are filed in the offices specified on Schedule 4.17 (which financing statements have been duly completed and executed (as applicable) and delivered to the Collateral Agent) and such other filings as are specified on Schedule 3 to the Guarantee and Collateral Agreement are made, the Collateral Agent shall have a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (including any proceeds of any item of Collateral) (to the extent a security interest in such Collateral can be perfected through the filing of financing statements in the offices specified on Schedule 4.17 and the filings specified on Schedule 3 to the Guarantee and Collateral Agreement, and through the delivery of the Pledged Securities required to be delivered on the Closing Date), as security for the Obligations, in each case prior in right to the Lien of any other Person (except (i) in the case of Collateral other than Pledged Securities, Liens permitted by Section 7.3 and (ii) Liens having priority by operation of law) to the extent required by the Guarantee and Collateral Agreement. (b) Upon the execution and delivery of any Mortgage to be executed and delivered pursuant to Section 6.8(b), such Mortgage shall be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable Lien on the Mortgaged Property described therein and proceeds thereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and the implied covenants of good faith and fair dealing; and when such Mortgage is filed in the recording office designated by the Borrower, such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (other than Liens permitted by Section 7.3 or other encumbrances or rights permitted by the relevant Mortgage). 4.18 Solvency. As of the Closing Date, the Borrower and its Subsidiaries are (on a consolidated basis), and after giving effect to the 2012 Transactions will be, Solvent. 4.19 Anti-Terrorism. (a) The Borrower and its Restricted Subsidiaries are in compliance with the USA Patriot Act and (b) none of the Borrower and its Restricted Subsidiaries is a person on the list of “Specially Designated Nationals and Blocked Persons” or subject to the limitations and prohibitions under any other U.S. Department of Treasury’s Office of Foreign Asset Control regulation or executive order (“OFAC”), in each case, except as would not reasonably be expected to have a Material Adverse Effect. The Borrower will not knowingly (directly or indirectly) use the proceeds of the Loans, or request the issuance of any Letter of Credit, for the purpose of financing the activities of any Person, in any country or territory, that is subject to, or the target of, any sanctions under or administered by OFAC, the U.S. State Department or any other enabling legislation or executive order relating thereto as well as sanctions laws and regulations of the United Nations Security Council, the European Union or any member state thereof and the United Kingdom, except as otherwise permitted by applicable law, regulation or license. The Borrower will not knowingly (directly or indirectly) use the proceeds of the Loans, or request the issuance of any Letter of Credit, in material violation of the United States Foreign Corrupt Practices Act of 1977, as amended, and all laws, rules and regulations of the European Union and United Kingdom applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption. SECTION 5. CONDITIONS PRECEDENT 5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction (or waiver), prior to 91 [[6103614]]

or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent: (a) Credit Agreement; Guarantee and Collateral Agreement. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Borrower and (ii) the Guarantee and Collateral Agreement, executed and delivered by Investor, the Borrower and each Subsidiary Guarantor; (b) No Default. No Default or Event of Default shall exist as of the Closing Date after giving effect to this Agreement and the borrowing of the Initial Tranche A Term Loans and the Initial Tranche B Term Loans, and the making of the Revolving Commitments; (c) Representations and Warranties. All of the representations and warranties of the Loan Parties contained in the Loan Documents shall be true and correct in all material respects on the Closing Date (unless such representation or warranty relates to a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such specific date); (d) Borrowing Notice. The Administrative Agent shall have received a notice of borrowing from the Borrower with respect to the Initial Tranche A Term Loans and Initial Tranche B Term Loans; (e) Fees. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced at least three Business Days prior to the Closing Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel to the Administrative Agent) required to reimbursed or paid by the Borrower hereunder or under any other Loan Document; (f) Legal Opinions. The Administrative Agent shall have received an executed legal opinion of (i) Debevoise & Plimpton LLP, special New York counsel to the Loan Parties, and (ii) Morris, Nichols, Arsht & Tunnell LLP, special Delaware counsel to the Loan Parties, in each case in form and substance reasonably satisfactory to the Administrative Agent; (g) Closing Certificate. The Administrative Agent shall have received a certificate of the Borrower and each of the other Loan Parties, dated as of the Closing Date, each substantially in the form of Exhibit C, with appropriate insertions and attachments; (h) USA Patriot Act. The Lenders shall have received from the Borrower and each of the Loan Parties documentation and other information requested by any Lender no less than 10 calendar days prior to the Closing Date that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act; (i) Filings. Each Uniform Commercial Code financing statement and each intellectual property security agreement required by the Security Documents to be filed in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected Lien on the Collateral described therein, shall have been delivered to the Collateral Agent in proper form for filing; (j) Pledged Stock; Stock Powers. The Collateral Agent shall have received the certificates, if any, representing the shares of Capital Stock held by a Loan Party pledged pursuant to the 92 [[6103614]]

Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof; (k) Solvency Certificate. The Administrative Agent shall have received a solvency certificate signed by the chief financial officer on behalf of the Borrower, substantially in the form of Exhibit G; (l) Refinancing. The Refinancing shall have been, or shall substantially concurrently be, consummated; and (m) Lien Searches. The Collateral Agent shall have received the results of a recent lien search in each of the jurisdictions in which Uniform Commercial Code financing statements will be made to evidence or perfect security interests required to be evidenced or perfected, and such search shall reveal no liens on any of the assets of the Loan Party, except for Liens permitted by Section 7.3 or liens to be discharged on or prior to the Closing Date. 5.1 [Reserved]. 5.2 Conditions to Each Revolving Loan Extension of Credit After Closing Date. The agreement of each Lender to make any Revolving Loan or to issue or participate in any Letter of Credit hereunder on any date after the Closing Date is subject to the satisfaction of the following conditions precedent: (a) Representations and Warranties. Each of the representations and warranties made by any Loan Partythe Borrower in or pursuant to the Loan Documents (other than the representations and warranties set forth in Sections 4.2, 4.6 and 4.16) shall be true and correct in all material respects, in each case on and as of such date as if made on and as of such date except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date. (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date. Each borrowing of a Revolving Loan by and issuance, extension or renewal of a Letter of Credit on behalf of the Borrower hereunder after the Closing Date shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied. 5.3 Conditions to Each Extension of Credit Under the 2018 Delayed Draw Tranche A Term Commitments After the Sixth Amendment Effective Date. (a) Notice. The Administrative Agent shall have received notice of borrowing from the Borrower as required by the Sixth Amendment. (b) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects, in each case on and as of the applicable Borrowing Date (or, in the case of an extension of credit that is necessary or advisable (as determined by the Borrower in good faith) 93 [[6103614]]

for the consummation of a Limited Condition Acquisition, as of the date the definitive acquisition agreements for such Limited Condition Acquisition are entered into (or, if applicable, the date of delivery of an irrevocable notice or declaration of such Limited Condition Acquisition)) as if made on and as of such date except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date. (c) No Default. No Default or Event of Default shall have occurred and be continuing on the applicable Borrowing Date (or, in the case of an extension of credit that is necessary or advisable (as determined by the Borrower in good faith) for the consummation of a Limited Condition Acquisition, on the date the definitive acquisition agreements for such Limited Condition Acquisition are entered into (or, if applicable, the date of delivery of an irrevocable notice or declaration of such Limited Condition Acquisition) and, in such case, no Event of Default under Section 8.1(a) or (f) shall have occurred and be continuing on the applicable Borrowing Date) or after giving effect to the extensions of credit requested to be made on such date. Each borrowing of a 2018 Delayed Draw Tranche A Term Loan by the Borrower hereunder after the Sixth Amendment Effective Date shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.3 have been satisfied. SECTION 6. AFFIRMATIVE COVENANTS The Borrower (on behalf of itself and each of the Restricted Subsidiaries) hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding (that has not been cash collateralized or backstopped, in each case on terms agreed to by the Borrower and the applicable Issuing Lender) or any Loan or other amount is owing to any Lender or anythe Agent hereunder (other than (i) contingent or indemnification obligations not then due and (ii) obligations in respect of Specified Hedge Agreements, Specified Foreign Currency L/C Agreements or Cash Management Obligations), the Borrower shall, and shall cause (except in the case of the covenants set forth in Section 6.1, Section 6.2 and Section 6.7) each of the Restricted Subsidiaries to: 6.1 Financial Statements. Furnish to the Administrative Agent for delivery to each Lender (which may be delivered via posting on IntraLinks or another similar electronic platform): (a) within 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending March 31, 2013, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth, commencing with the financial statements with respect to the fiscal year ending March 31, 2013, in comparative form the figures as of the end of and for the previous year, reported on without qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing; and (b) within 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, commencing with the fiscal quarter ending June 30, 2012, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting 94 [[6103614]]

forth, in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as fairly presenting in all material respects the financial condition of the Borrower and its consolidated Subsidiaries in conformity with GAAP (subject to normal year end audit adjustments and the lack of notes); all such financial statements to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as disclosed therein and except in the case of the financial statements referred to in clause (b), for customary year-end adjustments and the absence of footnotes). The Borrower may satisfy its obligations under this Section 6.1 by delivering information relating to Parent, Investor, the Borrower and its consolidated Subsidiaries, it being agreed that the furnishing of Parent’s annual report on Form 10-K for such year, as filed with the SEC, together with unaudited consolidating schedules of the balance sheet and the statements of income and cash flows prepared by management for the Borrower and its consolidated Subsidiaries in substantially the form of Exhibit K (it being understood that the Borrower may alter the presentation of financial information in any such consolidating schedules to conform to any changes to the presentation of financial information of Parent in its Form 10-K (but in any event shall include a balance sheet and statements of income and cash flows) or make such other changes to the consolidating schedules as consented to by the Administrative Agent, such consent not to be unreasonably withheld or delayed) will satisfy Borrower’s obligation under Section 6.1(a) with respect to such year and that the furnishing of Parent’s quarterly report on Form 10-Q for such quarter, as filed with the SEC, together with unaudited consolidating schedules of the balance sheet and the statements of income and of cash flows prepared by management for the Borrower and its consolidated Subsidiaries in substantially the form of Exhibit K (it being understood that the Borrower may alter the presentation of financial information in any such consolidating schedules to conform to any changes to the presentation of financial information of Parent in its Form 10-Q (but in any event shall include a balance sheet and statements of income and cash flows) or make such other changes to the consolidating schedules as consented to by the Administrative Agent, such consent not to be unreasonably withheld or delayed) will satisfy Borrower’s obligations under the Section 6.1(b) with respect to such quarter. Documents required to be delivered pursuant to this Section 6.1 may be delivered by posting such documents electronically with notice of such posting to the Administrative Agent and if so posted, shall be deemed to have been delivered on the date on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). 6.2 Certificates; Other Information. Furnish to the Administrative Agent for delivery to each Lender, or, in the case of clause (e), to the relevant Lender: (a) to the extent permitted by the internal policies of such independent certified public accountants, concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants in customary form reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default arising from a breach of Section 7.1, except as specified in such certificate; (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a Compliance Certificate of a Responsible Officer on behalf of the Borrower stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default that has occurred and is continuing except as specified in such certificate and (ii) to the extent not 95 [[6103614]]

previously disclosed to the Administrative Agent, (x) a description of any Default or Event of Default that occurred and (y) a description of any new Subsidiary and of any change in the name or jurisdiction of organization of any Loan Party and a listing of any material registrations of or applications for United States Intellectual Property by any Loan Party since the date of the most recent list delivered pursuant to this clause (or, in the case of the first such list so delivered, since the Closing Date); (c) not later than 120 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending March 31, 2013, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year and the related consolidated statements of projected cash flow and projected income (collectively, the “Annual Operating Budget”)); provided that the Borrower may satisfy its obligations under this Section 6.2(c) by delivering a detailed consolidated budget of Parent and its Subsidiaries as of the end of the following fiscal year for the following fiscal year, including a projected consolidated balance sheet and the related consolidated statements of projected cash flow and projected income, together with consolidating schedules of the balance sheet and statements of cash flows and income prepared by management for the Borrower and its Subsidiaries and such materials shall constitute the Annual Operating Budget for all purposes[reserved]; (d) promptly after the same are sent, copies of all financial statements and material reports that the Borrower sends to the holders of any class of its debt securities or public equity securities (except for those provided solely to the Permitted Investors) and, promptly after the same are filed, copies of all financial statements and reports that the Borrower or Parent may make to, or file with, the SEC, in each case to the extent not already provided pursuant to Section 6.1 or any other clause of this Section 6.2; and (e) promptly, such additional financial and other information as the Administrative Agent (for its own account or upon the request from any Lender) may from time to time reasonably request. Notwithstanding anything to the contrary in this Section 6.2, (a) none of the Borrower or any of the Restricted Subsidiaries will be required to disclose any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement, (iii) is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) constitutes classified information and (b) unless such material is identified in writing by the Borrower as “Public” information, the Administrative Agent shall deliver such information only to “private-side” Lenders (i.e., Lenders that have affirmatively requested to receive information other than Public Information). Documents required to be delivered pursuant to this Section 6.2 may be delivered by posting such documents electronically with notice of such posting to the Administrative Agent and if so posted, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). 96 [[6103614]]

6.3 Payment of Taxes. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material Taxes, governmental assessments and governmental charges (other than Indebtedness), except (a) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves required in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Restricted Subsidiaries, as the case may be, or (b) to the extent that failure to pay or satisfy such obligations would not reasonably be expected to have a Material Adverse Effect. 6.4 Conduct of Business and Maintenance of Existence, etc.; Compliance. (a) Preserve, renew and keep in full force and effect its corporate or other existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 or except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Requirements of Law except to the extent that failure to comply therewith would not reasonably be expected to have a Material Adverse Effect. 6.5 Maintenance of Property; Insurance. (a) Keep all Property useful and necessary in its business in reasonably good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. (b) Take all reasonable and necessary steps, including in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material United States Intellectual Property owned by the Borrower or its Restricted Subsidiaries, including filing of applications for renewal, affidavits of use and affidavits of incontestability, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. (c) Maintain insurance with financially sound and reputable insurance companies on all its material Property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business. The Borrower shall use its commercially reasonable efforts to ensure that all material insurance policies shall, to the extent customary (but in any event, not including business interruption insurance and personal injury insurance) (i) provide that no cancellation thereof shall be effective until at least 10 days after receipt by the Administrative Agent of written notice thereof and (ii) name the Administrative Agent as insured party or loss payee. (d) With respect to any Mortgaged Properties, if at any time the area in which the Premises (as defined in the Mortgages, if any) are located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such reasonable total amount as the Collateral Agent may from time to time reasonably require, and otherwise to ensure compliance with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, the National Flood Insurance Act of 1968, the National Flood Insurance Reform Act of 1994 and the Biggert-Waters Flood Insurance Act of 2012, in each case as it may be amended from time to time. 6.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in a manner to allow financial statements to be prepared in conformity with GAAP, (b) permit representatives of any Lender to visit and inspect any of its properties and examine and 97 [[6103614]]

make abstracts from any of its books and records upon reasonable notice and at such reasonable times during normal business hours (provided that (i) such visits shall be coordinated by the Administrative Agent, (ii) such visits shall be limited to no more than one such visit per calendar year, and (iii) such visits by any Lender shall be at the Lender’s expense, except in the case of the foregoing clauses (ii) and (iii) during the continuance of an Event of Default), (c) permit representatives of any Lender to have reasonable discussions regarding the business, operations, properties and financial and other condition of the Borrower and its Restricted Subsidiaries with officers of the Borrower and its Restricted Subsidiaries (provided that (i) a Responsible Officer of the Borrower shall be afforded the opportunity to be present during such discussions, (ii) such discussions shall be coordinated by the Administrative Agent, and (iii) such discussions shall be limited to no more than once per calendar quarter except during the continuance of an Event of Default) and (d) permit representatives of the Administrative Agent to have reasonable discussions regarding the business, operations, properties and financial and other condition of the Borrower and its Restricted Subsidiaries with its independent certified public accountants to the extent permitted by the internal policies of such independent certified public accountants (provided that (i) a Responsible Officer of the Borrower shall be afforded the opportunity to be present during such discussions and (ii) such discussions shall be limited to no more than once per calendar year except during the continuance of an Event of Default). Notwithstanding anything to the contrary in this Section 6.6, none of the Borrower or any of the Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement, (iii) is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) constitutes classified information. 6.7 Notices. Promptly upon a Responsible Officer of the Borrower obtaining knowledge thereof, give notice to the Administrative Agent of: (a) the occurrence of any Default or Event of Default; (b) any litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Restricted Subsidiaries and any other Person, that in either case, would reasonably be expected to have a Material Adverse Effect; and (c) any development or event that has had or would reasonably be expected to have a Material Adverse Effect. Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Restricted Subsidiary proposes to take with respect thereto. 6.8 Additional Collateral, etc. (a) With respect to any Property (other than Excluded Collateral) located in the United States having a value, individually or in the aggregate, of at least $5,000,000 acquired after the Closing Date by any Loan Party (other than (i) any interests in Real Property and any Property described in paragraph (c) or paragraph (d) of this Section 6.8, (ii) any Property subject to a Lien expressly permitted by Section 7.3(g) or 7.3(z), (iii) Instruments, Certificated Securities, Securities and Chattel Paper, which are referred to in the last sentence of this paragraph (a) and (iv) Government Contracts (the Loan Parties’ obligations with respect to which are contained in the Guarantee and Collateral Agreement)) as to which the Collateral Agent for the benefit of the Secured Parties does not have a 98 [[6103614]]

perfected Lien, promptly (A) give notice of such Property to the Collateral Agent and execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Collateral Agent reasonably requests to grant to the Collateral Agent for the benefit of the Secured Parties a security interest in such Property and (B) take all actions reasonably requested by the Collateral Agent to grant to the Collateral Agent for the benefit of the Secured Parties a perfected security interest (to the extent required by the Security Documents and with the priority required by Section 4.17) in such Property (with respect to Property of a type owned by a Loan Party as of the Closing Date to the extent the Collateral Agent for the benefit of the Secured Parties, has a perfected security interest in such Property as of the Closing Date), including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Collateral Agent. If any amount in excess of $7,500,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security, Security or Chattel Paper (or, if more than $7,500,000 in the aggregate payable under or in connection with the Collateral shall become evidenced by Instruments, Certificated Securities, Securities or Chattel Paper), such Instrument, Certificated Security, Security or Chattel Paper shall be promptly delivered to the Collateral Agent indorsed in a manner reasonably satisfactory to the Collateral Agent to be held as Collateral pursuant to this Agreement. (b) With respect to any fee interest in any Material Real Property acquired after the Closing Date by any Loan Party (other than Excluded Real Property), (i) give notice of such acquisition to the Collateral Agent and, if requested by the Collateral Agent execute and deliver a first priority Mortgage (subject to liens permitted by Section 7.3 or other encumbrances or rights permitted by the relevant Mortgage) in favor of the Collateral Agent for the benefit of the Secured Parties, covering such Real Property (provided that no Mortgage nor survey shall be obtained if the Administrative Agent determines in consultation with the Borrower that the costs of obtaining such Mortgage or survey are excessive in relation to the value of the security to be afforded thereby), (ii) if reasonably requested by the Collateral Agent (A) provide the Lenders with a lenders’ title insurance policy with extended coverage covering such Real Property in an amount at least equal to the purchase price of such Real Property (or such other amount as shall be reasonably specified by the Collateral Agent) as well as a current ALTA survey thereof, together with a surveyor’s certificate unless the title insurance policy referred to above shall not contain an exception for any matter shown by a survey (except to the extent an existing survey has been provided and specifically incorporated into such title insurance policy), each in form and substance reasonably satisfactory to the Collateral Agent, (B) use commercially reasonable efforts to obtain any consents or estoppels reasonably deemed necessary by the Collateral Agent, in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Collateral Agent and (C) provide to the Administrative Agent evidence of flood hazard insurance if any portion of the improvements on the owned Property is currently or at any time in the future identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any amendment or successor act thereto) or otherwise being designated as a “special flood hazard area or part of a 100 year flood zone”, in an amount equal to 100% of the full replacement cost of the improvements; provided, however, that a portion of such flood hazard insurance may be obtained under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended and (iii) if requested by the Collateral Agent deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent. (c) Except as otherwise contemplated by Section 7.7(p), with respect to any new Domestic Subsidiary that is a Non-Excluded Subsidiary created or acquired after the Closing Date (which, for the purposes of this paragraph, shall include any Subsidiary that was previously an Excluded 99 [[6103614]]

Subsidiary that becomes a Non-Excluded Subsidiary) by any Loan Party, promptly (i) give notice of such acquisition or creation to the Collateral Agent and, if requested by the Collateral Agent, execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Collateral Agent reasonably deems necessary to grant to the Collateral Agent for the benefit of the Secured Parties a perfected security interest (to the extent required by the Security Documents and with the priority required by Section 4.17) in the Capital Stock of such new Subsidiary that is owned by such Loan Party, (ii) deliver to the Collateral Agent the certificates, if any, representing such Capital Stock (other than Excluded Capital Stock), together with undated stock powers, in blank, executed and delivered by a duly authorized officer of such Loan Party, and (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Secured Parties a perfected security interest (to the extent required by the Security Documents and with the priority required by Section 4.17) in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary (to the extent the Collateral Agent, for the benefit of the Secured Parties, has a perfected security interest in the same type of Collateral as of the Closing Date), including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Collateral Agent. Without limiting the foregoing, if (i) the aggregate Consolidated Total Assets or annual consolidated revenues of all Subsidiaries designated as “Immaterial Subsidiaries” hereunder shall at any time exceed 7.5% of Consolidated Total Assets or annual consolidated revenues, respectively, of the Borrower and its Restricted Subsidiaries (as reflected on the most recent financial statements delivered pursuant to Section 6.1 prior to such time) or (ii) if any Subsidiary shall at any time cease to constitute an Immaterial Subsidiary under clause (i) of the definition of “Immaterial Subsidiary” (as reflected on the most recent financial statements delivered pursuant to Section 6.1 prior to such time), the Borrower shall promptly, (x) in the case of clause (i) above, rescind the designation as “Immaterial Subsidiaries” of one or more of such Subsidiaries so that, after giving effect thereto, the aggregate Consolidated Total Assets or annual consolidated revenues, as applicable, of all Subsidiaries so designated (and which designations have not been rescinded) shall not exceed 7.5% of Consolidated Total Assets or annual consolidated revenues, respectively, of the Borrower and its Restricted Subsidiaries (as reflected on the most recent financial statements delivered pursuant to Section 6.1 prior to such time), as applicable, and (y) in the case of clauses (i) and (ii) above, to the extent not already effected, (A) cause each affected Subsidiary to take such actions to become a “Subsidiary Guarantor” hereunder and under the Guarantee and Collateral Agreement and execute and deliver the documents and other instruments referred to in this paragraph (c) to the extent such affected Subsidiary is not otherwise an Excluded Subsidiary and (B) cause the owner of the Capital Stock of such affected Subsidiary to take such actions to pledge such Capital Stock to the extent required by, and otherwise in accordance with, the Guarantee and Collateral Agreement and execute and deliver the documents and other instruments required hereby and thereby unless such Capital Stock otherwise constitutes Excluded Capital Stock. (d) Except as otherwise contemplated by Section 7.7(p), with respect to any new first tier Foreign Subsidiary that is a Non-Excluded Subsidiary created or acquired after the Closing Date by any Loan Party, promptly (i) give notice of such acquisition or creation to the Collateral Agent and, if requested by the Collateral Agent, execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement as the Collateral Agent deems necessary or reasonably advisable in order to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest (to the extent required by the Security Documents and with the priority required by Section 4.17) in the Capital Stock of such new Subsidiary (other than any Excluded Capital Stock) that is owned by such Loan Party and (ii) deliver to the Collateral Agent the certificates, if any, representing such Capital Stock (other than any Excluded Capital Stock), together with undated stock powers, in blank, executed and delivered by a duly authorized officer of such Loan Party, and take such other action as may be necessary 100 [[6103614]]

or, in the reasonable opinion of the Collateral Agent, desirable to perfect or ensure appropriate priority of the Lien of the Collateral Agent thereon. (e) Notwithstanding anything in this Section 6.8 to the contrary, neither the Borrower nor any of its Restricted Subsidiaries shall be required to take any actions in order to perfect the security interest in the Collateral granted to the Collateral Agent for the ratable benefit of the Secured Parties under the laws of any jurisdiction outside the United States. (f) Notwithstanding the foregoing, to the extent any new Restricted Subsidiary is created solely for the purpose of consummating a merger transaction pursuant to an acquisition permitted by Section 7.7, and such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such merger transaction, such new Subsidiary shall not be required to take the actions set forth in Section 6.8(c) or 6.8(d), as applicable, until the respective acquisition is consummated (at which time the surviving entity of the respective merger transaction shall be required to so comply within ten Business Days). (g) From time to time the Loan Parties shall execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Collateral Agent may reasonably request for the purposes implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of renewing the rights of the Secured Parties with respect to the Collateral as to which the Collateral Agent, for the ratable benefit of the Secured Parties, has a perfected Lien pursuant hereto or thereto, including filing any financing or continuation statements or financing change statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created thereby. Notwithstanding the foregoing, the provisions of this Section 6.8 shall not apply to assets as to which the Administrative Agent and the Borrower shall reasonably determine that the costs and burdens of obtaining a security interest therein or perfection thereof outweigh the value of the security afforded thereby. (h) Notwithstanding anything in any Loan Document to the contrary, from and after the occurrence of an Investment Grade Event and until such time (if any) as the Borrower is required to cause a repledge of Collateral pursuant to Section 10.15(d), none of the Loan Parties shall be required to comply with any provision of this Section 6.8 or any other provision of this Agreement or any other Loan Document, in each case that requires the creation, maintenance or perfection of any security interest in Collateral or other property 6.8 [Reserved]. 6.9 Use of Proceeds. The proceeds of the Initial Tranche A Term Loans (other than 2014 Supplemental Term Loans, 2016 Supplemental Term Loans and 2022 Supplemental Tranche A Term Loans) and Initial Tranche B Term Loans shall be used solely to effect the 2012 Transactions, to pay related fees and expenses and for other general corporate purposes of the Borrower and its Subsidiaries and other purposes not prohibited by this Agreement. The proceeds of the Revolving Loans and the Letters of Credit shall be used to finance Permitted Acquisitions and Investments permitted hereunder and for other purposes of the Borrower and its Subsidiaries not prohibited by this Agreement. 6.10 Post Closing. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, satisfy the requirements set forth on Schedule 6.10 on or before the date set forth opposite such requirement or such later date as consented to by the Administrative Agent in its sole discretion. 101 [[6103614]]

102 [[6103614]] June 30, 2016 through and including June 30, 2019 4.50:1.00 Period Thereafter Consolidated Net Total Leverage Ratio 4.00:1.00 6.11 Changes in Jurisdictions of Organization; Name. In the case of any Loan Party, upon any change of its name or change of its jurisdiction of organization, such Loan Party shall deliver prompt (and in any event no later than 30 days following such change) written notice to the Collateral Agent and deliver to the Collateral Agent, all additional executed financing statements, financing change statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for in the Security Documents. SECTION 7. NEGATIVE COVENANTS The Borrower (on behalf of itself and each of the Restricted Subsidiaries), hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding (that has not been cash collateralized or backstopped, in each case on terms agreed to by the Borrower and the applicable Issuing Lender) or any Loan or other amount is owing to any Lender or anythe Agent hereunder (other than (i) contingent or indemnification obligations not then due and (ii) obligations in respect of Specified Hedge Agreements, Specified Foreign Currency L/C Agreements or Cash Management Obligations), the Borrower shall not, and shall not permit any of the Restricted Subsidiaries to: 7.1 Financial Covenant. (a) Consolidated Net Total Leverage Ratio. Commencing with the Test Period ending June 30, 2016, permit the Consolidated Net Total Leverage Ratio as at the last day of any Test Period to be in excess of the ratio set forth below for such period4.00:1.00; provided that, following the consummation of a Material Acquisition, at the election of the Borrower by written notice to the Administrative Agent, the maximum Consolidated Net Total Leverage Ratio set forth below shall be increased by 0.50:1.00 with respect to the fiscal quarter in which such Material Acquisition is consummated and the subsequent three consecutive fiscal quarters; provided, further, that following any such election by the Borrower, no further such election may be made unless the Consolidated Net Total Leverage Ratio shall have been at or below the ratio set forth below without giving effect to any such increase as of the last day of at least two consecutive fiscal quarters immediately preceding such additional election: . 7.2 Indebtedness. Create, issue, incur, assume, or permit to exist any Indebtedness of any Subsidiary (other than any Subsidiary Guarantor), except: (a) Indebtedness of the Borrower and any Restricted Subsidiary pursuant to any Loan Document or Hedge Agreement or in respect of any Cash Management Obligations; (b) Indebtedness (i) of the Borrower to any of its Restricted Subsidiaries or Investor or of any Subsidiary Guarantor to Investor,to the Borrower or any Restricted Subsidiary, provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Subsidiary Guarantor is expressly subordinated in right of payment to the Obligations pursuant to the

Guarantee and Collateral Agreement or otherwise and (ii) of any Non-Guarantor Subsidiary to any other Non-Guarantor Subsidiary; (c) Indebtedness (including Capital Lease Obligations) secured by Liens in an aggregate principal amount, when combined with the aggregate principal amount of Indebtedness outstanding under clauses (t) and (u) of this Section 7.2, not to exceed the greater of (i) $250,000,000280,000,000 and (ii) the amount equal to 27.5% of Consolidated EBITDA, as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 at the time of such incurrence, at any one time outstanding; (d) (i) Indebtedness outstanding on the Closing Date and listed on Schedule 7.2(d) and any Permitted Refinancing thereof and (ii) Indebtedness otherwise permitted under Section 7.10[Reserved]; (e) Guarantee Obligations (i) by the Borrower or any of its Restricted Subsidiaries of obligations of the Borrower or any Subsidiary Guarantor not prohibited by this Agreement to be incurred and (ii) by any Non-Guarantor Subsidiary of obligations of any other Non-Guarantor Subsidiary; (f) Indebtedness of the Borrower or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn by the Borrower or such Restrictedany Subsidiary in the ordinary course of business against insufficient funds, so long as such Indebtedness is promptly repaid; (g) (i) Indebtedness of any joint venture or Non-Guarantor Subsidiary owing to any Loan Party and (ii) Guarantee Obligations of the Borrower or any Subsidiary Guarantor of Indebtedness of any joint venture or Non-Guarantor Subsidiary, to the extent such Indebtedness and Guarantee Obligations are permitted as Investments by Section 7.7(h), (k), (m), (v) or (z)[Reserved]; (h) Indebtedness in the form of earn-outs, indemnification, incentive, non-compete, consulting or other similar arrangements and other contingent obligations in respect of acquisitions or Investments permitted by Section 7.7 (both before or after any liability associated therewith becomes fixed); (i) Indebtedness of the Borrower and any Restricted Subsidiary constituting (i) Additional Obligations, in an aggregate principal amount at the time of incurrence not in excess of the Maximum Incremental Facilities Amount, (ii) Permitted Debt Exchange Notes in respect of Indebtedness incurred pursuant to this Agreement (other than Indebtedness incurred pursuant to Section 2.25(a)(y)), (iii) Permitted Refinancing Obligations in respect of Indebtedness incurred pursuant to this Agreement (other than Indebtedness incurred pursuant to Section 2.25(a)(y)), (iv) Rollover Indebtedness in respect of Indebtedness incurred pursuant to this Agreement (other than Indebtedness incurred pursuant to Section 2.25(a)(y)) and (v) Permitted Refinancings in respect of Indebtedness incurred pursuant to the preceding clauses (i) through (iv);[Reserved]; (j) additional Indebtedness of the Borrower or any of its Restricted Subsidiaries in an aggregate principal amount (for the Borrower and all Restricted Subsidiaries), not to exceed the greater of (i) $602,000,000 and (ii) the amount of 66% of Consolidated EBITDA, as of the 103 [[6103614]]

end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 at the time of such incurrence, at any time outstanding;[Reserved]; (k) Indebtedness of Non-Guarantor Subsidiaries, in an aggregate principal amount, when combined with the aggregate principal amount of Indebtedness outstanding under clause (s)(iii) of this Section 7.2, not to exceed the greater of (i) $341,000,000 and (ii) the amount of 37.5% of Consolidated EBITDA, as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 at the time of such incurrence, at any one time outstanding[Reserved]; (l) Indebtedness of the Borrower or any of its Restricted Subsidiaries in respect of workers’ compensation claims, bank guarantees, warehouse receipts or similar facilities, property casualty or liability insurance, take-or-pay obligations in supply arrangements, self-insurance obligations, performance, bid, customs, government, appeal and surety bonds, completion guaranties and other obligations of a similar nature, in each case in the ordinary course of business; (m) Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries arising from agreements providing for indemnification related to sales of goods or adjustment of purchase price or similar obligations in any case incurred in connection with the acquisition or Disposition of any business, assets or Subsidiary; (n) Indebtedness supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;[Reserved]; (o) Indebtedness issued in lieu of cash payments of Restricted Payments permitted by Section 7.6; provided that such Indebtedness is subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;[Reserved]; (p) Indebtedness of the Borrower or any Restricted Subsidiary constituting (i) Additional Obligations (other than Additional Obligations incurred in reliance on the Maximum Incremental Facilities Amount) in an aggregate principal amount not to exceed, together with the aggregate principal amount of New Loan Commitments established pursuant to Section 2.25(a)(y), the greater of $909,000,000 or 100% of Consolidated EBITDA, as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1, in the aggregate, (ii) Permitted Debt Exchange Notes in respect of Indebtedness incurred pursuant to Section 2.25(a)(y), (iii) Permitted Refinancing Obligations in respect of Indebtedness incurred pursuant to Section 2.25(a)(y), (iv) Rollover Indebtedness incurred in respect of Indebtedness incurred pursuant to this Section 2.25(a)(y) and (v) Permitted Refinancings in respect of Indebtedness incurred pursuant to the preceding clauses (i) through (iv);[Reserved]; (q) Indebtedness of the Borrower or any Subsidiary Guarantor as an account party in respect of trade letters of credit issued in the ordinary course of business[Reserved]; (r) Indebtedness owing to any insurance company in connection with the financing of any insurance premiums permitted by such insurance company in the ordinary course of business; 104 [[6103614]]

(s) (i) Guarantee Obligations made in the ordinary course of business; provided that such Guarantee Obligations are not of Indebtedness for Borrowed Money, (ii) Guarantee Obligations in respect of lease obligations of Booz & Company Inc. and its Affiliates and (iii) Guarantee Obligations in respect of Indebtedness of joint ventures; provided that the aggregate principal amount of any such Guarantee Obligations under this sub-clause (iii), when combined with the aggregate principal amount of Indebtedness outstanding under clause (k) of this Section 7.2, shall not exceed the greater of (A) $341,000,000 and (B) the amount of 37.5% of Consolidated EBITDA, as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 at the time of such incurrence, at any time outstanding; (t) Indebtedness of any Person that becomes a Restricted Subsidiary or is merged into the Borrower or a Restricteda Subsidiary after the ClosingTenth Amendment Effective Date as part of an acquisition, merger or consolidation or amalgamation or other Investment not prohibited hereunder (a “New Subsidiary”), which Indebtedness exists at the time of such acquisition, merger or consolidation or amalgamation or other Investment, and any Permitted Refinancing thereof; provided that (A) such Indebtedness exists at the time such Person becomes a Restricted Subsidiary or is merged into the Borrower or a Restricteda Subsidiary and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary or with such merger (except to the extent such Indebtedness refinanced other Indebtedness to facilitate such Person becoming a Restricted Subsidiary), (B) the aggregate principal amount of Indebtedness permitted by this clause (t) and Sections 7.2(c) and 7.2(u) shall not at any one time outstanding exceed the greater of (i) $250,000,000280,000,000 and (ii) the amount of 27.5% of Consolidated EBITDA, as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 at the time of such incurrence, at any one time outstanding and (C) neither the Borrower nor any Restricted Subsidiary (other than the applicable New Subsidiary and its Subsidiaries) shall provide security therefor; (u) Indebtedness incurred to finance any acquisition or other Investment permitted under Section 7.7 in an aggregate amount for all such Indebtedness together with the aggregate principal amount of Indebtedness permitted by Sections 7.2(c) and 7.2(t) not to exceed the greater of (i) $250,000,000280,000,000 and (ii) the amount of 27.5% of Consolidated EBITDA, as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 at the time of such incurrence, at any one time outstanding; (v) other Indebtedness so long as, at the time of incurrence thereof, (i) after giving pro forma effect to the incurrence of such Indebtedness, the Borrower shall be in compliance with the financial covenant set forth in Section 7.1 as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1, (ii) no Default or Event of Default shall be continuing immediately after giving effect to the incurrence of such Indebtedness (or, in the case of an incurrence of Indebtedness necessary or advisable (as determined by the Borrower in good faith) for the consummation of a Limited Condition Acquisition, no Default or Event of Default exists as of the date the definitive acquisition agreements for such Limited Condition Acquisition are entered into (or, if applicable, the date of delivery of an irrevocable notice or declaration of such Limited Condition Acquisition)); and (iii) the terms of which Indebtedness do not provide for a maturity date or weighted average life to maturity earlier than the Latest Maturity Date or shorter than the weighted average life to maturity of the Latest Maturing Tranche B Term Loans (other than an earlier maturity date and/or shorter weighted average life to maturity for customary bridge financings, which, subject to customary conditions, would either be automatically converted into or required to be 105 [[6103614]]

exchanged for permanent financing which does not provide for an earlier maturity date or a shorter weighted average life to maturity than the Latest Maturity Date or the weighted average life to maturity of the Latest Maturing Tranche B Term Loans, as applicable), together with Permitted Refinancings in respect thereofother Indebtedness so long as the aggregate principal amount of Indebtedness incurred pursuant to this clause (v), together with the outstanding amount of obligations secured by Liens incurred in accordance with Section 7.3(z), does not exceed the greater of (i) $820,000,000 and (ii) 12.5% of Consolidated Total Assets at any time outstanding; (w) (i) Indebtedness representing deferred compensation or stock-based compensation to employees of Investor, any Parent Company, the Borrower or any Restricted Subsidiary incurred in the ordinary course of business (including but not limited to any make whole or dividend equivalent payments to be paid to holders of stock options upon vesting or exercise of such options to reflect dividends previously paid in respect of Capital Stock of the Borrower, Investor, Parent or any Parent Company that is a Subsidiary of Parent) and (ii) Indebtedness consisting of obligations of the Borrower or any Restricted Subsidiary under deferred compensation or other similar arrangements incurred in connection with the Merger Transactions and any Investment permitted hereunder; (x) Indebtedness issued by the Borrower or any Restricted Subsidiary to the officers, directors and employees of Investor, any Parent Company, the Borrower or any Restricted Subsidiary, in lieu of or combined with cash payments to finance the purchase of Capital Stock of Investor, any Parent Company or the Borrower, in each case, to the extent such purchase is permitted by Section 7.6(e); (y) Indebtedness in respect of overdraft facilities, employee credit card programs, netting services, automatic clearinghouse arrangements and other cash management and similar arrangements in the ordinary course of business; (z) (i) Indebtedness of the Borrower or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business and (ii) Indebtedness of the Borrower or any Restricted Subsidiary to any joint venture (regardless of the form of legal entity) that is not a Subsidiary arising in the ordinary course of business in connection with the cash management operations (including in respect of intercompany self-insurance arrangements); (aa) Indebtedness of the Borrower or any of its Restricted Subsidiaries in respect of Foreign Currency L/C Agreements in an aggregate principal amount not to exceed the greater of (i) $159,000,000 and (ii) the amount of 17.5% of Consolidated EBITDA, as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 at the time of such incurrence, at any one time outstanding[Reserved]; and (bb) all premium (if any), interest (including post-petition interest), fees, expenses, charges, accretion or amortization of original issue discount, accretion of interest paid in kind and additional or contingent interest on obligations described in clauses (a) through (aa) above. For purposes of determining compliance with this Section 7.2, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (c), (i), (j), (k), (p), (s)(iii), (t), (u), (v), or (aav) above, the Borrower shall, in its sole discretion, classify and reclassify or later divide, classify or reclassify such item of Indebtedness 106 [[6103614]]

(or any portion thereof) and may include the amount and type of such Indebtedness in one or more of the above clauses or subclauses. Furthermore, for purposes of this definition, the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on customary currency exchange rates in effect, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness), on the date that such Indebtedness was incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness); provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing. 7.2 Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for: (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Restricted Subsidiaries, as the case may be, to the extent required by GAAP; (b) landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings; (c) pledges, deposits or statutory trusts in connection with workers’ compensation, unemployment insurance and other social security legislation; (d) deposits and other Liens to secure the performance of bids, government, trade and other similar contracts (other than for borrowed money), leases, subleases, statutory obligations, surety, judgment and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) encumbrances shown as exceptions in the title insurance policies insuring the Mortgages, easements, zoning restrictions, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries; (f) Liens (i) in existence on the ClosingTenth Amendment Effective Date listed on Schedule 7.3(f) (or to the extent not listed on such Schedule 7.3(f), where the Fair Market Value of the Property to which such Lien is attached is less than $7,500,000), (ii) securing Indebtedness permitted by Section 7.2(d) and (iii) created after the Closing Date in connection with any refinancing, refundings, or renewals or extensions thereof permitted by Section 7.2(d); provided that no such Lien is spread to cover any additional Property of the Borrower or any Restricted Subsidiary after the Closing Date; 107 [[6103614]]

(g) (i) Liens securing Indebtedness of the Borrower or any Restricted Subsidiary incurred pursuant to Sections 7.2(c), 7.2(e), 7.2(g), 7.2(i), 7.2(j), 7.2(k), 7.2(p), 7.2(r), 7.2(s), 7.2(t), 7.2(u), solely in respect of Indebtedness of a New Subsidiary, Liens on the assets of such New Subsidiary existing at the time of the acquisition, merger or consolidation or other Investment, and any Permitted Refinancing thereof; provided that such Indebtedness was not incurred in contemplation of or in connection with such Person becoming a New Subsidiary (except to the extent such Indebtedness refinanced other Indebtedness to facilitate such Person becoming a Restricted Subsidiary), and 7.2(v), 7.2(w) and 7.2(aa); provided that (A) in the case of any such Liens securing Indebtedness pursuant to Sections 7.2(g) or 7.2(k), such Liens do not at any time encumber any Property of the Borrower or any Subsidiary Guarantor, (B) in the case of any such Liens securing Indebtedness incurred pursuant to Section 7.2(r), such Liens do not encumber any Property other than cash paid to any such insurance company in respect of such insurance, (C) in the case of any such Liens securing Indebtedness pursuant to Section 7.2(t) or 7.2(vu), such Liens exist at the time that the relevant Person becomes a Restricted Subsidiary and are not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary (except to the extent such Liens secure Indebtedness which refinanced other secured Indebtedness to facilitate such Person becoming a Restricted Subsidiary) and (DB) in the case of Liens securing Guarantee Obligations pursuant to Section 7.2(e), the underlying obligations are secured by a Lien permitted to be incurred pursuant to this Agreement and (ii) any extension, refinancing, renewal or replacement of the Liens described in clause (i) of this Section 7.3(g) in whole or in part; provided that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property, if any); (h) Liens created pursuant to the Loan Documents; (i) Liens arising from judgments in circumstances not constituting an Event of Default under Section 8.1(h); (j) Liens on Property or assets acquired pursuant to an acquisition permitted under Section 7.7 (and the proceeds thereof) or assets of a Restricted Subsidiary in existence at the time such Restricted Subsidiary is acquired pursuant to an acquisition permitted under Section 7.7 and not created in contemplation thereof and Liens created after the ClosingTenth Amendment Effective Date in connection with any refinancing, refundings, or renewals or extensions of the obligations secured thereby permitted hereunder, provided that no such Lien is spread to cover any additional Property after the ClosingTenth Amendment Effective Date; (k) (i) Liens on Property of Non-Guarantor Subsidiaries securing Indebtedness or other obligations not prohibited by this Agreement to be incurred by such Non-Guarantor Subsidiaries and (ii) Liens securing Indebtedness or other obligations of the Borrower or any Subsidiary in favor of any Loan Partythe Borrower; (l) receipt of progress payments and advances from customers in the ordinary course of business to the extent same creates a Lien on the related inventory and proceeds thereof; (m) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods; 108 [[6103614]]

(n) Liens arising out of consignment or similar arrangements for the sale by the Borrower and its Restricted Subsidiaries of goods through third parties in the ordinary course of business; (o) Liens solely on any cash earnest money deposits made by the Borrower or any of its Restricted Subsidiaries in connection with an Investment permitted by Section 7.7; (p) Liens deemed to exist in connection with Investments permitted by Section 7.7(b) that constitute repurchase obligations; (q) Liens upon specific items of inventory or other goods and proceeds of the Borrower or any of its Restricted Subsidiaries arising in the ordinary course of business securing such Person’s obligations in respect of bankers’ acceptances and letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (r) Liens on cash deposits securing any Hedge Agreement permitted hereunder; (s) any interest or title of a lessor under any leases or subleases entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business and any financing statement filed in connection with any such lease; (t) Liens on cash, Cash Equivalents or Permitted Liquid Investments used to defease or to satisfy and discharge Indebtedness, provided that such defeasance or satisfaction and discharge is not prohibited hereunder; (u) (i) Liens that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (B) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business and (ii) other Liens securing cash management obligations in the ordinary course of business; (v) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights; (w) Liens on Capital Stock in joint ventures securing obligations of such joint venture; (x) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents or Permitted Liquid Investments; (y) Liens securing obligations (i) in respect of trade-related letters of credit permitted under Section 7.2 and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof and (ii) in respect of any other letters of credit and bankers’ acceptances, in each case to the extent the same are not drawn and unreimbursed; 109 [[6103614]]

(z) other Liens with respect to obligations that do not exceed, together with the aggregate principal amount of outstanding Indebtedness incurred in accordance with Section 7.2(v), the greater of (i) $250,000,000820,000,000 and (ii) the amount of 27.512.5% of Consolidated EBITDA, as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 at the time of such incurrence,Total Assets at any one time outstanding. For purposes of determining compliance with this Section 7.3, in the event that any secured Indebtedness is classified, reclassified or divided at any time in accordance with the last paragraph of Section 7.2, and the Lien securing such Indebtedness meets the criteria of more than one of the categories of Liens described in clauses (a) through (z) above, then at such time, the Borrower may, in its sole discretion, classify and reclassify or divide such Lien (or any portion thereof) and may include the amount and type of such Lien in one or more of the above clauses or subclauses. 7.3 Fundamental Changes. Consummate any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of itsthe Property or business, except that: (a) (i) any Restricted Subsidiary may be merged, amalgamated or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or (ii) any Restricted Subsidiary may be merged, amalgamated or consolidated with or into any Subsidiary Guarantor (provided that (x) a Subsidiary Guarantor shall be the continuing or surviving corporation or (y) substantially simultaneously with such transaction, the continuing or surviving corporation shall become a Subsidiary Guarantor and the Borrower shall comply with Section 6.8 in connection therewith); (b) any Non-Guarantor Subsidiary of the Borrower and its Subsidiaries, taken as a whole, except that, so long as no Event of Default exists or would result therefrom, the Borrower may be mergedmerge or consolidatedconsolidate with or into, or be liquidated into, any other Non-Guarantor Subsidiary that is a Restricted Subsidiary; (c) any Restricted Subsidiary may Dispose of all or substantially all of its assets upon voluntary liquidation or otherwise to the Borrower or any Subsidiary Guarantor; (d) any Non-Guarantor Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding-up or otherwise) to any other Non-Guarantor Subsidiary that is a Restricted Subsidiary; (e) Dispositions permitted by Section 7.5 and any merger, dissolution, liquidation, consolidation, amalgamation, investment or Disposition, the purpose of which is to effect a Disposition permitted by Section 7.5 may be consummated; (f) any Investment expressly permitted by Section 7.7 may be structured as a merger, consolidation or amalgamation; (g) [RESERVED]; and (h) any Restricted Subsidiary may liquidate or dissolve if (i) the Borrower determines in good faith that such liquidation or dissolution is in the best interest of the Borrower and is not materially disadvantageous to the Lenders and (ii) to the extent such Restricted 110 [[6103614]]

Subsidiary is a Loan Party, any assets or business of such Restricted Subsidiary not otherwise disposed of or transferred in accordance with Section 7.4 or 7.5 or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, a Loan Party after giving effect to such liquidation or dissolution. 7.5 Dispositions of Property. Dispose of any of its owned Property (including receivables) whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary’s Capital Stock to any Person, except: (a) (i) the Disposition of surplus, obsolete or worn out Property in the ordinary course of business, (ii) the sale of defaulted receivables in the ordinary course of business, (iii) abandonment, cancellation or disposition of any Intellectual Property in the ordinary course of business and (iv) sales, leases or other dispositions of inventory determined by the management of the Borrower to be no longer useful or necessary in the operation of the Business; (b) (i) the sale of inventory or other property in the ordinary course of business, (ii) the cross-licensing or licensing of Intellectual Property, in the ordinary course of business and (iii) the contemporaneous exchange, in the ordinary course of business, of Property for Property of a like kind, to the extent that the Property received in such exchange is of a Fair Market Value equivalent to the Fair Market Value of the Property exchanged (provided that after giving effect to such exchange, the Fair Market Value of the Property of the Borrower or any Subsidiary Guarantor subject to Liens in favor of the Collateral Agent under the Security Documents is not materially reduced); (c) Dispositions permitted by Section 7.4; (d) the sale or issuance of (i) any Subsidiary’s Capital Stock to the Borrower or any Subsidiary Guarantor; provided that the sale or issuance of Capital Stock of an Unrestricted Subsidiary to the Borrower or any Restricted Subsidiary is otherwise permitted by Section 7.7, (ii) the Capital Stock of any Non-Guarantor Subsidiary that is a Restricted Subsidiary to any other Non-Guarantor Subsidiary that is a Restricted Subsidiary and (iii) the Capital Stock of any Subsidiary that is an Unrestricted Subsidiary to any other Subsidiary that is an Unrestricted Subsidiary, in each case, including in connection with any tax restructuring activities not otherwise prohibited hereunder; (e) (x) the Disposition of other assets for Fair Market Value; provided that (i) in the case of a Disposition having a Fair Market Value in excess of $50,000,000, at least 75% of the total consideration (excluding any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, that are not Indebtedness) for any such Disposition received by the Borrower and its Restricted Subsidiaries is in the form of cash, Cash Equivalents or Permitted Liquid Investments and (ii) the requirements of Section 2.12(b), to the extent applicable, are complied with in connection therewith and (y) the Disposition of assets that are necessary or advisable, in the good faith judgment of the Borrower, in order to obtain the approval of any Governmental Authority to consummate or avoid the prohibition or other restrictions on the consummation of any Permitted Acquisition or any Investment permitted by Section 7.7; provided that the requirements of Section 2.12(b), to the extent applicable, are complied with in connection therewith; 111 [[6103614]]

(f) (i) any Recovery Event; provided that the requirements of Section 2.12(b) are complied with in connection therewith and (ii) any event that would constitute a Recovery Event but for the Dollar threshold set forth in the definition thereof; (g) the leasing, occupancy agreements or sub-leasing of Property pursuant to the Merger Documents or that would not materially interfere with the required use of such Property by the Borrower or its Restricted Subsidiaries; (h) the transfer for Fair Market Value of Property (including Capital Stock of Subsidiaries) to another Person in connection with a joint venture arrangement with respect to the transferred Property; provided that such transfer is permitted under Section 7.7(h), (v) or (z); (i) the sale or discount, in each case without recourse and in the ordinary course of business, of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables); (j) transfers of condemned Property as a result of the exercise of “eminent domain” or other similar policies to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such Property as part of an insurance settlement; (k) the Disposition of any Immaterial Subsidiary or any Unrestricted Subsidiary; (l) the transfer of Property (including Capital Stock of Subsidiaries) of the Borrower or any Guarantor to any Restricted Subsidiary for Fair Market Value; (m) the transfer of Property (i) by the Borrower or any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor or (ii) from a Non-Guarantor Subsidiary to (A) the Borrower or any Subsidiary Guarantor for no more than Fair Market Value or (B) any other Non-Guarantor Subsidiary that is a Restricted Subsidiary; (n) the sale of cash, Cash Equivalents or Permitted Liquid Investments in the ordinary course of business; (o) (i) Liens permitted by Section 7.3, (ii) Restricted Payments permitted by Section 7.6, (iii) Investments permitted by Section 7.7 and (iv) sale and leaseback transactions permitted by Section 7.10; (p) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; provided that the requirements of Section 2.12(b), to the extent applicable, are complied with in connection therewith; (q) Dispositions of Property between or among the Borrower and/or its Restricted Subsidiaries as a substantially concurrent interim Disposition in connection with a Disposition otherwise permitted pursuant to clauses (a) through (p) above; and 112 [[6103614]]

(r) any Dispositions if an Investment Grade Event shall have occurred and be continuing, so long as (i) immediately after giving effect to any such Disposition the Borrower shall be in pro forma compliance with the financial covenant set forth in Section 7.1 as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 and (ii) at the time of such Disposition and after giving effect thereto, no Event of Default shall have occurred and be continuing. another Person if either (i) the Borrower is the surviving Person or (ii) the Person formed by such consolidation or into which the Borrower is merged shall be organized and existing under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume, in a writing executed and delivered to the Administrative Agent for delivery to each Lender, in form reasonably satisfactory to the Administrative Agent, the performance of all Obligations under this Agreement and the other Loan Documents on the part of the Borrower to be performed and, in the case of a merger or consolidation described in the preceding clause (ii), shall have delivered to the Administrative Agent all documentation and other information reasonably requested in writing by the Administrative Agent which is required under applicable “know your customer” and anti-money laundering rules and regulations (including the USA Patriot Act) and such evidence of authority and a customary legal opinion of counsel to the Borrower as the Administrative Agent may reasonably request. 7.4 [Reserved]. 7.5 Restricted Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or Property or in obligations of the Borrower or any Restricted Subsidiary (collectively, “Restricted Payments”), except that: (a) (i) any Restricted Subsidiary may make Restricted Payments to the Borrower or any Subsidiary Guarantor and (ii) Non-Guarantor Subsidiaries may make Restricted Payments to other Non-Guarantor Subsidiaries; (b) provided that (i) no Default or Event of Default is continuing or would result therefrom (or, in the case of a Restricted Payment that is necessary or advisable (as determined by the Borrower in good faith) for the consummation of a Limited Condition Acquisition, no Default or Event of Default exists as of the date the definitive acquisition agreements for such Limited Condition Acquisition are entered into (or, if applicable, the date of delivery of an irrevocable notice or declaration of such Limited Condition Acquisition)) the Borrower may make Restricted Payments in an aggregate amount not to exceed the Available Amount, and (ii)(x) no Default or Event of Default is continuing or would result therefrom (or, in the case of a Restricted Payment that is necessary or advisable (as determined by the Borrower in good faith) for the consummation of a Limited Condition Acquisition, no Default or Event of Default exists as of the date the definitive acquisition agreements for such Limited Condition Acquisition are entered into (or, if applicable, the date of delivery of an irrevocable notice or declaration of such Limited Condition Acquisition)) and (y) the Consolidated Net Total Leverage Ratio shall not exceed 3.75 to 1.00 on a pro forma basis as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 at the time of such Restricted Payment, the Borrower may make unlimited Restricted Payments[Reserved]; (c) the Borrower may make Restricted Payments to Parent, Investor or any Parent Company that is a Subsidiary of Parent to permit Investor or any Parent Company to pay (i) any 113 [[6103614]]

taxes which are due and payable by Investor or any Parent Company, the Borrower and the Restricted Subsidiaries as part of a consolidated group to the extent such taxes are directly attributable to the income of the Borrower and any Subsidiaries (the “Borrower Consolidated Group”), provided that the total amount of any payment pursuant to this clause for any taxable period shall not exceed the amount that the Borrower Consolidated Group would be required to pay in respect of Federal, state and local income taxes for such period, determined by taking into account any available net operating loss carryovers or other tax attributes of the Borrower Consolidated Group as if the Borrower Consolidated Group filed a separate a consolidated, combined, unitary or affiliated income tax return, less the amount of any such taxes payable directly by the Borrower Consolidated Group, (ii) customary fees, salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, their current and former officers and employees and members of their Board of Directors, (iii) ordinary course corporate operating expenses and other fees and expenses required to maintain its corporate existence, (iv) [reserved], (v) reasonable fees and expenses incurred in connection with any debt or equity offering by Parent, Investor or any Parent Company that is a Subsidiary of Parent, to the extent the proceeds thereof are (or, in the case of an unsuccessful offering, were intended to be) used for the benefit of the Borrower and the Restricted Subsidiaries, whether or not completed and (vi) reasonable fees and expenses in connection with compliance with reporting obligations under, or in connection with compliance with, federal or state laws or under this Agreement or any other Loan Document; (d) the Borrower may make Restricted Payments in the form of Capital Stock of the Borrower; (e) the Borrower or any Subsidiary may make Restricted Payments to, directly or indirectly, purchase the Capital Stock of the Borrower, Investor, Parent or any Parent Company that is a Subsidiary of Parent from present or former officers, directors, consultants, agents or employees (or their estates, trusts, family members or former spouses) of Parent, Investor, the Borrower or any Parent Company that is a Subsidiary of Parent upon the death, disability, retirement or termination of the applicable officer, director, consultant, agent or employee or pursuant to any equity subscription agreement, stock option or equity incentive award agreement, shareholders’ or members’ agreement or similar agreement, plan or arrangement; provided that the aggregate amount of payments under this clause (e) in any fiscal year of the Borrower shall not exceed the sum of (i) $40,000,000 in any fiscal year, plus (ii) any proceeds received from key man life insurance policies, plus (iii) any proceeds received by the Borrower, Parent, Investor or any Parent Company that is a Subsidiary of Parent during such fiscal year from sales of the Capital Stock of Parent, Investor, the Borrower or any Parent Company that is a Subsidiary of Parent to directors, consultants, officers or employees of Parent, Investor, the Borrower or any Parent Company that is a Subsidiary of Parent in connection with permitted employee compensation and incentive arrangements, plus (iv) the amount of any bona fide cash bonuses otherwise payable to members of management, directors or consultants of Investor, any Parent Company, the Borrower or its Restricted Subsidiaries in connection with the 2008 Transactions that are foregone in return for the receipt of Capital Stock the Fair Market Value of which is equal to or less than the amount of such cash bonuses; provided that any Restricted Payments permitted (but not made) pursuant to sub-clause (ii), or (iii) or (iv) of this clause (e) in any prior fiscal year may be carried forward to any subsequent calendar year, and provided, further, that cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary by any member of management of Investor, Parent, any Parent Company that is a Subsidiary of Parent, the Borrower or its Restricted Subsidiaries in connection with a repurchase of the Capital Stock of 114 [[6103614]]

the Borrower, Parent, Investor or any Parent Company that is a Subsidiary of Parent will not be deemed to constitute a Restricted Payment for purposes of this Section 7.6; (f) the Borrower may make Restricted Payments to allow Parent, Investor or any Parent Company that is a Subsidiary of Parent to make (i) noncash repurchases of Capital Stock deemed to occur upon exercise of stock options or similar equity incentive awards, if such Capital Stock represents a portion of the exercise price of such options or similar equity incentive awards, (ii) tax payments on behalf of present or former officers, directors, consultants, agents or employees (or their estates, trusts, family members or former spouses) of Parent, Investor or any Parent Company that is a Subsidiary of Parent in connection with noncash repurchases of Capital Stock pursuant to equity subscription agreement, stock option or equity incentive award agreement, shareholders’ or members’ agreement or similar agreement, plan or arrangement of Parent, Investor or any Parent Company that is a Subsidiary of Parent and (iii) make whole or dividend equivalent payments to holders of vested stock options or to holders of stock options at or around the time of vesting or exercise of such options to reflect dividends previously paid in respect of Capital Stock of the Borrower, Investor, Parent or any Parent Company that is a Subsidiary of Parent; (g) the Borrower and its Restricted Subsidiaries may make Restricted Payments to Parent, Investor or any Parent Company that is a Subsidiary of Parent in an amount not to exceed the Deferred Obligation Amount (as defined in the Merger Agreement) from time to time outstanding so that Parent, Investor or any Parent Company that is a Subsidiary of Parent can make payments in respect of the Deferred Obligation Amount under the Merger Agreement[Reserved]; (h) the Borrower may make Restricted Payments to allow Parent, Investor or any Parent Company that is a Subsidiary of Parent to make payments in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Capital Stock of any such Person; (i) so long as no Event of Default under Section 8.1(a) or 8.1(f) has occurred and is continuing, the Borrower and its Restricted Subsidiaries may make Restricted Payments to make payments provided for in the Management Agreement;[Reserved]; (j) to the extent constituting Restricted Payments, the Borrower and its Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Sections 7.4, 7.5, 7.7 and 7.9[Reserved]; (k) any non-wholly owned Restricted Subsidiary of the Borrower may declare and pay cash dividends to its equity holders generally so long as the Borrower or its respective Subsidiary which owns the equity interests in the Restricted Subsidiary paying such dividend receives at least its proportional share thereof (based upon its relative holding of the equity interests in the Restricted Subsidiary paying such dividends and taking into account the relative preferences, if any, of the various classes of equity interest of such Restricted Subsidiary); (l) [Reserved]; (m) [Reserved]; 115 [[6103614]]

(n) [Reserved]; (o) [Reserved]; and (p) (l) the Borrower may make Restricted Payments using any amounts placed in escrow in connection with the 2008 Transactions; (m) the Borrower may make Restricted Payments in an aggregate amount of payments under this clause (m) not to exceed the greater of (i) $361,000,000 and (ii) 39% of Consolidated EBITDA, as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 at the time of such Restricted Payment, in any fiscal year of the Borrower; (n) the Dividend; (o) provided that no Default or Event of Default is continuing or would result therefrom (or, in the case of a Restricted Payment that is necessary or advisable (as determined by the Borrower in good faith) for the consummation of a Limited Condition Acquisition, no Default or Event of Default exists as of the date the definitive acquisition agreements for such Limited Condition Acquisition are entered into (or, if applicable, the date of delivery of an irrevocable notice or declaration of such Limited Condition Acquisition)), (x) other Restricted Payments made prior to the Second Amendment Effective Date in an amount not to exceed $150,000,000, and (y) other Restricted Payments made on or after the Second Amendment Effective Date in an amount not to exceed the greater of (i) $602,000,000 and (ii) the amount of 66% of Consolidated EBITDA, as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 at the time of such Restricted Payment; and (p) the Borrower may make unlimited Restricted Payments if an Investment Grade Event shall have occurred and be continuing, so long as (i) as immediately after giving effect to any such Restricted Payment the Borrower shall be in pro forma compliance with the financial covenant set forth in Section 7.1 as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 and (ii) at the time of such Restricted Payment and after giving effect thereto, no Event of Default shall have occurred and be continuing. 7.7 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or all or substantially all of the assets constituting an ongoing business from, or make any other similar investment in, any other Person (all of the foregoing, “Investments”), except: (a) (i) extensions of trade credit in the ordinary course of business and (ii) purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of Intellectual Property, in each case in the ordinary course of business, to the extent such purchases and acquisitions constitute Investments; (b) Investments in Cash Equivalents and Investments that were Cash Equivalents when made; (c) Investments arising in connection with (i) the incurrence of Indebtedness permitted by Section 7.2 to the extent arising as a result of Indebtedness among Investor, the 116 [[6103614]]

Borrower or any Restricted Subsidiary and Guarantee Obligations permitted by Section 7.2 and payments made in respect of such Guarantee Obligations, (ii) the forgiveness or conversion to equity of any Indebtedness permitted by Section 7.2 and (iii) guarantees by any Borrower or any Restricted Subsidiary of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business; (d) loans and advances to employees, consultants or directors of any Parent Company, Investor, the Borrower or any of its Restricted Subsidiaries in the ordinary course of business in an aggregate amount (for Investor, the Borrower and all Restricted Subsidiaries) not to exceed $16,000,000 (excluding (for purposes of such cap) tuition advances, travel and entertainment expenses, but including relocation expenses) at any one time outstanding; (e) Investments (other than those relating to the incurrence of Indebtedness permitted by Section 7.7(c)) by the Borrower or any of its Restricted Subsidiaries in the Borrower or any Person that, prior to such Investment, is a Subsidiary Guarantor or is a Domestic Subsidiary that becomes a Subsidiary Guarantor in connection with such Investment; (f) (i) Permitted Acquisitions to the extent that any Person or Property acquired in such acquisition becomes a Subsidiary Guarantor or a part of the Borrower or any Subsidiary Guarantor or becomes (whether or not such Person is a wholly owned Subsidiary) a Subsidiary Guarantor in the manner contemplated by Section 6.8(c) and (ii) other Permitted Acquisitions in an aggregate purchase price in the case of this clause (ii) (other than purchase price paid through the issuance of equity by Investor or any Parent Company or with the proceeds thereof, including (x) whether or not any equity is issued, capital contributions (other than relating to Disqualified Capital Stock) and (y) equity issued to the seller) in an aggregate amount not to exceed (A) the greater of (x) $455,000,000 and (y) 50% of Consolidated EBITDA as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 plus (B) an amount equal to the Available Amount; provided that immediately after giving effect to any such Permitted Acquisition the Borrower shall be in pro forma compliance with the financial covenant set forth in Section 7.1 as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 at the time of such Permitted Acquisition; (g) loans by the Borrower or any of its Restricted Subsidiaries to the employees, officers or directors of Investor, the Borrower or any of its Restricted Subsidiaries in connection with management incentive plans; provided that such loans represent cashless transactions pursuant to which such employees, officers or directors directly (or indirectly through Parent) invest the proceeds of such loans in the Capital Stock of Investor; (h) Investments by the Borrower and its Restricted Subsidiaries in joint ventures or similar arrangements and Non-Guarantor Subsidiaries in an aggregate amount at any one time outstanding (for the Borrower and all Restricted Subsidiaries), not to exceed the sum of (A) the greater of (x) $250,000,000 and (y) 27.5% of Consolidated EBITDA as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 plus (B) an amount equal to the Available Amount; provided, that any Investment made for the purpose of funding a Permitted Acquisition permitted under Section 7.7(f) shall not be deemed a separate Investment for the purposes of this clause (h); provided, further, that no Investment may be made pursuant to this clause (h) in any Unrestricted Subsidiary for the purpose of making a Restricted Payment prohibited pursuant to Section 7.6; 117 [[6103614]]

(i) Investments (including debt obligations) received in the ordinary course of business by the Borrower or any Restricted Subsidiary in connection with the bankruptcy or reorganization of suppliers, customers and other Persons and in settlement of delinquent obligations of, and other disputes with, suppliers, customers and other Persons arising out of the ordinary course of business; (j) Investments by any Non-Guarantor Subsidiary in any other Non-Guarantor Subsidiary; (k) Investments in existence on, or pursuant to legally binding written commitments in existence on, the Closing Date and listed on Schedule 7.7 and, in each case, any extensions or renewals thereof, so long as the amount of any Investment made pursuant to this clause (k) is not increased; (l) Investments of the Borrower or any Restricted Subsidiary under Hedge Agreements permitted hereunder; (m) Investments of any Person in existence at the time such Person becomes a Restricted Subsidiary; provided that such Investment was not made in connection with or in anticipation of such Person becoming a Restricted Subsidiary; (n) any Investments if an Investment Grade Event shall have occurred and be continuing, so long as (i) immediately after giving effect to any such Investment the Borrower shall be in pro forma compliance with the financial covenant set forth in Section 7.1 as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 and (ii) at the time of such Investment and after giving effect thereto, no Event of Default shall have occurred and be continuing; 7.6 [Reserved]. 7.7 (o) [Reserved]; (p) Subsidiaries of the Borrower may be established or created, if (i) to the extent such new Subsidiary is a Domestic Subsidiary, the Borrower and such Subsidiary comply with the provisions of Section 6.8(c) and (ii) to the extent such new Subsidiary is a Foreign Subsidiary, the Borrower complies with the provisions of Section 6.8(d); provided that, in each case, to the extent such new Subsidiary is created solely for the purpose of consummating a merger, consolidation, amalgamation or similar transaction pursuant to an acquisition permitted by this Section 7.7, and such new Subsidiary at no time holds any assets or liabilities other than any consideration contributed to it contemporaneously with the closing of such transactions, such new Subsidiary shall not be required to take the actions set forth in Section 6.8(c) or 6.8(d), as applicable, until the respective acquisition is consummated (at which time the surviving entity of the respective transaction shall be required to so comply within ten Business Days or such longer period as the Administrative Agent shall agree); (q) Investments arising directly out of the receipt by the Borrower or any Restricted Subsidiary of non-cash consideration for any sale of assets permitted under Section 7.5; 118 [[6103614]]

(r) Investments resulting from pledges and deposits referred to in Sections 7.3(c) and (d); (s) Investments consisting of the licensing or contribution of Intellectual Property pursuant to joint marketing arrangements with other persons; (t) any Investment in a Foreign Subsidiary to the extent such Investment is substantially contemporaneously repaid in full with a dividend or other distribution from such Foreign Subsidiary; (u) Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices; (v) additional Investments so long as the aggregate amount thereof outstanding at no time exceeds the sum of (i) the greater of (x) $250,000,000 and (y) 27.5% of Consolidated EBITDA as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 plus (ii) an amount equal to the Available Amount; provided that no Investment may be made pursuant to this clause (v) in any Unrestricted Subsidiary for the purpose of making a Restricted Payment prohibited pursuant to Section 7.6; (w) advances of payroll payments to employees, or fee payments to directors or consultants, in the ordinary course of business; (x) Investments in Permitted Liquid Investments and Investments that were Permitted Liquid Investments when made; (y) Investments constituting loans or advances by the Borrower to Investor or a Parent Company in lieu of Restricted Payments permitted pursuant to Section 7.6; and (z) provided that (x) no Event of Default is continuing immediately after giving effect thereto (or, in the case of an Investment that is necessary or advisable (as determined by the Borrower in good faith) for the consummation of a Limited Condition Acquisition, no Event of Default exists as of the date the definitive acquisition agreements for such Limited Condition Acquisition are entered into) and (y) the Consolidated Net Total Leverage Ratio shall not exceed 3.75 to 1.00 on a pro forma basis as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 at the time of such Investment, any Investment. It is further understood and agreed that for purposes of determining the value of any Investment outstanding for purposes of this Section 7.7, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired less any returns on such Investment (not to exceed the original amount invested). Notwithstanding the foregoing, no Investment in an Unrestricted Subsidiary is permitted under this Section 7.7, unless such Investment is permitted pursuant to clause (h), (v) or (z) above. 7.8 [RESERVED]. 119 [[6103614]]

7.9 Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Restricted Subsidiary) involving consideration in excess of $33,000,000, unless such transaction is (a) otherwise not prohibited under this Agreement and (b) upon fair and reasonable terms no less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate. Notwithstanding the foregoing, the Borrower and its Restricted Subsidiaries may (i) enter into any transaction with an Affiliate that is not prohibited by the terms of this Agreement to be entered into by the Borrower or such Restricted Subsidiary with an Affiliate; (ii) make any Restricted Payment permitted pursuant to Section 7.6; (iii) without being subject to the terms of this Section 7.9, enter into any transaction with any Person which is an Affiliate of the Borrower only by reason of such Person and the Borrower having common directors; and (iv) enter into any transaction with an Affiliate if an Investment Grade Event shall have occurred and be continuing, so long as (x) immediately after entering into such transaction the Borrower shall be in pro forma compliance with the financial covenant set forth in Section 7.1 as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 and (y) at the time of such transaction and after given effect thereto, no Event of Default shall have occurred and be continuing. For the avoidance of doubt, this Section 7.9 shall not apply to employment, benefits, compensation, bonus, retention and severance arrangements with, and payments of compensation or benefits to or for the benefit of, current or former employees, consultants, officers or directors of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business. For purposes of this Section 7.9, any transaction with any Affiliate shall be deemed to have satisfied the standard set forth in clause (b) of the first sentence hereof if such transaction is approved by a majority of the Disinterested Directors of the Board of Directors of the Borrower or such Restricted Subsidiary, as applicable. “Disinterested Director” shall mean, with respect to any Person and transaction, a member of the Board of Directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction. A member of any such Board of Directors shall not be deemed to have such a financial interest by reason of such member’s holding Capital Stock of the Borrower, Investor, Parent or any Parent Company or any options, warrants or other rights in respect of such Capital Stock. 7.10 [RESERVED]. 7.11 Changes in Fiscal Periods. Prior to the occurrence or after the cessation of an Investment Grade Event, change the fiscal year of the Borrower; provided, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year. 7.12 Negative Pledge Clauses. Enter into any agreement that prohibits or limits the ability of the Borrower or any of its Restricted Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any Subsidiary Guarantor, its obligations under the Guarantee and Collateral Agreement, other than: (a) this Agreement, the other Loan Documents, the Intercreditor Agreement and any Other Intercreditor Agreement; 120 [[6103614]]

(b) any agreements governing Indebtedness and/or other obligations secured by a Lien permitted by this Agreement (in which case, any prohibition or limitation shall only be effective against the assets subject to such Liens permitted by this Agreement); (c) software and other Intellectual Property licenses pursuant to which the Borrower or such Restricted Subsidiary is the licensee of the relevant software or Intellectual Property, as the case may be (in which case, any prohibition or limitation shall relate only to the assets subject of the applicable license); (d) Contractual Obligations incurred in the ordinary course of business and on customary terms which limit Liens on the assets subject of the applicable Contractual Obligation; (e) any agreements regarding Indebtedness or other obligations of any Non-Guarantor Subsidiary not prohibited under Section 7.2 (in which case, any prohibition or limitation shall only be effective against the assets of such Non-Guarantor Subsidiary and its Subsidiaries); (f) prohibitions and limitations in effect on the Closing Date and listed on Schedule 7.12; (g) customary provisions contained in joint venture agreements and other similar agreements applicable to joint ventures not prohibited by this Agreement; (h) customary provisions restricting the subletting or assignment of any lease governing a leasehold interest; (i) customary restrictions and conditions contained in any agreement relating to any Disposition of Property not prohibited hereunder; (j) any agreement in effect at the time any Person becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary; (k) restrictions imposed by applicable law; (l) restrictions in any agreements or instruments relating to any Indebtedness permitted to be incurred by this Agreement (including indentures, instruments or agreements governing any Additional Obligations, indentures, instruments or agreements governing any Permitted Debt Exchange Notes, indentures, instruments or agreements governing any Permitted Refinancing Obligations, indentures, instruments or agreements governing any Rollover Indebtedness and indentures, instruments or agreements governing any Permitted Refinancings of each of the foregoing) (i) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially more restrictive on the Restricted Subsidiaries than the encumbrances contained in this Agreement (as determined in good faith by the Borrower) or (ii) if such encumbrances and restrictions are customary for similar financings in light of prevailing market conditions at the time of incurrence thereof (as determined in good faith by the Borrower) and the Borrower determines in good faith that such encumbrances and restrictions would not reasonably be expected to materially impair the Borrower’s ability to create and maintain the Liens on the Collateral pursuant to the Security Documents; 121 [[6103614]]

(m) restrictions in respect of Indebtedness secured by Liens permitted by Sections 7.3(g) and 7.3(z) relating solely to the assets or proceeds thereof secured by such Indebtedness to the extent required to be so limited by such Sections; and (n) customary provisions restricting assignment of any agreement entered into in the ordinary course of business. 7.13 Clauses Restricting Subsidiary Distributions. Enter into any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Restricted Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any Restricted Subsidiary or (b) make Investments in the Borrower or any Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any encumbrances or restrictions existing under this Agreement and the other Loan Documents and under the Intercreditor Agreement and any Other Intercreditor Agreement, (ii) any encumbrances or restrictions with respect to such Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, (iii) customary net worth provisions contained in Real Property leases entered into by the Borrower and its Restricted Subsidiaries, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and its Restricted Subsidiaries to meet their ongoing payment obligations hereunder, (iv) any encumbrances or restrictions contained in agreements related to Indebtedness permitted by this Agreement (including indentures, instruments or agreements governing any Additional Obligations, indentures, instruments or agreements governing any Permitted Debt Exchange Notes, indentures, instruments or agreements governing any Permitted Refinancing Obligations, indentures, instruments or agreements governing any Rollover Indebtedness and indentures, instruments or agreements governing any Permitted Refinancings of each of the foregoing) to the extent that (i) the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially more restrictive on the Restricted Subsidiaries than the encumbrances and restrictions contained in this Agreement (as determined in good faith by the Borrower) or (ii) such encumbrances and restrictions are customary for similar financings in light of prevailing market conditions at the time of incurrence thereof (as determined in good faith by the Borrower) and the Borrower determines in good faith that such encumbrances and restrictions would not reasonably be expected to materially impair the Borrower’s ability to pay the Obligations when due, (v) any restrictions regarding licenses or sublicenses by the Borrower and its Restricted Subsidiaries of Intellectual Property in the ordinary course of business (in which case such restriction shall relate only to such Intellectual Property), (vi) Contractual Obligations incurred in the ordinary course of business which include customary provisions restricting the assignment of any agreement relating thereto, (vii) customary provisions contained in joint venture agreements and other similar agreements applicable to joint ventures not prohibited by this Agreement, (viii) customary provisions restricting the subletting or assignment of any lease governing a leasehold interest, (ix) customary restrictions and conditions contained in any agreement relating to any Disposition of Property not prohibited hereunder, (x) any agreement in effect at the time any Person becomes a Restricted Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary, (xi) encumbrances or restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business and (xii) encumbrances or restrictions imposed by applicable law, and (xiii) any encumbrances or restrictions if an Investment Grade Event shall have occurred and be continuing, so long as (x) immediately after giving effect to the entry into such encumbrances or restrictions, the Borrower shall be in pro forma compliance with the financial covenant set forth in Section 7.1 as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 and 122 [[6103614]]

(y) at the time of the entry into such encumbrances or restrictions and after given effect thereto, no Event of Default shall have occurred and be continuing. 7.8 [Reserved]. 7.9 [Reserved]. 7.10 [Reserved]. 7.11 [Reserved]. 7.12 7.14 Lines of Business. Enter into any business, either directly or through any of its Restricted Subsidiaries, except for a Permitted Business or a business reasonably related thereto or that are reasonable extensions thereof. 7.13 7.15 Limitation on Hedge Agreements. Enter into any Hedge Agreement other than Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes. SECTION 8. EVENTS OF DEFAULT 8.1 Events of Default. If any of the following events shall occur and be continuing: (a) The Borrower shall fail to pay (i) any principal of any Loan when due in accordance with the terms hereof, (ii) any principal of any Reimbursement Obligation within three Business Days after any such Reimbursement Obligation becomes due in accordance with the terms hereof or (iii) any interest owed by it on any Loan or Reimbursement Obligation, or any other amount payable by it hereunder or under any other Loan Document, within five Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or (b) Any representation or warranty made or deemed made by any Loan Partythe Borrower herein or in any other Loan Document or that is contained in any certificate or other document furnished by it at any time under or in connection with this Agreement or any such other Loan Document, shall in either case prove to have been inaccurate in any material respect and such inaccuracy is adverse to the Lenders on or as of the date made or deemed made or furnished; or (c) Any Loan PartyThe Borrower shall default in the observance or performance of any agreement contained in Section 7; or (d) Any Loan PartyThe Borrower shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 8.1), and such default shall continue unremedied for a period of 30 days after the earlier of the date that (x) such Loan Partythe Borrower receives from the Administrative Agent or the Required Lenders notice of the existence of such default or (y) a Responsible Officer of such Loan Partythe Borrower has knowledge thereof; or (e) The Borrower or any of its Restricted Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness for Borrowed Money (excluding the Loans and Reimbursement Obligations) on the scheduled or original due date with respect thereto beyond 123 [[6103614]]

the period of grace, if any, provided in the instrument or agreement under which such Indebtedness for Borrowed Money was created; or (ii) default in making any payment of any interest on any such Indebtedness for Borrowed Money beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness for Borrowed Money was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness for Borrowed Money or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event of default shall occur, the effect of which payment or other default or other event of default is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness for Borrowed Money to become due prior to its Stated Maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or to become payable; provided that (A) a default, event or condition described in this paragraph shall not at any time constitute an Event of Default unless, at such time, one or more defaults or events of default of the type described in this paragraph shall have occurred and be continuing with respect to Indebtedness for Borrowed Money the outstanding principal amount of which individually exceeds $120,000,000, and in the case of Indebtedness for Borrowed Money of the types described in clauses (i) and (ii) of the definition thereof, with respect to such Indebtedness which exceeds such amount either individually or in the aggregate and (B) this paragraph (e) shall not apply to (i) secured Indebtedness that becomes due as a result of the sale, transfer, destruction or other disposition of the Property or assets securing such Indebtedness for Borrowed Money if such sale, transfer, destruction or other disposition is not prohibited hereunder and under the documents providing for such Indebtedness or (ii) any Guarantee Obligations except to the extent such Guarantee Obligations shall become due and payable by any Loan Partythe Borrower and remain unpaid after any applicable grace period or period permitted following demand for the payment thereof; or (f) (i) The Borrower or any of its Significant Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Significant Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Significant Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Significant Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against substantially all of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Significant Subsidiaries shall consent to or approve of, or acquiesce in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Significant Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (g) (i) the Borrower or any of its Restricted Subsidiaries shall incur any liability in connection with any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) a failure to meet the minimum funding standards (as 124 [[6103614]]

defined in Section 302(a) of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any of its Restricted Subsidiaries, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is reasonably likely to result in the termination of such Single Employer Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate in a distress termination under Section 4041(c) of ERISA or in an involuntary termination by the PBGC under Section 4042 of ERISA, (v) the Borrower or any of its Restricted Subsidiaries shall, or is reasonably likely to, incur any liability as a result of a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan or a Commonly Controlled Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to result in a direct obligation of the Borrower or any of its Restricted Subsidiaries to pay money that could reasonably be expected to have a Material Adverse Effect; or (h) One or more judgments or decrees shall be entered against the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) involving the Borrower and any such Restricted Subsidiaries taken as a whole a liability (not paid or fully covered by third-party insurance or effective indemnity) of $120,000,000 (net of any amounts which are covered by insurance or an effective indemnity) or more, and all such judgments or decrees shall not have been vacated, discharged, dismissed, stayed or bonded within 30 days from the entry thereof; or (i) (i) Any of the Security Documents shall cease, for any reason (other than by reason of the express release thereof in accordance with the terms thereof or hereof) to be in full force and effect or shall be asserted in writing by the Borrower or any Subsidiary Guarantor not to be a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document with respect to any material portion of the Collateral of the Borrower and its Restricted Subsidiaries on a consolidated basis shall cease to be, or shall be asserted in writing by any Loan Party not to be, a valid and perfected security interest (having the priority required by this Agreement or the relevant Security Document) in the securities, assets or properties covered thereby, except to the extent that (x) any such loss of perfection or priority results from limitations of foreign laws, rules and regulations as they apply to pledges of Capital Stock in Foreign Subsidiaries or the application thereof, or from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Guarantee and Collateral Agreement or to file UCC continuation statements or (y) such loss is covered by a lender’s title insurance policy and the Administrative Agent shall be reasonably satisfied with the credit of such insurer or (iii) the Guarantee Obligations pursuant to the Security Documents by any Loan Party of any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or such Guarantee Obligations shall be asserted in writing by any Loan Party not to be in effect or not to be legal, valid and binding obligations[Reserved]; or (j) (i) Parent shall cease to own, directly or indirectly, 100% of the Capital Stock of Investor; (ii) Investor shall cease to own, directly or indirectly, 100% of the Capital Stock of the Borrower; or (iii) for any reason whatsoever, any “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the Closing Date, but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity 125 [[6103614]]

acting in its capacity as trustee, agent or other fiduciary or administrator of such plan, and excluding the Permitted Investors) shall become the “beneficial owner” (within the meaning of Rule 13d-3 and 13d-5 of the Securities Exchange Act of 1934 as in effect on the Closing Date), directly or indirectly, of more than the greater of (x) 35% of the then outstanding voting securities having ordinary voting power of Parent and (y) the percentage of the then outstanding voting securities having ordinary voting power of Parent owned, directly or indirectly, beneficially (within the meaning of Rule 13d-3 and 13d-5 of the Securities Exchange Act of 1934 as in effect on the Closing Date) by the Permitted Investors (it being understood that if any such person or group includes one or more Permitted Investors, the outstanding voting securities having ordinary voting power of Parent directly or indirectly owned by the Permitted Investors that are part of such person or group shall not be treated as being owned by such person or group for purposes of determining whether this clause (y) is triggered) (any of the foregoing, a “Change of Control”); then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments and/or unused 2018 Delayed Draw Tranche A Term Commitments, if any, to be terminated forthwith, whereupon the Revolving Commitments and/or such 2018 Delayed Draw Tranche A Term Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. In the case of all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been backstopped or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower then due and owing hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section 8.1 or otherwise in any Loan Document, presentment, demand and protest of any kind are hereby expressly waived by the Borrower. SECTION 9. THE AGENTSAGENT 9.1 Appointment. Each Lender and Issuing Lender hereby irrevocably designates and appoints eachthe Agent as the agent of such Lender under the Loan Documents and each such Lender irrevocably authorizes eachthe Agent, in such capacity, to take such action on its behalf under the provisions of the applicable Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of the applicable Loan Documents, together with such other powers as are reasonably incidental thereto, including the authority to enter into the Intercreditor Agreement, any Other Intercreditor Agreement, any Joinder Agreement, and any Extension Amendment. 126 [[6103614]]

Notwithstanding any provision to the contrary elsewhere in this Agreement, the ~~Agents~~**Agent** shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the ~~Agents~~**Agent**.

9.2 Delegation of Duties. ~~Each~~**The** Agent may execute any of its duties under the applicable Loan Documents by or through any of its branches, agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. ~~Neither~~**The** Agent shall **not** be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care. ~~Each~~ **The** Agent and any such agent or attorney-in-fact may perform any and all of its duties by or through their respective Related Persons. The exculpatory provisions of this ~~Article~~**Section 9** shall apply to any such agent or attorney-in-fact and to the Related Persons of ~~each~~**the** Agent and any such agent or attorney-in-fact, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

9.3 Exculpatory Provisions. Neither ~~any~~**the** Agent nor any of ~~their respective~~**its** officers, directors, employees, agents, attorneys in fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by ~~any Loan Party~~**the Borrower** or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the ~~Agents~~**Agent** under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of ~~any Loan Party a party thereto~~**the Borrower** to perform its obligations hereunder or thereunder ~~or the creation, perfection or priority of any Lien purported to be created by the Security Documents or the value or the sufficiency of any Collateral~~. The ~~Agents~~**Agent** shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of ~~any Loan Party~~**the Borrower**, nor shall any Agent be required to take any action that, in its opinion or the opinion of its counsel, may expose it to liability that is not subject to indemnification under Section 10.5 or that is contrary to any Loan Document or applicable law. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

9.4 Reliance by the ~~Agents~~**Agent**. The ~~Agents~~**Agent** shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the ~~Agents~~**Agent**. The ~~Agents~~**Agent** may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The

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~~Agents~~**Agent** shall be fully justified in failing or refusing to take any action under the applicable Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or the Majority Facility Lenders in respect of any Facility) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The ~~Agents~~**Agent** shall in all cases be fully protected in acting, or in refraining from acting, under the applicable Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or the Majority Facility Lenders in respect of any Facility), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans. In determining compliance with any conditions hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the ~~Agents~~**Agent** may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit.

9.5 Notice of Default. ~~Neither~~**The** Agent shall **not** be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless ~~such~~**the** Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that ~~an~~**the** Agent receives such a notice, ~~such~~**the** Agent shall give notice thereof to the Lenders. The ~~Agents~~**Agent** shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or the Majority Facility Lenders in respect of any Facility); provided that unless and until ~~such~~**the** Agent shall have received such directions, ~~such~~**the** Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the ~~Agents~~**Agent** nor any of ~~their respective~~**its** officers, directors, employees, agents, attorneys in fact or Affiliates have made any representations or warranties to it and that no act by ~~any~~**the Administrative** Agent hereafter taken, including any review of the affairs of ~~a Loan Party~~**the Borrower** or any Affiliate of ~~a Loan Party~~**the Borrower**, shall be deemed to constitute any representation or warranty by ~~any~~**the** Agent to any Lender. Each Lender represents to the ~~Agents~~**Agent** that it has, independently and without reliance upon ~~any~~**the** Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, Property, financial and other condition and creditworthiness of the ~~Loan Parties~~**Borrower** and ~~their~~**its** Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon ~~any~~**the** Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the applicable Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, financial and other condition and creditworthiness of the ~~Loan Parties~~**Borrower** and ~~their~~**its** Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the ~~Agents~~**Agent** hereunder, the ~~Agents~~**Agent** shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, Property, condition (financial or otherwise), prospects or creditworthiness of ~~any Loan Party~~**the Borrower** or any Affiliate of ~~a Loan Party~~**the Borrower** that may come into the possession of ~~either~~**the** Agent or any of its officers, directors, employees, agents, attorneys in fact or Affiliates.

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9.7 Indemnification. The Lenders severally agree to indemnify ~~each~~**the** Agent and any Issuing Lender in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section 9.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against ~~such~~**the** Agent or any Issuing Lender in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent or any Issuing Lender under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from ~~such~~**the** Agent's or any Issuing Lender's gross negligence or willful misconduct. The agreements in this Section 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.

9.8 Agent in Its Individual Capacity. ~~Each~~**The** Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with ~~any Loan Party~~**the Borrower** as though ~~such~~**the** Agent were not ~~an~~**the** Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, ~~each~~**the** Agent shall have the same rights and powers under the applicable Loan Documents as any Lender and may exercise the same as though it were not ~~an~~**the** Agent, and the terms "Lender" and "Lenders" shall include ~~each~~**the** Agent in its individual capacity.

9.9 Successor Agents.

(a) Subject to the appointment of a successor as set forth herein, ~~any~~**the** Agent may resign upon 30 days' notice to the Lenders~~,~~ **and** the Borrower ~~and the other Agent~~ effective upon appointment of a successor Agent. Upon receipt of any such notice of resignation, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8.1(a) or Section 8.1(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of ~~such~~**the** retiring Agent, and the retiring Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such retiring Agent or any of the parties to this Agreement or any holders of the Loans. If no successor Agent shall have been so appointed by the Required Lenders with such consent of the Borrower and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders and with the consent of the Borrower (such consent not to be unreasonably withheld or delayed), appoint a successor Agent, that shall be a bank that has an office in New York, New York with a combined capital and surplus of at least $500,000,000. After any retiring Agent's resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

(b) If at any time either the Borrower or the Required Lenders determine that any Person serving as ~~an~~**the** Agent is a Defaulting Lender, the Borrower by notice to the Lenders and such Person or the Required Lenders by notice to the Borrower and such Person may, subject to the

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appointment of a successor as set forth herein, remove such Person as ~~an~~**the** Agent. If such Person is removed as ~~an~~**the** Agent, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8.1(a) or Section 8.1(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of such retiring Agent, and the retiring Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such retiring Agent or any of the parties to this Agreement or any holders of the Loans. Such removal will, to the fullest extent permitted by applicable law, be effective on the date a replacement Agent is appointed.

(c) Any resignation by Bank of America, N.A. as Administrative Agent pursuant to this Section 9 shall also constitute its resignation as Issuing Lender. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender, (ii) the retiring Issuing Lender shall be discharged from all of its respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuing Lender shall issue letters of credit in substitution for or to backstop the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

9.10 Authorization to Release ~~Liens and~~ Guarantees. The ~~Agents are~~**Agent is** hereby irrevocably authorized by each of the Lenders to effect any release ~~or subordination~~ of ~~Liens or~~ Guarantee Obligations **in respect of the Obligations as** contemplated by Section 10.15.

9.11 ~~Agents~~**Agent** May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to ~~any Loan Party~~**the Borrower**, to the maximum extent permitted by applicable law, ~~each~~**the** Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether ~~either~~**the** Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file a proof of claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the ~~Agents~~**Agent** (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lenders and the ~~Agents~~**Agent** and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the ~~Agents~~**Agent** under Sections 2.9, 3.3 and 10.5) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Lender to make such payments to the ~~Agents~~**Agent** and, if ~~either~~**the** Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lenders, to pay to ~~such~~**the** Agent any amount due for the reasonable compensation, expenses, disbursements and advances of such Agent and its agents and counsel, and any other amounts due to ~~such~~**the** Agent under Sections 2.9 and 10.5.

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Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Lender to authorize such Agent to vote in respect of the claim of any Lender or Issuing Lender or in any such proceeding.

9.12 Specified Hedge Agreements~~, Specified Foreign Currency L/C Agreements~~ and **Specified** Cash Management ~~Obligations~~**Arrangements**. Except as otherwise expressly set forth herein or in ~~any Security Documents~~**the Guarantee Agreement**, to the maximum extent permitted by applicable law, no Person that obtains the benefits of any guarantee by any Guarantor of ~~the Obligations or any Collateral~~**obligations** with respect to any Specified Hedge Agreement ~~or Specified Foreign Currency L/C Agreement~~ entered into by it and the Borrower or any Subsidiary Guarantor or with respect to any **obligations with respect to Specified** Cash Management ~~Obligations~~**Arrangements** owed by the Borrower or any Subsidiary Guarantor to such Person shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document ~~or otherwise in respect of the Collateral (including the release or impairment of any Collateral)~~ other than, if applicable, in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Section 9 to the contrary, ~~neither~~**the Administrative** Agent shall **not** be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, ~~Obligations~~**obligations** arising under any Specified Hedge Agreement or Specified ~~Foreign Currency L/C Agreement or with respect to~~ Cash Management ~~Obligations~~**Arrangement** unless such Agent has received written notice of such ~~Obligations~~**obligations**, together with such supporting documentation as it may request, from the applicable Person to whom such ~~Obligations~~**obligations** are owed.

9.13 Joint Bookrunners and Co-Documentation Agents. None of the Lead Arrangers, the Co-Syndication Agents or the Co-Documentation Agents shall have any duties or responsibilities hereunder in their respective capacities as such.

9.14 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower ~~or any other Loan Party~~, that at least one of the following is and will be true:

(i) such Lender is not using "plan assets" (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender's

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entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent or any of its Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto). 9.15 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Credit Party, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount. SECTION 10. MISCELLANEOUS 10.1 Amendments and Waivers. 132 [[6103614]]

(a) Except to the extent otherwise set forth in Sections 2.25, 2.26~~, 7.11~~ and 10.16, neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and ~~each Loan Party party to the relevant Loan Document~~**the Borrower** may, subject to the acknowledgment of the Administrative Agent, or, with the written consent of the Required Lenders, the ~~Agents~~**Agent** and ~~each Loan Party party to the relevant Loan Document~~**the Borrower** may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights or obligations of the ~~Agents~~**Agent**, the Issuing Lenders, the Lenders or of the ~~Loan Parties~~**Borrower** or ~~their~~**its** Subsidiaries hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or the ~~Agents~~**Agent** may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive or reduce the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date or reduce the amount of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest, fee or premium payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders) and (y) that any amendment or modification of defined terms used in the financial ratios in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (A)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the written consent of each Lender directly and adversely affected thereby; (B) amend, modify or waive any provision of paragraph (a) of this Section 10.1 without the written consent of all Lenders; (C) reduce any percentage specified in the definition of Required Lenders~~,~~ **or** consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, ~~release all or substantially all of the Collateral or release any Guarantor that is a Significant Subsidiary from its obligations under the Guarantee and Collateral Agreement,~~ in each case without the written consent of all Lenders ~~(except as expressly permitted hereby (including pursuant to Section 7.4 or 7.5) or by any Security Document)~~; (D) amend, modify or waive any provision of paragraph (a) or (c) of Section 2.18 ~~or Section 6.7 of the Guarantee and Collateral Agreement~~ without the written consent of all Lenders directly and adversely affected thereby; (E) amend, modify or waive any provision of paragraph (b) of Section 2.18 without the written consent of the Majority Facility Lenders in respect of each Facility directly and adversely affected thereby; (F) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (G) amend, modify or waive any provision of Section 9 without the written consent of the ~~Agents~~**Agent**; (H) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lenders; (I) with respect to the making of any Revolving Loan or the issuance, extension or renewal of a Letter of Credit after the Closing Date, waive any of the conditions precedent set forth in Section 5.2 without the consent of the Required Revolving Lenders (it being understood and agreed that the waiver of any Default or Event of Default effected with the requisite percentage of Lenders under the other provisions of this Section 10.1 shall be effective to waive such Default or Event of Default, despite the provisions of this clause (I) and following such waiver such Default or Event of Default shall be treated as cured for all purposes hereunder, including under Section 5.2 and this clause (I)); or (J) reduce any percentage specified in the definition of Required Revolving Lenders without the written consent of all Revolving Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the ~~Loan Parties~~**Borrower**, the Lenders, the ~~Agents~~**Agent** and all future holders of the Loans. In the case of any waiver, the ~~Loan Parties~~**Borrower**, the Lenders and the ~~Agents~~**Agent** shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing unless limited by the terms of such waiver; but no

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such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. (b) Notwithstanding the foregoing, this Agreement may be amended with the written consent of the Required Lenders, the AgentsAgent and the Borrower (i) to add one or more additional credit facilities to this Agreement (it being understood that no Lender shall have any obligation to provide or to commit to provide all or any portion of any such additional credit facility) and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (ii) to include appropriately, after the effectiveness of any such amendment (or amendment and restatement), the Lenders holding such credit facilities in any determination of the Required Lenders and Majority Facility Lenders, as applicable. (c) In addition, notwithstanding the foregoing, this Agreement may be amended, with the written consent of the AgentsAgent, the Borrower and the Lenders providing the relevant Refinancing Term Loans (as defined below), as may be necessary or appropriate, in the opinion of the Borrower and the Administrative Agent, to provide for the incurrence of Permitted Refinancing Obligations under this Agreement in the form of a new tranche of Term Loans hereunder (“Refinancing Term Loans”), which Refinancing Term Loans will be used to refinance all or any portion of the outstanding Term Loans of any Tranche (“Refinanced Term Loans”); provided that (i) the aggregate principal amount of such Refinancing Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans (plus accrued interest, fees, discounts, premiums and expenses), (ii) except as otherwise permitted by the definition of the term “Permitted Refinancing Obligations” (including with respect to maturity and amortization), all terms (other than with respect to pricing, fees and optional prepayments, which terms shall be as agreed by the Borrower and the applicable Lenders) applicable to such Refinancing Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Refinancing Term Loans than, those applicable to such Refinanced Term Loans, other than for any covenants and other terms applicable solely to any period after the Latest Maturity Date. The Borrower shall notify the Administrative Agent of the date on which the Borrower proposes that such Refinancing Term Loans shall be made, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent; provided that no such Refinancing Term Loans shall be made, and no amendments relating thereto shall become effective, unless the Borrower shall deliver or cause to be delivered documents of a type comparable to those described under clause (xivii) of Section 2.25(b). (d) In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the AgentsAgent, the Borrower and the Lenders providing the relevant Refinancing Revolving Commitments (as defined below), as may be necessary or appropriate, in the opinion of the Borrower and the Administrative Agent, to provide for the incurrence of Permitted Refinancing Obligations under this Agreement in the form of a new tranche of Revolving Commitments hereunder (“Refinancing Revolving Commitments”), which Refinancing Revolving Commitments will be used to refinance all or any portion of the Revolving Commitments hereunder (“Refinanced Revolving Commitments”); provided that (i) the aggregate amount of such Refinancing Revolving Commitments shall not exceed the aggregate amount of such Refinanced Revolving Commitments (plus accrued interest, fees, discounts, premiums and expenses), (ii) except as otherwise permitted by the definition of the term “Permitted Refinancing Obligations” (including with respect to maturity), all terms (other than with respect to pricing and fees, which terms shall be as agreed by the Borrower and the applicable Lenders) applicable to such Refinancing Revolving Commitments shall be substantially identical to, or less favorable to the Lenders providing such Refinancing Revolving Commitments than, those applicable 134 [[6103614]]

to such Refinanced Revolving Commitments, other than for any covenants and other terms applicable solely to any period after the Latest Maturity Date. ~~Any New Revolving Loans and Refinancing Revolving Commitments that have the same terms shall constitute a single Tranche hereunder.~~ The Borrower shall notify the Administrative Agent of the date on which the Borrower proposes that such Refinancing Revolving Commitments shall become effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent; provided that no such Refinancing Revolving Commitments, and no amendments relating thereto, shall become effective, unless the Borrower shall deliver or cause to be delivered documents of a type comparable to those described under clause (~~xi~~**vii**) of Section 2.25(b).

(e) [Reserved].

(f) Furthermore, notwithstanding the foregoing, if following the Closing Date, the Administrative Agent and the Borrower shall have jointly identified an ambiguity, mistake, omission, defect, or inconsistency, in each case, in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to this Agreement or any other Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof; it being understood that posting such amendment electronically on IntraLinks/IntraAgency or another relevant website with notice of such posting by the Administrative Agent to the Required Lenders shall be deemed adequate receipt of notice of such amendment.

(g) Furthermore, notwithstanding the foregoing, this Agreement may be amended, supplemented or otherwise modified in accordance with Section 10.16.

10.2 Notices; Electronic Communications.

(a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by ~~telecopy~~**facsimile or other electronic transmission**), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of ~~telecopy~~ notice **by facsimile or other electronic transmission**, when sent (except in the case of a ~~telecopy~~ notice **by facsimile or other electronic transmission** not given during normal business hours for the recipient, which shall be deemed to have been given at the opening of business on the next Business Day for the recipient), addressed as follows in the case of the Borrower, the ~~Agents~~**Agent**, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such Person or at such other address as may be hereafter notified by the respective parties hereto:

The Borrower:

Booz Allen Hamilton Inc.
8283 Greensboro Drive
McLean VA 22102
Attention: ~~Lloyd Howell~~**Laura S. Adams**
~~Telecopy: (703) 902-3011~~
Telephone: (~~703) 902-4700~~**202) 346-9186**
Email: adams_laura_s@bah.com
~~in each case with a copy to:~~

~~The Carlyle Group~~

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1001 Pennsylvania Avenue, NW
Washington, DC 20004
Attention: Ian Fujiyama
Telecopy: (202) 347-9250
Telephone: (202) 729-5426

With a copy (which shall not constitute notice) to:	Debevoise & Plimpton LLP 919 Third Avenue **66 Hudson Boulevard** New York, NY 10022**10001** Attention: Jeffrey E. Ross Telecopy: (212) 909-6836 Telephone: (212) 909-6000 **Email: jeross@debevoise.com**
Agents: **Agent:**	
For payments and requests for extensions of credit:	Bank of America, N.A. **Dedicated Servicing** **900 West Trade Street** **Gateway Village – 900 Building** Mail Code: CA4-702-02-25**NC1-026-06-04** 2001 Clayton Road, 2nd Fl. Concord, CA 94520 Attention: David Sanctis Telecopy: (704) 409-0026 Telephone: (980) 387-2466 **Charlotte, NC 28255** **Attn: Patricia Santos**
Other notices:	**Phone: 980-387-3794** **Email: patricia.santos@bofa.com** **Fax Number: 704-625-4200** **Bank of America, N.A.** **Agency Management** **900 West Trade Street** **Gateway Village – 900 Building** **Mail Code: NC1-026-06-03** **Charlotte, NC 28255** **Attn: Dianna (Dottie) Benner** **Phone: 980-386-3754** Email: david.sanctis@baml.com**Dianna.L.Benner@bofa.com**
With a copy (which shall not constitute notice) to:	Cravath Swaine & Moore LLP 825 Eighth Avenue New York, NY 10019

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137 [[6103614]] Attention: Michael Goldman Stephen Kessing Email: mgoldman skessing@cravath.com provided that any notice, request or demand to or upon the AgentsAgent, the Lenders or the Borrower shall not be effective until received. (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The AgentsAgent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. (c) The Borrower hereby acknowledges that (i) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders and the Issuing Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive information other than information that is publicly available, or not material with respect to any Parent, Investor, the Borrower or its Subsidiaries, or their respective securities, for purposes of the United States Federal and state securities laws (collectively, “Public Information”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that is Public Information and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Issuing Lenders and the Lenders to treat such Borrower Materials as containing only Public Information (although it may be sensitive and proprietary) (provided, however, that to the extent such Borrower Materials constitute Confidential Information, they shall be treated as set forth in Section 10.14); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”; provided that there is no requirement that the Borrower identify any such information as “PUBLIC.” (d) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Persons (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any Issuing Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet or notices through the Platform or any other electronic platform or electronic messaging service, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent Party or any of its Related Persons; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, any Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages). (e) Each of the Borrower, the Administrative Agent and each Issuing Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and each Issuing Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain information other than Public Information. (f) The Administrative Agent, the Issuing Lenders and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices of borrowing) believed in good faith by the Administrative Agent to be given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording. 10.3 No Waiver; Cumulative Remedies. (a) No failure to exercise and no delay in exercising, on the part of anythe Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. (b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of themBorrower shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.1 for the benefit of all the Lenders and the Issuing Lenders; provided, however, that the foregoing shall not prohibit (i) each Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, (ii) each Issuing Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Lender, as the case may be) hereunder and under the other Loan Documents, (iii) any Lender from exercising setoff rights in accordance with 10.7(b) (subject to the terms of Section 10.7(a)), or (iv) any Lender from filing proofs of claim or appearing and filing 138 [[6103614]]

pleadings on its own behalf during the pendency of a proceeding relative to any Loan Partythe Borrower under any Debtor Relief Law. 10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder. 10.5 Payment of Expenses; Indemnification. Except with respect to Taxes which are addressed in Section 2.20, the Borrower agrees (a) to pay or reimburse each Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities (other than fees payable to syndicate members) and the development, preparation, execution and delivery of this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith and any amendment, supplement or modification thereto, and, as to the AgentsAgent only, the administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements and other charges of a single firm of counsel to the AgentsAgent (plus one firm of special regulatory counsel and one firm of local counsel per material jurisdiction as may reasonably be necessary in connection with collateral matters) in connection with all of the foregoing, (b) to pay or reimburse each Lender and each Agent for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights under this Agreement, the other Loan Documents and any such other documents referred to in Section 10.5(a) above (including all such costs and expenses incurred in connection with any legal proceeding, including any proceeding under any Debtor Relief Law or in connection with any workout or restructuring), including the documented fees and disbursements of a single firm of counsel and, if necessary, a single firm of special regulatory counsel and a single firm of local counsel per material jurisdiction as may reasonably be necessary, for the AgentsAgent and the Lenders, taken as a whole and, in the event of an actual or perceived conflict of interest, where the Agent or Lender affected by such conflict informs the Borrower and thereafter retains its own counsel, one additional counsel for each Lender or Agent or group of Lenders or Agents subject to such conflict and (c) to pay, indemnify or reimburse each Lender, each Agent, each Issuing Lender, each Lead Arranger, each Joint Bookrunner and their respective Affiliates, and their respective partners that are natural persons, members that are natural persons, officers, directors, employees, trustees, advisors, agents and controlling Persons (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, costs, expenses or disbursements arising out of any actions, judgments or suits of any kind or nature whatsoever, arising out of or in connection with any claim, action or proceeding relating to or otherwise with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents referred to in Section 10.5(a) above and the transactions contemplated hereby and thereby, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrower hereunder (all the foregoing in this clause (c), collectively, the “Indemnified Liabilities”); provided that, the Borrower shall not have any obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities have resulted from (i) the gross negligence, bad faith, willful misconduct or material breach of the Loan Documents of such Indemnitee or its Related Persons as determined by a court of competent jurisdiction in a final non-appealable decision (or settlement tantamount thereto), (ii) a material breach of the Loan Documents by such Indemnitee or its Related Persons as determined by a court of competent jurisdiction in a final non-appealable decision (or settlement tantamount thereto) or (iii) disputes solely among Indemnitees or their Related Persons (it being understood that this clause (iii) shall not apply to the indemnification of an 139 [[6103614]]

Agent or Lead Arranger in a suit involving an Agent or Lead Arranger in its capacity as such that does not involve an act or omission by any Parent Company, Investor, Borrower or any of its Subsidiaries as determined by a court of competent jurisdiction in a final non-appealable decision (or settlement tantamount thereto)). For purposes hereof, a “Related Person” of an Indemnitee means (i) if the Indemnitee is anythe Agent or any of its Affiliates or their respective partners that are natural persons, members that are natural persons, officers, directors, employees, agents and controlling Persons, any of such Agent and its Affiliates and their respective officers, directors, employees, agents and controlling Persons; provided that solely for purposes of Section 9, references to each Agent’s Related Persons shall also include such Agent’s trustees and advisors, and (ii) if the Indemnitee is any Lender or any of its Affiliates or their respective partners that are natural persons, members that are natural persons, officers, directors, employees, agents and controlling Persons, any of such Lender and its Affiliates and their respective officers, directors, employees, agents and controlling Persons. All amounts due under this Section 10.5 shall be payable promptly after receipt of a reasonably detailed invoice therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to the Borrower at the address thereof set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive repayment of the Obligations. 10.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) subject to Sections 2.24 and 2.26(e), no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.6. (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may, in compliance with applicable law, assign (other than to any Disqualified Institution or a natural person) to one or more assignees (each, an “Assignee”), all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of: (A) the Borrower; provided that no consent of the Borrower shall be required for an assignment of (x) Term Loans and/or 2018 Delayed Draw Tranche A Term Commitments to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below), (y) unless no Event of Default then exists and such assignment would result in the Revolving Commitments of the Assignee (together with the Revolving Commitments of such Assignee’s Affiliates and Approved Funds) exceeding $75,000,000 in the aggregate, Revolving Loans to a Revolving Lender (other than a Defaulting Lender) or (z) any Loan or Commitment if an Event of Default under Section 8.1(a) or 8.1(f) has occurred and is continuing, any other Person and provided further, that a consent under this clause (A) shall be deemed given if the Borrower shall not have objected in writing to a proposed assignment within ten Business Days after receipt by it of a written notice thereof from the Administrative Agent; and (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund; and 140 [[6103614]]

(C) in the case of an assignment under the Revolving Facility and, each Issuing Lender. (ii) Subject to Sections 2.24 and 2.26(e), assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of (I) the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or (II) if earlier, the “trade date” (if any) specified in such Assignment and Assumption) shall not be less than (x) $5,000,000, in the case of the Revolving Facility or (y) $1,000,000, in the case of the Tranche A Term Facility or the Tranche B Term Facility, unless the Borrower and the Administrative Agent otherwise consent; provided that (1) no such consent of the Borrower shall be required if an Event of Default under Section 8.1(a) or 8.1(f) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any; (B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent and the Borrower (or, at the Borrower’s request, manually) together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); provided that only one such fee shall be payable in the case of contemporaneous assignments to or by two or more related Approved Funds; and (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire and all applicable tax forms. For the purposes of this Section 10.6, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (I) a Lender, (II) an Affiliate of a Lender, (III) an entity or an Affiliate of an entity that administers or manages a Lender or (IV) an entity or an Affiliate of an entity that is the investment advisor to a Lender. Notwithstanding the foregoing, no Lender shall be permitted to make assignments under this Agreement to any Disqualified Institutions without the written consent of the Borrower. (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be subject to the obligations under and entitled to the benefits of Sections 2.19, 2.20, 2.21, 10.5 and 10.14). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such 141 [[6103614]]

Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 10.6 (and will be required to comply therewith). (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The Borrower, the Administrative Agent, the Issuing Lenders and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement (and the entries in the Register shall be conclusive absent demonstrable error for such purposes), notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Lenders and any Lender, at any reasonable time and from time to time upon reasonable prior notice. (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee (except as contemplated by Sections 2.24 and 2.26(e)), the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder) and all applicable tax forms, the processing and recordation fee referred to in paragraph (b) of this Section 10.6 and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and promptly record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. (c) (i) Any Lender may, without the consent of any Person, in compliance with applicable law, sell participations (other than to any Disqualified Institution) to one or more banks or other entities (a “Participant”), in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly and adversely affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section 10.6, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.19, 2.20 and 2.21 (if such Participant agrees to have related obligations thereunder) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.6. Notwithstanding the foregoing, no Lender shall be permitted to sell participations under this Agreement to any Disqualified Institutions without the written consent of the Borrower. (ii) A Participant shall not be entitled to receive any greater payment under Section 2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent to such greater amounts. No Participant shall be 142 [[6103614]]

entitled to the benefits of Section 2.20 unless such Participant complies with Section 2.20(d) or (e), as (and to the extent) applicable, as if such Participant were a Lender. (iii) Each Lender that sells a participation, acting solely for U.S. federal income tax purposes as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a register on which it enters the name and addresses of each Participant, and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Unless otherwise required by the Internal Revenue Service, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the Internal Revenue Service. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement, notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (it its capacity as such) shall have no responsibility for maintaining a Participant Register. (d) Any Lender may, without the consent of or notice to the Administrative Agent or the Borrower, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 10.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto. (e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring the same (in the case of an assignment, following surrender by the assigning Lender of all Notes representing its assigned interests). (f) The Borrower may prohibit any assignment if it would require the Borrower to make any filing with any Governmental Authority or qualify any Loan or Note under the laws of any jurisdiction and the Borrower shall be entitled to request and receive such information and assurances as it may reasonably request from any Lender or any Assignee to determine whether any such filing or qualification is required or whether any assignment is otherwise in accordance with applicable law. (g) Notwithstanding anything to the contrary contained herein none of Investor, the Borrower or any of its Subsidiaries may acquire by assignment, participation or otherwise any right to or interest in any of the Commitments or Loans hereunder (and any such attempted acquisition shall be null and void). (h) Notwithstanding anything to the contrary contained herein, the replacement of any Lender pursuant to Section 2.24 or 2.26(e) shall be deemed an assignment pursuant to Section 10.6(b) and shall be valid and in full force and effect for all purposes under this Agreement. 143 [[6103614]]

(i) Any assignor of a Loan or Commitment or seller of a participation hereunder shall be entitled to rely conclusively on a representation of the assignee Lender or purchaser of such participation in the relevant Assignment and Assumption or participation agreement, as applicable, that such assignee or purchaser is not a Disqualified Institution. None of the Lead Arrangers, the Joint Bookrunners or the AgentsAgent shall have any responsibility or liability for monitoring the list or identities of, or enforcing provisions relating to, Disqualified Institutions. 10.7 Adjustments; Set off. (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or Lenders or to the Lenders under a particular Facility, if any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in Section 8.1(f), or otherwise) in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Obligations, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) after the expiration of any cure or grace periods, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final but excluding trust accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any Affiliate, branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. 10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or electronic (i.e., “pdf” or “tiff”) transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent. 10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. 144 [[6103614]]

10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the AgentsAgent and the Lenders with respect to the subject matter hereof and thereof. 10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. 10.12 Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally: (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents and any Letter of Credit to which it is a party to the exclusive general jurisdiction of the Supreme Court of the State of New York for the County of New York (the “New York Supreme Court”), and the United States District Court for the Southern District of New York (the “Federal District Court” and, together with the New York Supreme Court, the “New York Courts”), and appellate courts from either of them; provided that nothing in this Agreement shall be deemed or operate to preclude (i) anythe Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations (in which case any party shall be entitled to assert any claim or defense, including any claim or defense that this Section 10.12 would otherwise require to be asserted in a legal action or proceeding in a New York Court), or to enforce a judgment or other court order in favor of the Administrative Agent or the Collateral Agent, (ii) any party from bringing any legal action or proceeding in any jurisdiction for the recognition and enforcement of any judgment and (iii) if all such New York Courts decline jurisdiction over any person, or decline (or in the case of the Federal District Court, lack) jurisdiction over any subject matter of such action or proceeding, a legal action or proceeding may be brought with respect thereto in another court having jurisdiction; (b) consents that any such action or proceeding may be brought in the New York Courts and appellate courts from either of them, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10.12 any special, exemplary, punitive or consequential damages (provided that such waiver shall not limit the indemnification obligations of the Loan PartiesBorrower to the extent such special, exemplary, 145 [[6103614]]

punitive or consequential damages are included in any third party claim with respect to which the applicable Indemnitee is entitled to indemnification under Section 10.5). 10.13 Acknowledgments. The Borrower hereby acknowledges that: (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents; (b) neither the Agents nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders; (d) no advisory or agency relationship between it and any Agent or Lender is intended to be or has been created in respect of any of the transactions contemplated hereby, (e) the Agents and the Lenders, on the one hand, and the Borrower, on the other hand, have an arms-length business relationship, (f) the Borrower is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents, (g) each of the Agents and the Lenders is engaged in a broad range of transactions that may involve interests that differ from the interests of the Borrower and none of the Agents or the Lenders has any obligation to disclose such interests and transactions to the Borrower by virtue of any advisory or agency relationship, and (h) none of the Agents or the Lenders has advised the Borrower as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction (including, without limitation, the validity, enforceability, perfection or avoidability of any aspect of any of the transactions contemplated hereby under applicable law, including the U.S. Bankruptcy Code or any consents needed in connection therewith), and none of the Agents or the Lenders shall have any responsibility or liability to the Borrower with respect thereto and the Borrower has consulted with its own advisors regarding the foregoing to the extent it has deemed appropriate. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Agents and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. 10.14 Confidentiality. The Agents and the Lenders agree to treat any and all information, regardless of the medium or form of communication, that is disclosed, provided or furnished, directly or indirectly, by or on behalf of the Borrower or any of its Affiliates in connection with this Agreement or the transactions contemplated hereby, whether furnished before or after the Closing Date (“Confidential Information”), as strictly confidential and not to use Confidential Information for any 146 [[6103614]]

purpose other than evaluating the 2012 Transactions and negotiating, making available, syndicating and administering this Agreement (the “Agreed Purposes”). Without limiting the foregoing, each Agent and each Lender agrees to treat any and all Confidential Information with adequate means to preserve its confidentiality, and each Agent and each Lender agrees not to disclose Confidential Information, at any time, in any manner whatsoever, directly or indirectly, to any other Person whomsoever, except (1) to its partners that are natural persons, members that are natural persons, directors, officers, employees, counsel, advisors, trustees, Affiliates and other representatives (collectively, the “Representatives”), to the extent necessary to permit such Representatives to assist in connection with the Agreed Purposes (it being understood that the Representatives to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential), (2) to any pledgee referred to in Section 10.6(d) and prospective Lenders and participants in connection with the syndication (including secondary trading) of the Facilities and Commitments and Loans hereunder (excluding any Disqualified Institution), in each case who are informed of the confidential nature of the information and agree to observe and be bound by standard confidentiality terms, (3) to any party or prospective party (or their advisors) to any swap, derivative or similar transaction under which payments are made by reference to the Borrower and the Obligations, this Agreement or payments hereunder, in each case who are informed of the confidential nature of the information and agree to observe and be bound by standard confidentiality terms, (4) upon the request or demand of any Governmental Authority having or purporting to have jurisdiction over it, (5) in response to any order of any Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (6) to the extent reasonably required or necessary, in connection with any litigation or similar proceeding relating to the Facilities, (7) information that has been publicly disclosed other than in breach of this Section 10.14, (8) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender or in connection with examinations or audits of such Lender, (9) to the extent reasonably required or necessary, in connection with the exercise of any remedy under the Loan Documents, (10) to the extent the Borrower has consented to such disclosure in writing, (11) to any other party to this Agreement, or (12) by the Administrative Agent to the extent reasonably required or necessary to obtain a CUSIP for any Loans or Commitment hereunder, to the CUSIP Service Bureau. Each Agent and each Lender acknowledges that (i) Confidential Information includes information that is not otherwise publicly available and that such non-public information may constitute confidential business information which is proprietary to the Borrower and (ii) the Borrower has advised the Agents and the Lenders that it is relying on the Confidential Information for its success and would not disclose the Confidential Information to the Agents and the Lenders without the confidentiality provisions of this Agreement. All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws. Notwithstanding any other provision of this Agreement, any other Loan Document or any Assignment and Assumption, the provisions of this Section 10.14 shall survive with respect to each Agent and Lender until the second anniversary of such Agent or Lender ceasing to be an Agent or a Lender, respectively. 147 [[6103614]]

10.15 Release of Collateral and Guarantee Obligations; Subordination of Liens.Guaranty Matters. (a) At any such time as the Borrower determines in its sole discretion, the Borrower may notify the Administrative Agent of a Domestic Subsidiary that shall become a Guarantor, and thereafter shall cause such Subsidiary to become a Guarantor by executing and delivering to the Administrative Agent a counterpart of the Guarantee Agreement or such other document as the Administrative Agent shall reasonably deem appropriate for such purpose, together with all documentation and other information reasonably requested in writing by the Administrative Agent which is required under applicable “know your customer” and anti-money laundering rules and regulations (including the USA Patriot Act) and such evidence of authority and a customary legal opinion of counsel to such Guarantor as the Administrative Agent may reasonably request in connection therewith. (b) (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Disposition of Property permitted by the Loan Documents or any Loan Party becoming an Excluded Subsidiary, the CollateralAdministrative Agent shall (without notice to, or vote or consent of, any Lender, or any Affiliate of any Lender that is a party to any Specified Hedge Agreement, any or Specified Foreign Currency L/C Agreement or documentation in respect of Cash Management Obligations) execute and deliver all releases reasonably necessary or desirable to evidence the release of Liens created in any Collateral being Disposed of in such Disposition or of such Excluded Subsidiary, as applicable, and to provide notices of the termination of the assignment of any Property for which an assignment had been made pursuant to any of the Loan Documents which is being Disposed of in such Disposition or of such Excluded Subsidiary, as applicable, and toArrangement) release any Guarantee Obligations under any Loan Document of any Person being Disposed of in such Disposition or which becomes an Excluded Subsidiary, as applicable. Any representation, warranty or covenant contained in any Loan Document relating to any such Property so Disposed of (other than Property Disposed of to the Borrower or any of its Restricted Subsidiaries) or of a Loan Party which becomes an Excluded Subsidiary, as applicable, shall no longer be deemed to be repeated once such Property is so Disposed of. (c) (b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than (x) obligations in respect of any Specified Hedge Agreement, any Specified Foreign Currency L/C Agreement or Cash Management Obligations and (y) any contingent or indemnification obligations not then due) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding that is not cash collateralized or backstopped, upon the request of the Borrower, the CollateralAdministrative Agent shall (without notice to, or vote or consent of, any Lender, or any Affiliate of any Lender that is a party to any Specified Hedge Agreement, any or Specified Foreign Currency L/C Agreement or documentation in respect of Cash Management ObligationsArrangement) take such actions as shall be required to release its security interest in all Collateral, and to release all Guarantee Obligations under any Loan Document, whether or not on the date of such release there may be outstanding Obligationsobligations in respect of Specified Hedge Agreements, or Specified Foreign Currency L/C Agreements or Cash Management ObligationsArrangement or contingent or indemnification obligations not then due. Any such release of Guarantee Obligations shall be deemed subject to the provision that such Guarantee Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or 148 [[6103614]]

returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its Property, or otherwise, all as though such payment had not been made. (d) (c) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon requestif no capital markets or senior credit facilities Indebtedness of the Borrower in connection with any Liens permitted by(other than Indebtedness under the Loan Documents, the Collateral Agent shall (without notice to, or vote or consent of, any Lender) take such actions as shall be required to subordinate the Lien on any Collateral to any Lien permitted under Section 7.3. (d) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon the occurrence of an Investment Grade Event and) with an aggregate principal amount in excess of $200,000,000 is then outstanding that is guaranteed by Parent, upon the written request of the Borrower, the security interest of the Collateral Agent in the Collateral shall be automatically and unconditionally released, and the CollateralAdministrative Agent shall (without notice to, or vote or consent of, any Lender, or any Affiliate of any Lender that is a party to any Specified Hedge Agreement, any or Specified Foreign Currency L/C Agreement or documentation in respect of Cash Management Arrangement) release any Guarantee Obligations) take such actions as the Borrower may reasonably request to effect or evidence such release of Parent under the Loan Documents; provided, however, that, if thereafter the Borrower’s Investment Grade Status is not maintainedat any time following such release, Parent shall guarantee any capital markets or senior credit facilities Indebtedness of the Borrower in an aggregate principal amount in excess of $200,000,000, then, upon the written request of the Administrative Agent, Parent shall (and the Borrower shall within 60 days (procure that Parent shall) become a Guarantor by executing and delivering to the Administrative Agent a counterpart of the Guarantee Agreement or such longer period of time as may be agreed to byother document as the CollateralAdministrative Agent), cause all such released Collateral to be repledged to shall reasonably deem appropriate for such purpose, together with all documentation and other information reasonably requested in writing by the CollateralAdministrative Agent as and to the extent such Collateral was, or waswhich is required to be, pledged under the applicable Security Documents as in effect immediately prior to such release. Any release or repledge of Collateral contemplated by this Section 10.15(d) shall be at the sole cost and expense of the Borrower, and any such release shall be without recourse or warranty“know your customer” and anti-money laundering rules and regulations (including the USA Patriot Act) and such evidence of authority and a customary legal opinion of counsel to Parent as the Administrative Agent may reasonably request in connection therewith. 10.16 Accounting Changes. In the event that any Accounting Change (as defined below) shall occur and such change results in a change in the method of calculation of financial ratios, standards or terms in this Agreement, then following notice either from the Borrower to the Administrative Agent or from the Administrative Agent to the Borrower (which the Administrative Agent shall give at the request of the Required Lenders), the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. If any such notices are given then, unless the Borrower notifies the Administrative Agent that it would be unduly burdensome on the Borrower to do so (as determined in good faith by the Borrower, 149 [[6103614]]

which determination shall be conclusive), regardless of whether such notice is given prior to or following such Accounting Change, until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders and have become effective, all financial ratios, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. Any amendment contemplated by the prior sentence shall become effective upon the consent of the Required Lenders, it being understood that a Lender shall be deemed to have consented to and executed such amendment if such Lender has not objected in writing within five Business Days following receipt of notice of execution of the applicable amendment by the Borrower and the Administrative Agent, it being understood, that the posting of an amendment referred to in the preceding sentence electronically on IntraLinks/IntraAgency or another relevant website with notice of such posting by the Administrative Agent to the Required Lenders shall be deemed adequate receipt of notice of such amendment. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC, in each case, occurring after the Closing Date, including any change to IFRS contemplated by the definition of “GAAP.” 10.17 WAIVERS OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND FOR ANY COUNTERCLAIM THEREIN. 10.18 USA PATRIOT ACT. Each Lender hereby notifies the Loan PartiesBorrower that pursuant to the requirements of the USA Patriot Act (Title III of Publ. 107 56 (signed into law October 26, 2001)) (the “USA Patriot Act”), it is required to obtain, verify and record information that identifies the Loan PartiesBorrower, which information includes the name and address of such Loan Partiesthe Borrower and other information that will allow such Lender to identify the Loan PartiesBorrower in accordance with the USA Patriot Act, and the Borrower agrees to provide such information from time to time to any Lender or Agent reasonably promptly upon request from such Lender or Agent. 10.19 Effect of Certain Inaccuracies. In the event that any financial statement delivered pursuant to Section 6.1(a) or (b) or any Compliance Certificate delivered pursuant to Section 6.2(b) is inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin or Applicable Commitment Fee Rate for any period (an “Applicable Period”) than the Applicable Margin or Applicable Commitment Fee Rate for such Applicable Period, then (i) promptly following the correction of such financial statement by the Borrower, the Borrower shall deliver to the Administrative Agent a corrected financial statement and a corrected Compliance Certificate for such Applicable Period, (ii) the Applicable Margin and Applicable Commitment Fee Rate for the Test Period preceding the delivery of such corrected financial statement and Compliance Certificate shall be determined based on the corrected Compliance Certificate for such Applicable Period and (iii) the Borrower shall promptly pay to the Administrative Agent the accrued additional interest or commitment fees owing as a result of such increased Applicable Margin or Applicable Commitment Fee Rate for such Test Period. This Section 10.19 shall not limit the rights of the Administrative Agent or the Lenders hereunder, including under Section 8.1. 10.20 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the 150 [[6103614]]

maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.20 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender. 10.21 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, any Issuing Lender or any Lender, or the Administrative Agent, any Issuing Lender or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such Issuing Lender or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each Issuing Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders and the Issuing Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement. 10.22 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby, including any Borrowing Notice, shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it. 10.23 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document, each party hereto acknowledges that any liability of any Lender or Issuing Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured (all such liabilities, other than any Excluded Liability, the “Covered Liabilities”), may be subject to the Write-Down and Conversion Powers of an applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: 151 [[6103614]]

(a) the application of any Write-Down and Conversion Powers by an applicable Resolution Authority to any Covered Liabilities arising hereunder which may be payable to it by any Lender or Issuing Lender that is an Affected Financial Institution; and (b) the effects of any Bail-in Action on any such Covered Liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such Covered Liability; (ii) a conversion of all, or a portion of, such Covered Liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such Covered Liability under this Agreement or any other Loan Document; (iii) the variation of the terms of such Covered Liability in connection with the exercise of the write-down and conversion powers of any Affected Resolution Authority. Notwithstanding anything to the contrary herein, nothing contained in this Section 10.23 shall modify or otherwise alter the rights or obligations under this Agreement or any other Loan Document with respect to any liability that is not a Covered Liability. 10.24 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. 152 [[6103614]]

Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. 153 [[6103614]]